UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Soliciting Material Pursuant to §240.14a-2

COMSCORE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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11950 Democracy Drive

Suite 600

Reston, Virginia 20190

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 30, 2018

To the Stockholders of comScore, Inc.:

Notice is hereby given that the 2018 Annual Meeting of Stockholders (the “2018 Annual Meeting”) of comScore, Inc. (the “Company”) will be held at the Hyatt Regency Reston, located at 1800 Presidents Street, Reston, Virginia 20190 on Wednesday, May 30, 2018, at [•], Eastern Time for the following purposes:

1)	to elect (A) three Class III directors to serve for terms expiring at our 2019 annual meeting of stockholders, (B) two Class I directors to serve for terms expiring at our 2020 annual meeting of stockholders, and (C) three Class II directors to serve for terms expiring at our 2021 annual meeting of stockholders, in each case, to hold office until their respective successors have been duly elected and qualified;

2)	to approve, on a non-binding advisory basis, the compensation paid to our named executive officers;

3)	to recommend, on a non-binding advisory basis, whether the advisory vote on executive compensation should occur every year, every two years or every three years;

4)	to approve our 2018 Equity and Incentive Compensation Plan;

5)	to approve an amendment to our Amended and Restated Certificate of Incorporation to increase the number of shares of Common Stock authorized for issuance thereunder from 100,000,000 to 150,000,000;

6)	to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018; and

to transact any other business that is properly brought before the meeting or any adjournment or postponement thereof.

Stockholders of record at the close of business on April 13, 2018 are entitled to notice of, and to vote at, the 2018 Annual Meeting or any adjournment or postponement thereof. The presence, in person or represented by proxy, of a majority of shares of the Company’s Common Stock issued and outstanding on the record date will be required to establish a quorum at the 2018 Annual Meeting.

We are furnishing our proxy materials to our stockholders over the Internet rather than in paper form. We believe that this delivery process reduces our environmental impact and lowers the costs of printing and distributing our proxy materials without affecting our stockholders’ timely access to this important information. Accordingly, stockholders of record at the close of business on April 13, 2018 will receive a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) and will receive notice of any postponements or adjournments of the meeting. The Notice of Internet Availability is being distributed to stockholders on or about April 20, 2018.

Your vote is very important. Whether or not you plan to attend the 2018 Annual Meeting, we encourage you to read the proxy statement and vote as soon as possible. For specific instructions on how to vote your shares, please refer to the section in the proxy statement entitled “Questions and Answers About the 2018 Annual Meeting and Procedural Matters” and the instructions in the Notice of Internet Availability. If you are a stockholder of record of the Company’s Common Stock, you may cast your vote by proxy or in person at the annual meeting. If your shares are held by a bank, broker or other nominee, you should instruct such nominee on how to vote your shares.

Thank you for your continued support of comScore.

Reston, Virginia April [•], 2018	By Order of the Board of Directors, Carol A. DiBattiste General Counsel & Chief Compliance, Privacy and People Officer

COMSCORE, INC.

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 30, 2018

i

Proposal No. 5 – Approval of an Amendment to the comScore, Inc. Amended and Restated Certificate of Incorporation to Increase the Number of Shares of Common Stock Authorized for Issuance Thereunder	67
Proposal No. 6 – Ratification of Appointment of Independent Registered Public Accounting Firm	69

OTHER INFORMATION	70

Other Matters to be Presented at the Annual Meeting	70
Security Holder Communication with Board Members	70

Annex A – comScore, Inc. 2018 Equity and Incentive Compensation Plan	A-1

Annex B – Form of Certificate of Amendment of the comScore, Inc. Amended and Restated Certificate of Incorporation	B-1

ii

COMSCORE, INC.

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 30, 2018

This proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2017 are available at www.astproxyportal.com/ast/25890.

In accordance with rules and regulations adopted by the U.S. Securities and Exchange Commission (“SEC”), we are pleased to provide access to our proxy materials over the Internet to our stockholders rather than in paper form. Accordingly, a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) has been mailed to our stockholders on or about April 20, 2018. Stockholders will have the ability to access the proxy materials on the website listed above, or to request that a printed set of the proxy materials be sent to them by following the instructions in the Notice of Internet Availability. By furnishing a Notice of Internet Availability and access to our proxy materials by the Internet, we are lowering the costs and reducing the environmental impact of our annual meeting.

The Notice of Internet Availability will also provide instructions on how you may request that we send future proxy materials to you electronically by e-mail or in printed form by mail. If you elect to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by e-mail or printed form by mail will remain in effect until you terminate it. We encourage you to elect to receive future proxy materials by e-mail, which will allow us to provide you with the information you need in a more timely manner, will save us the cost of printing and mailing documents to you and will conserve natural resources.

This proxy statement and accompanying proxy card and notice are being made available or distributed to stockholders on or about April  20, 2018.

QUESTIONS AND ANSWERS ABOUT THE 2018 ANNUAL MEETING AND PROCEDURAL MATTERS

Q:	Why am I receiving these proxy materials?

A:	The Board of Directors of comScore, Inc. (the “Company,” “comScore,” “we,” “us” or “our”) has made these proxy materials available to you over the Internet, or is providing printed proxy materials to you, in connection with the solicitation of proxies for use at comScore’s 2018 Annual Meeting of Stockholders (the “2018 Annual Meeting”) to be held Wednesday, May 30, 2018, at [•], Eastern Time, and at any adjournment or postponement thereof, for the purpose of considering and acting upon the matters set forth in this proxy statement. These proxy materials are being made available or distributed to you on or about April 20, 2018. As a stockholder, you are invited to attend the 2018 Annual Meeting and are requested to vote on the proposals described in this proxy statement.

Q:	Where is the 2018 Annual Meeting?

A:	The 2018 Annual Meeting will be held at the Hyatt Regency Reston, located at 1800 Presidents Street, Reston, Virginia 20190.

Q:	Can I attend the 2018 Annual Meeting?

A:	You are invited to attend the 2018 Annual Meeting if you were a stockholder of record or a beneficial owner as of April 13, 2018 (the “Record Date”). You should bring photo identification and your Notice of Internet Availability, a statement from your bank, broker or other nominee or other proof of stock ownership as of the Record Date, for entrance to the 2018 Annual Meeting. The meeting will begin promptly at [•], Eastern Time and you should allow ample time for check-in procedures. We will not be able to accommodate guests who were not stockholders as of the Record Date at the 2018 Annual Meeting.

Q:	Who is entitled to vote at the 2018 Annual Meeting?

A:	You may vote your shares of comScore common stock (“Common Stock”) if our records show that you owned your shares at the close of business on the Record Date. At the close of business on the Record Date, there were [•] shares of Common Stock issued and outstanding and entitled to vote at the 2018 Annual Meeting. You may cast one vote for each share of Common Stock held by you as of the Record Date on each matter presented.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:	If your shares are registered directly in your name with comScore’s transfer agent, American Stock Transfer & Trust Company, you are considered, with respect to those shares, the “stockholder of record,” and the Notice of Internet Availability has been sent directly to you by comScore. As the stockholder of record, you have the right to grant your voting proxy directly to comScore or to a third party, or to vote in person at the 2018 Annual Meeting.

If your shares are held by a bank, broker or another nominee, you are considered the “beneficial owner” of shares held in “street name,” and the Notice of Internet Availability has been forwarded to you by your bank, broker or other nominee who is considered, with respect to those shares, the stockholder of record. As a beneficial owner, you have the right to direct your bank, broker or other nominee how to vote your shares. Please refer to the voting instruction card provided by your bank, broker or other nominee. You are also invited to attend the 2018 Annual Meeting. However, because a beneficial owner is not the stockholder of record, you may not vote these shares in person at the 2018 Annual Meeting unless you obtain a “legal proxy” from the bank, broker or other nominee that holds your shares, giving you the right to vote the shares at the 2018 Annual Meeting.

Q:	How can I vote my shares in person at the 2018 Annual Meeting?

A:	Shares held in your name as the stockholder of record may be voted in person at the 2018 Annual Meeting. Shares held beneficially in street name may be voted in person at the 2018 Annual Meeting only if you obtain a “legal proxy” from the bank, broker or other nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the 2018 Annual Meeting, we recommend that you also submit your vote as instructed on the Notice of Internet Availability and below, to ensure that your shares are represented and so that your vote will be counted even if you later decide not to attend the 2018 Annual Meeting. If you attend the 2018 Annual Meeting, any votes you cast at the meeting in person will supersede your proxy.

Q:	How can I vote my shares without attending the 2018 Annual Meeting?

A:	Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the 2018 Annual Meeting. If you are a stockholder of record, you may vote by submitting a proxy. If you hold shares beneficially in street name, you may vote by submitting voting instructions to your bank, broker or other nominee. For instructions on how to vote, please refer to the instructions below and those included on the Notice of Internet Availability or, for shares held beneficially in street name, the voting instructions provided to you by your bank, broker or other nominee.

By Telephone or Internet – Stockholders of record may vote by telephone or the Internet by following the instructions on the Notice of Internet Availability. If you are a beneficial owner of Common Stock held in street name, please check the voting instructions provided by your bank, broker or other nominee for telephone or Internet voting availability.

By mail – Stockholders of record may request a paper proxy card from comScore by following the procedures outlined in the Notice of Internet Availability. If you elect to vote by mail, please indicate your vote by completing, signing and dating the proxy card where indicated and by returning it in the prepaid envelope that will be included with the proxy card. Proxy cards submitted by mail must be received by the time of the meeting in order for your shares to be voted. comScore stockholders who hold shares beneficially in street name may vote by mail by completing, signing and dating the voting instructions provided by their bank, broker or other nominee and mailing them in the accompanying pre-addressed envelopes.

Q:	How many shares must be present or represented by proxy to conduct business at the 2018 Annual Meeting?

A:	The presence of the holders of a majority of the shares of Common Stock issued and outstanding and entitled to vote at the 2018 Annual Meeting shall constitute a quorum at the 2018 Annual Meeting. Such stockholders are counted as present at the meeting if (1) they are present in person at the 2018 Annual Meeting or (2) they have properly submitted a proxy.

Abstentions and broker non-votes are counted as present and entitled to vote for purposes of determining whether a quorum is present.

Q:	What proposals will be voted on at the 2018 Annual Meeting?

A:	The proposals scheduled to be voted on at the 2018 Annual Meeting are:

1)	The election of (A) three Class III directors to serve for terms expiring at our 2019 annual meeting of stockholders, (B) two Class I directors to serve for terms expiring at our 2020 annual meeting of stockholders, and (C) three Class II directors to serve for terms expiring at our 2021 annual meeting of stockholders, in each case, to hold office until their respective successors have been duly elected and qualified;

2)	The approval, on a non-binding advisory basis, of the compensation paid to our named executive officers (known as “Say on Pay”);

3)	The recommendation, on a non-binding advisory basis, of whether the advisory vote on executive compensation should occur every year, every two years or every three years (known as “Say on Frequency”);

4)	The approval of our 2018 Equity and Incentive Compensation Plan;

5)	The approval of an amendment to our Amended and Restated Certificate of Incorporation to increase the number of shares of Common Stock authorized for issuance thereunder from 100,000,000 to 150,000,000; and

6)	The ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018.

Q: What is the vote required to approve each of the proposals?

A: Proposal	Vote Required	Broker Discretionary Voting Allowed
Proposal No. 1 – Election of Directors	Plurality of votes cast	No

Proposal No. 2 – Say on Pay Advisory Vote	Affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote	No

Proposal No. 3 – Say on Frequency Advisory Vote	Affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote	No

Proposal No. 4 – Approval of 2018 Equity and Incentive Compensation Plan	Affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote	No

Proposal No. 5 – Approval of Amendment to Amended and Restated Certificate of Incorporation to Increase Number of Shares of Common Stock Authorized for Issuance	Affirmative vote of a majority of shares outstanding and entitled to vote	Yes

Proposal No. 6 – Ratification of Appointment of Independent Registered Public Accounting Firm	Affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote	Yes

Q:	How are votes counted?

A:	You may vote “FOR” or “WITHHOLD” on each of the nominees for election as director (Proposal No. 1). The nominees for director receiving the highest number of affirmative votes with respect to each class will be elected as directors for their respective term of office.

You may vote “FOR,” “AGAINST” or “ABSTAIN” on the proposals to approve, by non-binding advisory vote, executive compensation (Proposal No. 2), to approve the 2018 Equity and Incentive Compensation Plan (Proposal No. 4), to approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the number of shares of Common Stock authorized for issuance (Proposal No. 5), and to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm (Proposal No. 6). An abstention has the same effect as a vote against these proposals.

You may vote “EVERY YEAR,” “EVERY 2 YEARS,” “EVERY 3 YEARS” or “ABSTAIN” on the proposal to recommend, by non-binding advisory vote, whether the advisory vote on executive compensation should occur every year, every two years or every three years (Proposal No. 3). An abstention has the same effect as a vote against this proposal.

All shares entitled to vote and represented by properly executed proxies received prior to the 2018 Annual Meeting (and not revoked) will be voted at the 2018 Annual Meeting in accordance with the instructions indicated.

Q:	What if I do not specify how my shares are to be voted?

A:	If you are a stockholder of record and you submit a proxy, but you do not provide voting instructions, your shares will be voted as recommended by the Board of Directors.

If you are a beneficial owner and you do not provide the bank, broker or other nominee that holds your shares with voting instructions, the bank, broker or other nominee will determine if it has the discretionary authority to vote on the particular matter. Under applicable regulations, banks, brokers and other nominees have the discretion to vote on routine matters, such as Proposal No. 5 and Proposal No. 6, but do not have discretion to vote on non-routine matters, such as Proposal No. 1, Proposal No. 2, Proposal No. 3 and Proposal No. 4. Therefore, if you do not provide voting instructions to your bank, broker or other nominee, such nominee may only vote your shares on Proposal No. 5 and Proposal No. 6 and on any other routine matters properly presented for a vote at the 2018 Annual Meeting.

Q:	What is the effect of a broker non-vote?

A:	A broker non-vote with respect to a proposal occurs when shares are held by a bank, broker or other nominee for a beneficial owner and the bank, broker or other nominee does not receive voting instructions from the beneficial owner as to how to vote such shares, and the bank, broker or other nominee does not have the authority to exercise discretion to vote on such proposal. Additionally, the bank, broker or other nominee may elect not to vote shares with respect to a proposal for which it does have discretionary authority to vote on such proposal, in which case such shares would also be treated as “broker non-votes” with respect to that proposal.

Broker non-votes will be counted for purposes of calculating whether a quorum is present at the 2018 Annual Meeting, but will not be counted for purposes of determining the number of votes present in person or represented by proxy and entitled to vote with respect to a particular proposal. Thus, broker non-votes will not impact our ability to obtain a quorum and will not otherwise affect the outcome of the vote on a proposal that requires a plurality of votes cast (Proposal No. 1) or the approval of a majority of the shares present in person or represented by proxy and entitled to vote (Proposal No. 2, Proposal No. 3, Proposal No. 4 and Proposal No. 6). With respect to Proposal No. 5, a broker non-vote has the effect of a vote against the proposal.

Q:	What is the effect of not casting a vote at the 2018 Annual Meeting?

A:	If you are the stockholder of record of your shares and you do not vote by proxy card, via telephone, via the Internet or in person at the 2018 Annual Meeting, your shares will not be voted at the 2018 Annual Meeting. If you are a beneficial owner of shares held in street name, it is critical that you provide voting instructions if you want your vote to count in the election of directors (Proposal No. 1), the Say on Pay advisory vote (Proposal No. 2), the Say on Frequency advisory vote (Proposal No. 3) or the approval of the 2018 Equity and Incentive Compensation Plan (Proposal No. 4).

In the past, if you held your shares in street name and you did not indicate how you wanted your shares voted in the election of directors, your bank, broker or other nominee was allowed to vote those shares on your behalf in the election of directors at their discretion. Under current applicable regulations, your bank, broker or other nominee does not have the ability to vote your uninstructed shares in the election of directors on a discretionary basis or to vote your uninstructed shares on non-binding advisory proposals related to executive compensation. Thus, if you hold your shares in street name and you do not instruct your bank, broker or other nominee how to vote on these or other non-routine matters, no votes will be cast on your behalf. Your bank, broker or other nominee will, however, continue to have discretion to vote any uninstructed shares on the ratification of the appointment of comScore’s independent registered public accounting firm and other routine matters.

Q:	How does the Board of Directors recommend that I vote?

A:	The Board of Directors recommends that you vote your shares:

1)	“FOR” each of the nominees for election as directors (Proposal No. 1);

2)	“FOR” the approval of the compensation of the named executive officers (Proposal No. 2);

3)	“EVERY YEAR” on the frequency of future advisory votes on executive compensation (Proposal No. 3);

4)	“FOR” the approval of the 2018 Equity and Incentive Compensation Plan (Proposal No. 4);

5)	“FOR” the approval of the amendment to our Amended and Restated Certificate of Incorporation to increase the number of shares of Common Stock authorized for issuance thereunder from 100,000,000 to 150,000,000 (Proposal No. 5); and

6)	“FOR” the ratification of the appointment of Deloitte & Touche LLP as comScore’s independent registered public accounting firm for the fiscal year ending December 31, 2018 (Proposal No. 6).

Q:	What happens if additional matters are presented at the 2018 Annual Meeting?

A.	If any other matters are properly presented for consideration at the 2018 Annual Meeting, including, among other things, consideration of a motion to adjourn the 2018 Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named as proxy holders, Gregory Fink and Carol DiBattiste (each officers of the Company), or either of them, will have discretion to vote on those matters in accordance with their best judgment. Other than the matters described in this proxy statement, comScore does not currently know of any other matters that will be raised at the 2018 Annual Meeting.

Q:	Can I change my vote?

A:	If you are the stockholder of record, you may change your vote by (1) granting a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the voting methods described above (and until the applicable deadline for each voting method), (2) providing a written notice of revocation to comScore’s Corporate Secretary at comScore, Inc., 11950 Democracy Drive, Suite 600, Reston, Virginia 20190 prior to your shares being voted, or (3) attending the 2018 Annual Meeting and voting in person.

If you are a beneficial owner of shares held in street name, you may change your vote, subject to any rules your bank, broker or other nominee may have, at any time before your proxy is voted at the 2018 Annual Meeting, (1) by submitting new voting instructions to your bank, broker or other nominee or (2) if you have obtained a legal proxy from the bank, broker or other nominee that holds your shares giving you the right to vote your shares, by attending the 2018 Annual Meeting and voting in person.

Q:	What happens if I decide to attend the 2018 Annual Meeting, but I have already voted or submitted a proxy card covering my shares?

A:	You may attend the 2018 Annual Meeting and vote in person even if you have already voted or submitted a proxy card. Any previous votes that were submitted by you by proxy will be superseded by the vote you cast in person at the 2018 Annual Meeting. Please be aware that attendance at the 2018 Annual Meeting will not, by itself, revoke a proxy.

If a bank, broker or other nominee beneficially holds your shares in street name and you wish to attend the 2018 Annual Meeting and vote in person, you must obtain a legal proxy from the bank, broker or other nominee that holds your shares giving you the right to vote the shares.

Q:	What should I do if I receive more than one Notice of Internet Availability or set of proxy materials?

A:	You may receive more than one Notice of Internet Availability or set of proxy materials, including multiple copies of proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate Notice of Internet Availability or voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one Notice of Internet Availability or proxy card. Please complete, sign, date and return each comScore proxy card or voting instruction card that you receive to ensure that all your shares are voted.

Q:	Who will count the votes?

A:	comScore’s Board of Directors has designated representatives of American Stock Transfer & Trust Company, LLC, the Company’s transfer agent, to serve as inspector of election.

Q:	Where can I find the voting results of the 2018 Annual Meeting?

A:	We intend to announce preliminary voting results at the 2018 Annual Meeting and will publish final results in a Current Report on Form 8-K, which will be filed with the SEC within four (4) business days following the 2018 Annual Meeting.

Q:	Who will bear the cost of soliciting votes for the 2018 Annual Meeting?

A:	comScore will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. The Company has engaged Innisfree M&A Incorporated (“Innisfree”) to aid in the solicitation of proxies. The Company will pay Innisfree a fee of $[•] as compensation for its services and will reimburse Innisfree for its reasonable out-of-pocket expenses. Our directors, officers and employees may also solicit proxies in person or by other means of communication. Such directors, officers and employees will not be additionally compensated but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation.

If you choose to access the proxy materials and/or vote over the Internet, you are responsible for any Internet access charges you may incur.

Q:	What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?

A:	You may submit proposals, including recommendations of director candidates, for consideration at future stockholder meetings. comScore’s bylaws provide for advance notice procedures to recommend a person for nomination as a director or to propose business to be considered by stockholders at a meeting. For the 2019 annual meeting of stockholders, such nominations or proposals, other than those made by or at the direction of the Board of Directors, must be submitted in writing and received by our Corporate Secretary at our principal executive offices 11950 Democracy Drive, Suite 600, Reston, Virginia 20190 no later than January 20, 2019, which is 90 days prior to the anniversary of the expected first mailing date of notice of availability of this proxy statement. If our 2019 annual meeting of stockholders is moved more than 30 days before or after the anniversary date of our 2018 Annual Meeting, then the deadline for such nominations or proposals to be received by our Corporate Secretary is the close of business on the tenth day following the day notice of the date of the meeting was mailed or made public, whichever occurs first. Such proposals also must comply with all applicable requirements of the rules and regulations of the SEC. The chairperson of the stockholder meeting may refuse to acknowledge the introduction of your proposal if it is not made in compliance with the foregoing procedures or the applicable provisions of our bylaws. If a stockholder who has notified comScore of his or her intention to present a proposal at an annual meeting does not appear to present his or her proposal at such meeting, comScore need not present the proposal for vote at such meeting.

In addition, for a stockholder proposal to be considered for inclusion in our proxy statement for the 2019 annual meeting of stockholders, the proposal must be submitted in writing and received by our Corporate Secretary at our principal executive offices at 11950 Democracy Drive, Suite 600, Reston, Virginia 20190 no later than December 21, 2018, which is 120 days prior to the anniversary of the expected mailing date of the notice of availability of this proxy statement.

A copy of the full text of the bylaw provisions discussed above may be obtained by writing to comScore’s Corporate Secretary at our principal executive offices at 11950 Democracy Drive, Suite 600, Reston, Virginia 20190 or by accessing comScore’s filings on the SEC’s website at www.sec.gov. All notices of proposals by stockholders, whether or not to be considered for inclusion in comScore’s proxy materials, should be sent to comScore’s Corporate Secretary at our principal executive offices.

Q: How may I obtain a separate copy of the Notice of Internet Availability?

A:	If you share an address with another stockholder, each stockholder might not receive a separate copy of the Notice of Internet Availability. Stockholders may request to receive separate or additional copies of the Notice of Internet Availability by writing to comScore, Inc., 11950 Democracy Drive, Suite 600, Reston, Virginia 20190, Attention: Corporate Secretary. Stockholders who share an address and receive multiple copies of the Notice of Internet Availability can also request to receive a single copy by following the instructions above.

Q:	How may I obtain comScore’s 2017 Form 10-K and other financial information?

A:	Stockholders can access our Annual Report on Form 10-K for the year ended December 31, 2017 (the “2017 10-K”), and other financial information on the Investor Relations section of our website at www.comscore.com or on the SEC’s website at www.sec.gov. Alternatively, current and prospective investors may request a free copy of our 2017 10-K by writing to comScore, Inc., 11950 Democracy Drive, Suite 600, Reston, Virginia 20190, Attention: Corporate Secretary. We also will furnish any exhibit to the 2017 10-K if specifically requested upon payment of charges that approximate our cost of reproduction.

Q:	Who can help answer my questions?

A:	Please contact our legal department by calling 703-438-2000 or by writing to comScore, Inc., 11950 Democracy Drive, Suite 600, Reston, Virginia 20190, Attention: Legal Department.

DIRECTORS, DIRECTOR NOMINEES, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Directors, Director Nominees and Executive Officers

The names of our executive officers and directors and their ages, positions and biographies are set forth below. Also included for our directors is information regarding their service on other public company boards, and their specific experience, qualifications, attributes and skills that led to the conclusion that each director should serve on our Board of Directors (“Board”). This information is as of March 15, 2018.

Name	Age	Position

Executive Officers and Executive Director

William Livek	63	President and Executive Vice Chairman and Class II Director

Gregory Fink	51	Chief Financial Officer and Treasurer

Carol DiBattiste	66	General Counsel & Chief Compliance, Privacy and People Officer

Christopher Wilson	51	Chief Revenue Officer

Daniel Hess	49	Chief Product Officer

Joseph Rostock	55	Chief Information and Technology Operations Officer

Non-Employee Directors

Gian Fulgoni*	70	Chairman Emeritus and Class III Director

Dale Fuller	59	Class III Director

Jacques Kerrest (1)(3)	71	Class III Director

Michelle McKenna-Doyle (3)	52	Class III Director

Wesley Nichols (2)	53	Class I Director

Paul Reilly (2)(3)	61	Class I Director

Brent Rosenthal (2)	46	Class II Director

Bryan Wiener (1)	47	Class II Director

*	Not standing for re-election at the 2018 Annual Meeting.

(1)	Member of Nominating and Governance Committee

(2)	Member of Compensation Committee

(3)	Member of Audit Committee

Executive Officers and Executive Director

William (Bill) Livek has served as our President and Executive Vice Chairman since January 2016. Mr. Livek previously served as Vice Chairman and Chief Executive Officer of Rentrak Corporation, a media measurement and consumer targeting company, from June 2009 until the Company’s acquisition of Rentrak in January 2016. From December 2008 until June 2009, Mr. Livek was founder and Chief Executive Officer of Symmetrical Capital, an investment and consulting firm. From February 2007 until December 2008, he was Senior Vice President, Strategic Alliances and International Expansion, of Experian Information Solutions, Inc., a provider of information, analytical and marketing services, and was co-President of Experian’s subsidiary Experian Research Services from October 2004 to February 2007. He holds a B.S. degree in Communications Radio/Television from Southern Illinois University. Mr. Livek brings substantial industry experience and audience measurement expertise to our Board.

Gregory A. Fink has served as our Chief Financial Officer and Treasurer since October 2017 and previously served as our Executive Vice President, Finance since joining the Company earlier in October 2017. Prior to joining the Company, Mr. Fink was the Senior Vice President, Controller and Chief Accounting Officer at Fannie Mae, a government-sponsored enterprise in the mortgage industry, since 2011. Mr. Fink holds a B.S. in Business Administration with an accounting emphasis from San Diego State University and is a Certified Public Accountant.

Carol DiBattiste has served as our General Counsel & Chief Privacy and People Officer since January 2017 and as our Chief Compliance Officer since April 2017. Ms. DiBattiste previously held positions at the U.S. Department of Veterans Affairs with the Board of Veterans’ Appeals as Executive in Charge and Vice Chairman from August 2016 to January 2017, and Senior Advisor for Appeals Modernization, Office of the Secretary, from May 2016 to August 2016. Prior to that, Ms. DiBattiste served as Executive Vice President, Chief Legal, Privacy, Security, and Administrative Officer of Education Management Corporation, an operator of for-profit post-secondary educational institutions, from March 2013 through March 2016. She also served as Executive Vice President, General Counsel and Chief Administrative Officer of Geeknet, Inc., an online retailer, from April 2011 through March 2013. Ms. DiBattiste holds an L.L.M., Law from the Columbia University School of Law, a J.D. from Temple University School of Law, and a B.A., Sociology-Criminal Justice from LaSalle University.

Christopher Wilson has served as our Chief Revenue Officer since June 2017. Mr. Wilson previously served as our Executive Vice President, Commercial from January 2016 to June 2017. Prior to joining the Company, Mr. Wilson served as President, National Television at Rentrak Corporation from 2010 until the Company’s merger with Rentrak in January 2016. Mr. Wilson holds a Bachelor’s Degree in Broadcast Communications from Southern Illinois University, Carbondale.

Daniel Hess has served as our Chief Product Officer since January 2018. Mr. Hess previously served as our Executive Vice President, Products from September 2016 to December 2017. Prior to joining the Company, Mr. Hess served as an investor in and advisor to start-ups in digital media and marketing, software service and e-commerce. Previously, Mr. Hess served as Chief Corporate Development Officer of Rewards Network, a loyalty marketing and financial services company, from January 2014 to December 2014. Prior to that, Mr. Hess was Chief Executive Officer, Director and Co-Founder of Local Offer Network, Inc., a technology and marketing services company, from January 2010 to October 2013. Mr. Hess holds a B.A., Psychology from the University of Rochester.

Joseph Rostock has served as our Chief Information Officer since September 2017, and as our Chief Information and Technology Operations Officer since January 2018. Mr. Rostock is also the Principal and Founder of AllosLogic, an advisory and executive management services provider founded in 2017. Prior to joining the Company, Mr. Rostock served as Chief Technology Officer of Inovalon, Inc., a cloud-based analytics platform provider, from 2013 to 2017. Mr. Rostock holds a B.A., Radio, Television and Film from Temple University and also completed graduate studies in Computer Science at St. Joseph’s University.

Non-Executive Directors

Gian M. Fulgoni, one of our co-founders, has served as Chairman Emeritus of our Board since November 2017. Dr. Fulgoni previously served as our Chief Executive Officer from August 2016 to November 2017, Chairman Emeritus from March 2014 to August 2016, and Executive Chairman from September 1999 to March 2014. Dr. Fulgoni has served on the board of directors of PetMed Express, Inc., an online retailer, since 2002 and previously served on its board from August 1999 to November 2000. Dr. Fulgoni holds an honorary Doctor of Science and an M.A. in Marketing from the University of Lancaster and a B.Sc. in Physics from the University of Manchester. As a co-founder of the Company with substantial industry experience, Dr. Fulgoni is a valued asset to our Board.

Dale Fuller has served as a director since March 2018. Mr. Fuller has served as Chairman of the Board of Directors of MobiSocial, Inc., a Stanford-based technology startup, since January 2013. He previously served on the Board of Directors of Quantum Corporation, a data storage and systems manufacturer, from 2014 to 2016, Chairman of the Supervisory Board of AVG Technologies N.V., an Internet security and privacy software company, from 2009 to 2016, and President and Chief Executive Officer of MokaFive, a venture-backed software company, from 2008 to 2013. Mr. Fuller brings to our Board experience in the technology industry as both an executive officer and a director of private and publicly traded technology companies.

Jacques Kerrest has served as a director since June 2017. Mr. Kerrest has served as Executive Vice President and CFO of Intelsat S.A., a communications satellite services provider, since February 2016. Prior to his appointment at Intelsat, he held executive-level roles at numerous leading technology and communications companies, including ActivIdentity Corporation, Virgin Media Inc., Harte-Hanks Corporation and Chancellor Broadcasting Company. Previously, Mr. Kerrest served on the boards of directors of several public companies. Mr. Kerrest received his Master of Science Degree from Faculté des Sciences Économiques in Paris, France, and a Masters of Business Administration from Institut D’Etudes Politiques De Paris in Paris, France as well as the Thunderbird School of Global Management in Glendale, Arizona. Mr. Kerrest’s deep financial expertise and background enable him to bring valuable perspective to our Board.

Michelle McKenna-Doyle has served as a director since October 2017. Ms. McKenna-Doyle has served as Senior Vice President and Chief Information Officer of the National Football League since September 2012. She has served on the board of directors of RingCentral, Inc., a leading provider of global enterprise cloud communications and collaboration solutions, since March 2015, and Quotient Technology, a digital promotions and media company, since October 2017. She previously served on the board of directors of Insperity, Inc., a professional employer organization, from April 2015 to August 2017.    Ms. McKenna-Doyle holds a B.S. in Accounting from Auburn University and an MBA from the Crummer Graduate School of Business at Rollins College. She was formerly licensed as a Certified Public Accountant in the State of Georgia. Ms. McKenna-Doyle brings global technology management and senior leadership experience to our Board.

Wesley Nichols has served as a director since October 2017. Since January 2017, he has served as a Board Partner at Upfront Ventures, a venture capital firm. Mr. Nichols was the Senior Vice President, Strategy of Neustar, Inc., a global provider of real-time information services and analytics, from December 2015 until February 2017. Mr. Nichols co-founded MarketShare, LLC, a provider of advanced analytic solutions and software, in 2005 and served as its Chief Executive Officer from January 2005 until its acquisition by Neustar in December 2015. Mr. Nichols has served on the board of directors of BJ’s Restaurants, Inc. since December 2013, and the board of directors of TrueCar, Inc., an automotive pricing and information website, since November 2016. He holds a B.A. from Randolph-Macon College and an M.A. from Johns Hopkins University. Mr. Nichols brings extensive experience in the technology and analytics industries to our Board.

Paul Reilly has served as a director since October 2017. Mr. Reilly served as an Executive Vice President of Arrow Electronics, Inc. through his retirement in January 2017, and previously had served as its Executive Vice President, Finance and Operations, and Chief Financial Officer from 2001 through May 2016, and Head of Global Operations from 2009 through May 2016. He has served as a director of Cabot Microelectronics Corporation, a chemical mechanical planarization company, since March 2017, and Assurant, Inc., an insurance company, since June 2011. He has a B.S. in Accounting from St. John’s University and is a Certified Public Accountant. Mr. Reilly brings financial expertise and operational experience to our Board.

Brent D. Rosenthal has served as a director since January 2016. Mr. Rosenthal is the Founder of Mountain Hawk Capital Partners, LLC., an investment fund focused on small and microcap equities in the technology, media, telecom (TMT) and food industries. Mr. Rosenthal has been the Non-Executive Chairman of the board of directors of RiceBran Technologies, a food company, since July 2016. He has also served on the board of directors of SITO Mobile, Ltd., a mobile location-based media platform, since August 2016, and as Non-Executive Chairman of its board of directors since June 2017. Previously, Mr. Rosenthal was a Partner in affiliates of W.R. Huff Asset Management where he worked from 2002 to 2016. Mr. Rosenthal served as the Non-Executive Chairman of Rentrak Corporation from 2011 to 2016. He was Special Advisor to the board of directors of Park City Group from November 2015 to February 2018. Mr. Rosenthal earned his B.S. from Lehigh University and MBA from the S.C. Johnson Graduate School of Management at Cornell University. He is an inactive Certified Public Accountant. Mr. Rosenthal brings to our Board financial expertise and experience in the media industry.

Bryan Wiener has served as a director since October 2017. He currently serves as Executive Chairman of 360i, a digital marketing agency, and previously served as CEO from 2005 to 2013. Prior to that, Mr. Wiener was Co-CEO of Innovation Interactive, the privately held parent company of 360i and digital media SaaS provider IgnitionOne, from 2004 until it was acquired by Dentsu in 2010. Mr. Wiener’s experience in the digital media and marketing industry allows him to bring valuable perspective and operational experience to our Board.

Agreement with Starboard Value LP

Messrs. Nichols, Reilly and Wiener and Ms. McKenna-Doyle were each appointed to our Board in 2017 pursuant to an agreement we entered into on September 28, 2017 with Starboard Value LP and certain of its affiliates (collectively, “Starboard”). Pursuant to the agreement with Starboard and as previously disclosed, Messrs. Nichols, Reilly and Wiener and Ms. McKenna-Doyle have been nominated for election at the 2018 Annual Meeting.

Board Structure

Our Board is presently composed of nine directors and is divided into three classes (Class I, Class II and Class III) with staggered three-year terms. As previously announced, Gian Fulgoni is retiring from the Board at the 2018 Annual Meeting and is not standing for re-election. Upon Dr. Fulgoni’s retirement, the size of the Board will be reduced from nine to eight directors. Because we have not held an annual meeting for the election of directors since our 2015 annual meeting, at the 2018 Annual Meeting, our stockholders will elect: (A) three Class III directors to serve for terms expiring at our 2019 annual meeting of stockholders, (B) two Class I directors to serve for terms expiring at our 2020 annual meeting of stockholders, and (C) three Class II directors to serve for terms expiring at our 2021 annual meeting of stockholders, in each case, to hold office until their respective successors have been duly elected and qualified.

The Company’s governance framework provides the Board with flexibility to select the appropriate Board leadership structure for the Company. In making leadership structure determinations, our Board considers many factors, including the specific needs of the Company and what is in the best interests of the Company’s stockholders. The Company may have, at the discretion of the Board, a Chief Executive Officer and a Chairman of the Board. While the Board does not currently have a formal policy on whether the role of the Chief Executive Officer and Chairman of the Board should be separate, since 2016 the Board has selected its Chairman from among the independent non-employee directors, and anticipates that if the Chairman is not an independent non-employee director, the Board would designate a lead independent director. As a result of recent retirements and departures, we do not currently have a Chief Executive Officer or Chairman of the Board. However, the Board has formed a CEO Search Committee to direct the search for a new Chief Executive Officer and the Board anticipates appointing a Chairman of the Board from among its current directors concurrent with the conclusion of its search for a new Chief Executive Officer.

Standing Committees of the Board of Directors

Our Board has a standing Audit Committee, Compensation Committee and Nominating and Governance Committee. Our Board and its committees meet regularly throughout the year and also hold special meetings and act by written consent from time to time as appropriate. Our Board has determined that all committee members are independent within the meaning of the requirements of the Sarbanes-Oxley Act of 2002, The Nasdaq Stock Market (“Nasdaq”), and the rules and regulations of the SEC, as applicable. Each standing committee of our Board operates under a written charter approved by our Board, each of which is available under “Corporate Governance” on the Investor Relations section of our website at www.comscore.com. Our Board has delegated various responsibilities and authority to its committees as generally described below.

Audit Committee. We have a separately-designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934. The Audit Committee’s responsibilities include appointing and overseeing the work of our independent auditors, reviewing the adequacy of our system of internal controls and reviewing and discussing with management and the independent auditors the Company’s annual audited financial statements and quarterly unaudited financial statements. The Board has determined that each of Mr. Kerrest, Ms. McKenna-Doyle and Mr. Reilly are “audit committee financial experts” as defined under SEC rules. Designation or identification of a person as an audit committee financial expert does not impose any duties, obligations or liability that are greater than the duties, obligations or liability imposed on such person as a member of the Audit Committee and the Board in the absence of such designation or identification. We believe that the composition and functioning of our Audit Committee complies with all applicable requirements of the Sarbanes-Oxley Act of 2002 and Nasdaq and SEC rules and regulations. Our Audit Committee met 23 times (including telephonic meetings) during 2017.

Compensation Committee. The Compensation Committee reviews and approves and/or recommends to our Board the compensation and benefits for our executive officers, administers our equity compensation plans, and establishes and reviews general policies relating to compensation and benefits for our employees. Our Compensation Committee may form and delegate authority to subcommittees when appropriate, including in connection with the allocation of equity awards (subject to conditions and limitations established by the Compensation Committee). We believe that the composition and functioning of our Compensation Committee complies with all applicable requirements of the Sarbanes-Oxley Act of 2002 and Nasdaq and SEC rules and regulations. Our Compensation Committee met 13 times (including telephonic meetings) during 2017.

Nominating and Governance Committee. The Nominating and Governance Committee is responsible for, among other things, reviewing the composition and size of the Board, determining criteria for Board membership, identifying and recommending candidates for Board membership and ensuring that the Company has and follows appropriate corporate governance standards. We believe that the composition and functioning of our Nominating and Governance Committee complies with all applicable requirements of the Sarbanes-Oxley Act of 2002 and Nasdaq and SEC rules and regulations. The Nominating and Governance Committee met eight times (including telephonic meetings) during 2017.

Risk Management

Our Board has an active role, as a whole and also at the committee level, in overseeing management of our company’s risks. Our Board regularly reviews information regarding our credit, liquidity and operations, as well as the risks associated with each. Our Compensation Committee is responsible for overseeing management of risks relating to our executive compensation plans and arrangements. Our Audit Committee oversees management of financial risks. Our Nominating and Governance Committee evaluates risks associated with the independence of our Board and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, our entire Board is regularly informed about such risks through committee reports and otherwise.

Board of Directors and Committee Meeting Attendance

Our Board met 38 times (including telephonic meetings) during 2017. Each of our current directors attended at least seventy-five percent (75%) of the total number of meetings held by the Board during the period in 2017 for which he or she was a director and the total number of meetings held by each standing committee of the Board on which such individual served during the period in 2017 for which he or she served as a committee member.

Independent members of the Board regularly meet in executive session without management present.

Annual Meeting Attendance

We encourage, but do not require, our directors to attend our annual meeting of stockholders. Three of our eight then-serving directors attended our 2015 annual meeting of stockholders, which was the last annual meeting of stockholders held by the Company.

Director Nomination Process and Qualifications

Our Nominating and Governance Committee identifies director nominees by first evaluating the current members of our Board willing to continue in service. Current members with skills and experience that are important to our business and who are willing to continue in service are considered for nomination. If any member of the Board does not wish to continue in service, or if the Nominating and Governance Committee or Board decides not to nominate a member for re-election, the committee identifies the desired skills and experience of a new nominee or, where appropriate, considers whether to reduce the size of the Board. Current members of the Board and senior management are then asked for their recommendations. We have also engaged third-party search firms to identify and evaluate potential nominees.

The Nominating and Governance Committee has also considered (and will continue to consider) nominees recommended by stockholders, and any such recommendations should be forwarded to our Corporate Secretary in writing at our executive offices as identified in this proxy statement. In accordance with our bylaws, such recommendations should include the following information:

•	the name, age, business address and residence address of the proposed candidate;

•	the principal occupation or employment of the proposed candidate;

•	the class and number of shares of our stock that the proposed candidate beneficially owns;

•	a description of all arrangements or understandings between the stockholder making the recommendations and each director nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder; and

•	any other information relating to such director candidate that is required to be disclosed in solicitations of proxies for elections of directors or is otherwise required pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including without limitation such nominee’s written consent to being named in any proxy statement as a nominee and to serve as a director if elected).

While our Nominating and Governance Committee has not established specific minimum qualifications for director candidates, the committee evaluates individual director candidates based upon a number of criteria, including:

•	a high degree of personal and professional integrity;

•	commitment to promoting the long-term interests of our stockholders;

•	business experience and acumen, which may include experience in management, finance, marketing and/or accounting, with particular emphasis on technology companies;

•	adequate time to devote attention to the affairs of our company;

•	an ability to bring balance to our Board in light of our company’s current and anticipated needs and in light of the skills and attributes of the other Board members; and

•	other attributes relevant to satisfying the requirements imposed by the SEC and Nasdaq.

We believe that our Board represents a desirable mix of backgrounds, skills, and experience, and that our directors share the personal attributes of effective directors described above. While we do not have a formal written policy on director diversity, the Nominating and Governance Committee and our Board also consider diversity when reviewing the overall composition of our Board, and considering the slate of nominees for election to our Board and the appointment of individual directors to our Board. Diversity, in this context, includes factors such as experience, specialized expertise, geographic location, cultural background, gender and ethnicity.

Director and Director Nominee Independence

Our Board has determined that each of Messrs. Fuller, Kerrest, Nichols, Reilly, Rosenthal and Wiener and Ms. McKenna-Doyle is independent under the rules of the SEC and Nasdaq listing standards. Our Board also determined that each of William Engel, Russell Fradin, Lisa Gersh, Mark Harris, William Henderson, Ronald Korn, Joshua Peirez and Susan Riley was independent under the rules of the SEC and Nasdaq listing standards during his or her service as a director in 2017. Therefore, each member of the Audit Committee, Compensation Committee and Nominating and Governance Committee during 2017 was, and each current member is, independent in accordance with those rules and standards. In addition, our Board was composed of a majority of independent directors at all times during 2017. In determining the independence of our directors, our Board considered all transactions in which we and any director had any interest, including those involving payments made by us to companies in the ordinary course of business where any of our directors (or their immediate family members) serve on the board of directors or as a member of the executive management team.

Compensation Committee Interlocks and Insider Participation

During 2017, Mr. Henderson and Mr. Fradin served as members of the Compensation Committee until their resignation as directors and members of the Compensation Committee in September 2017. The Compensation Committee was reconstituted in October 2017, with Paul Reilly, Wesley Nichols, Susan Riley and Brent Rosenthal appointed as members. Ms. Riley resigned as a director and member of the Compensation Committee in March 2018.

No person who served as a member of the Compensation Committee during 2017 was an officer or employee of the Company during such year. Mr. Fradin, who served on the Compensation Committee until September 2017, previously served as Executive Vice President, Corporate Development of the Company from June 2000 to June 2004.

In 2017, none of our executive officers served on the board of directors or compensation committee of any entity that had one or more of its executive officers serving on our Board or Compensation Committee.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all directors and employees of the Company, including our principal executive officer, principal financial officer and principal accounting officer or controller. The full text of our Code of Business Conduct and Ethics is posted under “Corporate Governance” on the Investor Relations section on our website at www.comscore.com. We intend to disclose any amendments to our Code of Business Conduct and Ethics or waivers thereto that apply to our principal executive officer, principal financial officer or principal accounting officer or controller by posting such information on the same website.

Corporate Governance Guidelines

Our Board has adopted written Corporate Governance Guidelines that set forth key principles that guide its actions, including the role of any lead independent director appointed by the Board.

Stock Ownership Guidelines for Non-Employee Directors

Our Board has adopted written Stock Ownership Guidelines for Non-Employee Directors to further align the interests of our non-employee directors with the interests of our stockholders. Each non-employee director on our Board is expected to hold a number of shares of our Common Stock with a value equal to at least two times his or her annual retainer for service on our Board, exclusive of retainers for serving as a member or chair of any Board committee, and to maintain this minimum amount of stock ownership throughout his or her tenure on the Board. Directors are expected to achieve the applicable level of ownership within five years of joining the Board.

DIRECTOR COMPENSATION

During 2017, our non-employee directors were eligible to receive an annual cash retainer of $30,000 for their service on the Board of Directors. Until November 7, 2017, our Board Chair (Mr. Henderson until September 10, 2017, and Ms. Riley from September 10, 2017 until March 25, 2018) was eligible to receive an additional annual cash retainer of $120,000. On November 7, 2017, the Board approved a monthly cash stipend of $33,500 for the then-Board Chair (Ms. Riley), which temporarily replaced the annual cash retainer for such position. The Board’s approval of the temporary cash stipend was in consideration of the significant increase in responsibilities, heightened oversight and time commitment required of the Board Chair due to our then-ongoing audit process, efforts to regain compliance with SEC periodic reporting requirements, and CEO transition.

Non-employee directors were also eligible to receive annual cash retainers for their service on certain Board committees in 2017, as set forth below. Cash retainers were paid quarterly in arrears. The Special Committee was constituted on August 29, 2017, and the CEO Search Committee was constituted on October 24, 2017. Annual cash retainers for the Compensation Committee Chair and the Nominating and Governance Committee Chair were increased on November 7, 2017.

Committee	Chair (pre-Nov. 7)	Chair (post-Nov. 7)		Member
Audit	$18,000	$	N/A	$10,000
Compensation	10,000		15,000	5,000
Nominating and Governance	7,500		10,000	3,000
Special	40,000		40,000	40,000
CEO Search	10,000		10,000	10,000

On July 31, 2017, the Board approved a quarterly cash stipend of $50,000 for the then-Audit Committee Chair (Ms. Riley), which temporarily replaced the annual cash retainer for such position.

As described under Compensation Discussion and Analysis, we temporarily stopped granting equity awards to our directors and employees in 2016 as a result of our delay in filing periodic reports with the SEC. Furthermore, our 2007 Equity Incentive Plan expired by its terms in March 2017 and no new awards could be made thereunder. Consequently, our non-employee directors did not receive any equity awards in 2017.

On November 7, 2017, the Board evaluated the compensation program for non-employee directors and determined that it would be appropriate for each eligible non-employee director to receive an annual restricted stock unit (“RSU”) award of 8,320 RSUs, which is equal to $250,000 divided by the closing market price of our Common Stock on November 7, 2017 ($30.05), subject to the Company having an effective equity plan in place and being able to make such awards in accordance with applicable rules and regulations of the SEC and the terms and conditions of any applicable Company equity plan. The RSU awards would be prorated for directors who joined the Board after July 1, 2017.

Other Compensation

On September 10, 2017, we entered into the following arrangements in connection with the resignation of Messrs. Engel, Fradin, Henderson and Korn (the “Resigning Directors”) from our Board:

•	Upon the Company regaining compliance with SEC periodic reporting requirements and having an effective equity plan in place, the issuance and immediate vesting of RSUs with a value of $125,000 at the time of grant, as compensation for each Resigning Director’s service for the 2016-2017 Board term (consistent with our director compensation program for such term);

•	As compensation for each Resigning Director’s service during the 2017-2018 Board term (through the resignation date), and in consideration for such Resigning Director’s agreement to be available to assist the Company with litigation and other matters through June 30, 2018, (a) payment of $30,000 in cash to each Resigning Director on or prior to September 30, 2017, and (b) issuance of an additional $125,000 in immediately vested RSUs to each Resigning Director upon the Company regaining compliance with SEC periodic reporting requirements and having an effective equity plan in place; and

•	Acceleration and immediate vesting of 13,503 RSUs previously granted to Mr. Engel for his prior service to Rentrak.

The following table sets forth summary information concerning compensation for the non-employee members of our Board in 2017. Employee directors were not compensated for Board service in addition to their regular employee compensation. We reimbursed all directors for reasonable out-of-pocket expenses incurred in the performance of their duties as directors. Such expense reimbursements are not included as a component of compensation in the table below.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)		Option Awards ($)		All Other Compensation ($)		Total ($)
William Engel (1)	17,609	—	(2)	304,881	(3)	30,000	(4)	352,490
Russell Fradin (5)	21,087	—		—		30,000	(6)	51,087
Lisa Gersh (7)	9,096	—		—		—		9,096
Mark Harris (8)	10,237	—		—		—		10,237
William Henderson (9)	114,478	—		—		30,000	(10)	144,478
Jacques Kerrest (11)	27,119	—		—		—		27,119
Ronald Korn (12)	26,609	—		—		30,000	(13)	56,609
Michelle McKenna-Doyle (14)	10,245	—		—		—		10,245
Wesley Nichols (15)	20,217	—		—		—		20,217
Joshua Peirez (16)	9,096	—		—		—		9,096
Paul Reilly (17)	12,976	—		—		—		12,976
Susan Riley (18)	188,227	—		—		—		188,227
Brent Rosenthal	47,826	—		—	(19)	—		47,826
Bryan Wiener (20)	17,853	—		—		—		17,853

(1)	Mr. Engel resigned from the Board effective September 10, 2017.
(2)	In connection with Mr. Engel’s resignation, we agreed to the acceleration and immediate vesting of 13,503 RSUs previously granted to Mr. Engel for his prior service to Rentrak. We did not recognize incremental expense in connection with the acceleration.
(3)	Amount represents incremental expense recognized in the year of termination of service for awards granted in prior years, in connection with an extension of option exercisability for option holders who ceased providing services to the Company prior to our regaining compliance with SEC filing requirements. Assumptions used in the calculation of this amount are described in Note 13 to the consolidated financial statements included in Item 8 of the 2017 10-K. As of December 31, 2017, Mr. Engel held exercisable options with respect to 23,000 shares of our Common Stock.
(4)	Amount represents cash payment made in September 2017 in connection with Mr. Engel’s resignation from the Board.
(5)	Mr. Fradin resigned from the Board effective September 10, 2017. As of December 31, 2017, Mr. Fradin did not hold any outstanding awards with respect to our Common Stock.
(6)	Amount represents cash payment made in September 2017 in connection with Mr. Fradin’s resignation from the Board.
(7)	Ms. Gersh joined the Board on June 9, 2017 and resigned from the Board effective September 10, 2017. As of December 31, 2017, Ms. Gersh did not hold any outstanding awards with respect to our Common Stock.
(8)	Mr. Harris joined the Board on June 9, 2017 and resigned from the Board effective September 10, 2017. As of December 31, 2017, Mr. Harris did not hold any outstanding awards with respect to our Common Stock.
(9)	Mr. Henderson resigned from the Board effective September 10, 2017. As of December 31, 2017, Mr. Henderson did not hold any outstanding awards with respect to our Common Stock.
(10)	Amount represents cash payment made in September 2017 in connection with Mr. Henderson’s resignation from the Board.
(11)	Mr. Kerrest joined the Board on June 9, 2017. As of December 31, 2017, Mr. Kerrest did not hold any outstanding awards with respect to our Common Stock.

(12)	Mr. Korn resigned from the Board effective September 10, 2017. As of December 31, 2017, Mr. Korn did not hold any outstanding awards with respect to our Common Stock.
(13)	Amount represents cash payment made in September 2017 in connection with Mr. Korn’s resignation from the Board.
(14)	Ms. McKenna-Doyle joined the Board on October 16, 2017. As of December 31, 2017, Ms. McKenna-Doyle did not hold any outstanding awards with respect to our Common Stock.
(15)	Mr. Nichols joined the Board on October 3, 2017. As of December 31, 2017, Mr. Nichols did not hold any outstanding awards with respect to our Common Stock.
(16)	Mr. Peirez joined the Board on June 9, 2017 and resigned from the Board effective September 10, 2017. As of December 31, 2017, Mr. Peirez did not hold any outstanding awards with respect to our Common Stock.
(17)	Mr. Reilly joined the Board on October 3, 2017. As of December 31, 2017, Mr. Reilly did not hold any outstanding awards with respect to our Common Stock.
(18)	Ms. Riley joined the Board on June 9, 2017. As of December 31, 2017, Ms. Riley did not hold any outstanding awards with respect to our Common Stock.
(19)	As of December 31, 2017, Mr. Rosenthal held exercisable options with respect to 86,974 shares of our Common Stock.
(20)	Mr. Wiener joined the Board on October 3, 2017. As of December 31, 2017, Mr. Wiener did not hold any outstanding awards with respect to our Common Stock.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

The following Compensation Discussion and Analysis (“CD&A”) provides information regarding our executive compensation philosophy, the elements of our executive compensation program, and the factors that were considered in the compensation actions and decisions for our named executive officers during 2017. This CD&A should be read together with the compensation tables and related disclosures set forth elsewhere in this proxy statement, as well as the historical compensation disclosures set forth in the 2017 10-K.

Given the extraordinary circumstances we faced during 2016 and 2017, this CD&A, to a certain extent, does not contain information regarding the overarching philosophy, policies and practices that ordinarily would influence the design of our executive compensation program and the decisions affecting our named executive officers for 2017.

Named Executive Officers

Our named executive officers for the year ended December 31, 2017 were:

•	William Livek, our President and Executive Vice Chairman;

•	Gian Fulgoni, our former Chief Executive Officer (until November 13, 2017);

•	Gregory Fink, our Chief Financial Officer (as of October 17, 2017);

•	David Kay, our former Interim Chief Financial Officer (from September 10, 2017 until October 16, 2017);

•	David Chemerow, our former Chief Financial Officer (until September 8, 2017);

•	Carol DiBattiste, our General Counsel & Chief Compliance, Privacy and People Officer (as of January 23, 2017);

•	Christiana Lin, our former Executive Vice President, General Counsel and Chief Privacy Officer (until January 23, 2017); and

•	Michael Brown, our former Chief Technology Officer (until July 7, 2017).

Overview

Investigation and Restatement

As discussed in the 2017 10-K, in February 2016 the Audit Committee of our Board commenced an internal investigation, with the assistance of outside advisors, into certain of our accounting practices, disclosures and internal control matters. The Audit Committee subsequently concluded that (i) our previously issued, unaudited financial statements for the quarters ended March 31, June 30, and September 30, 2015, (ii) our previously issued, audited financial statements for the years ended December 31, 2014 and 2013, and (iii) our preliminary, unaudited financial statements for the quarter and year ended December 31, 2015, should no longer be relied upon.

As a result of our delay in filing periodic reports with the SEC, we temporarily stopped granting equity awards to our directors and employees (including our executive officers) in 2016, and our equity incentive plan expired in March 2017. We also restricted our directors and employees (including our executive officers) from trading in our Common Stock during our delay in filing periodic reports with the SEC. Our inability to grant equity awards and set targets for the financial measures used in our incentive compensation plans directly affected our compensation decisions for executive officers in 2017. Our 2017 compensation decisions were also impacted by the significant changes in our executive team described below. These changes led to a more individualized, situational approach to executive compensation in 2017, with decisions driven more by specific hiring and retention needs than by a holistic evaluation of our executive compensation program and corporate performance for the year.

Senior Executive Changes During 2017

Effective January 23, 2017, our Board of Directors appointed Carol DiBattiste as our General Counsel and Chief Privacy and People Officer (later expanded to General Counsel and Chief Compliance, Privacy and People Officer). Christiana Lin resigned as our Executive Vice President, General Counsel and Chief Privacy Officer on the same date. Michael Brown departed as our Chief Technology Officer on July 7, 2017.

On September 8, 2017, Mr. Chemerow resigned as our Chief Financial Officer. Our Board of Directors appointed David Kay of CrossCountry Consulting LLC (“CrossCountry”) (our accounting consultant) to serve as our Interim Chief Financial Officer following Mr. Chemerow’s departure. Mr. Kay served as Interim Chief Financial Officer until the appointment of Gregory Fink as our Chief Financial Officer effective October 17, 2017. Mr. Fink also assumed the role of principal accounting officer on December 5, 2017.

On October 25, 2017, we announced that Dr. Fulgoni would retire as our Chief Executive Officer on January 31, 2018. Dr. Fulgoni later accelerated his retirement date to November 13, 2017. Since Dr. Fulgoni’s retirement, Mr. Livek has acted as principal executive officer of the Company.

Compensation Committee Composition During 2017

During 2017, William Henderson and Russell Fradin served as members of the Compensation Committee until their resignation as directors and members of the Compensation Committee on September 10, 2017. The Compensation Committee was reconstituted on October 3, 2017, with Paul Reilly appointed as Chairman and Wesley Nichols, Susan Riley and Brent Rosenthal appointed as members. Ms. Riley resigned as a director and member of the Compensation Committee in March 2018. The Compensation Committee is currently composed of Mr. Reilly, Mr. Nichols and Mr. Rosenthal.

Our Executive Compensation Philosophy

The objective of our compensation programs for our employees, including our executive officers, is to attract and retain top talent and to ensure that the total compensation paid is fair and reasonable relative to the competitive nature of our industry. Our compensation programs are designed to motivate and reward employees for achievement of positive business results and to promote and enforce accountability.

Prior to the Audit Committee investigation in 2016, our Compensation Committee was guided by the following goals and principles in establishing compensation arrangements for our executive officers:

•	Further Align Stockholder Interests and Promote Achievement of Strategic Objectives. To further align our executive officers’ interests with those of our stockholders, the Compensation Committee believed that compensation arrangements should be tied to Company performance and growth in the value of our Common Stock.

•	Promote Achievement of Financial Goals. The Compensation Committee believed that executive compensation should be dependent on the achievement of our financial goals. Historically the Compensation Committee sought to establish target levels for our performance-based incentive compensation opportunities that were aligned with the financial targets we disclosed to stockholders.

•	Reward Superior Performance. The Compensation Committee believed that total compensation for an executive officer should be both competitive and tied to pre-established financial goals and strategic objectives, and performance exceeding target levels should be appropriately rewarded.

•	Attract and Retain Top Talent. The Compensation Committee believed that compensation arrangements should be sufficient to allow us to attract, retain and motivate executive officers with the skills and talent needed to manage our business successfully. To this end, the Compensation Committee took into consideration factors such as market analyses, experience, alternative market opportunities, and consistency with the compensation paid to others within our organization.

While the Compensation Committee continued to be guided by these principles when addressing executive compensation matters during the Audit Committee investigation and subsequent restatement and audit process, the unique and challenging circumstances we encountered in 2017 also influenced the design of compensation arrangements for our executive officers as we sought to maintain normal business operations during a period of significant uncertainty.

Following the Audit Committee investigation, our Board of Directors and the Compensation Committee determined that ensuring our executive officers prioritize and maintain a “tone at the top” that emphasizes a strong, ethical corporate culture – as well as rigorous compliance and internal controls – is an additional principle that should guide our executive compensation actions and decisions. The Compensation Committee included these objectives in its evaluation of our executive compensation program for 2017.

Compensation-Setting Process

Guided by our compensation philosophy, our Compensation Committee has generally sought to:

•	compensate our executive officers at levels at or near the median of the competitive market (as represented by our compensation peer group for the relevant period), with individual exceptions on a case-by-case basis;

•	appropriately link executive officers’ compensation to our performance and the value we deliver to our stockholders; and

•	ensure that executive officers’ compensation is equitable relative to the compensation paid to other professionals within the Company.

Overall, we seek to maintain a performance-oriented culture with compensation opportunities that reward our executive officers when we achieve or exceed our goals and objectives, while putting a significant portion of their target total direct compensation opportunities at risk in the event that our goals and objectives are not achieved.

Compensation-Setting Process in 2017

The Compensation Committee’s 2017 executive compensation actions and decisions were dramatically impacted by our inability to grant equity awards and set targets for the financial measures used in our incentive compensation plans during the Audit Committee investigation and subsequent restatement and audit process, as well as the significant changes in our executive team as described above. As a result, 2017 compensation decisions were made largely on an individualized, case-by-case basis, taking into consideration the situation that confronted the Company at the time that we needed to appoint a new executive officer, address the circumstances relating to a departing executive officer, or respond to the incentive and retention challenges that were presented for continuing executive officers.

Role of Compensation Committee

The members of our Compensation Committee are appointed by our Board of Directors to oversee our executive compensation program. At all times during 2017, the Compensation Committee was composed entirely of directors who were “outside directors” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), “non-employee directors” for purposes of Exchange Act Rule 16b-3, and “independent directors” under the listing standards of the Nasdaq Stock Market, which we continue to elect to follow.

Pursuant to its charter, the Compensation Committee approves, oversees and interprets our executive compensation program and related policies and practices, including our equity program and other compensation and benefits programs. The Compensation Committee is also responsible for establishing the compensation packages of our executive officers and ensuring that our executive compensation program is consistent with our compensation philosophy and corporate governance guidelines.

Generally, each year the Compensation Committee takes the following actions in the discharge of its responsibilities:

•	reviews the corporate goals and objectives of, and performance of and total compensation earned by or awarded to, our principal executive officer, independent of input from our principal executive officer;

•	examines the performance of our other executive officers with assistance from our principal executive officer and approves total compensation packages for them that it believes to be appropriate and consistent with those generally found in the marketplace for executives in comparable positions;

•	regularly holds executive sessions without management present; and

•	engages a compensation consultant to review our executive compensation policies and practices, provide analysis of the competitive market for executive compensation, and make recommendations regarding the elements of our executive officer compensation packages.

As part of its decision-making process, the Compensation Committee evaluates comparative compensation data, including base salary, short-term and long-term incentive compensation (including equity awards) and other compensation components from similarly situated companies. Historically, the Compensation Committee has determined the target total direct compensation opportunities for each executive officer after considering the following key factors:

•	how much we would be willing to pay to retain the executive officer;

•	how much we would expect to pay in the marketplace to replace the executive officer;

•	how much the executive officer could otherwise command in the employment marketplace;

•	past performance, as well as the strategic value of the executive officer’s future contributions; and

•	internal parity.

In 2017, the Compensation Committee also considered the recommendations of our then Chief Executive Officer, who periodically reviewed competitive market data, individual performance, and changes in roles or responsibilities of our other executive officers and proposed adjustments to their executive compensation packages based on this review. The Chief Executive Officer did not and does not participate in discussions or make recommendations with respect to his or her own compensation. By evaluating the comparative compensation data in light of the foregoing factors, the Compensation Committee sought to tailor its compensation decisions to the specific needs and responsibilities of the particular position, and the unique qualifications of the individual executive officer.

Due to the commencement of the Audit Committee investigation in February 2016, the continuation of the restatement and audit process through 2017, and the significant executive team changes described above, the Compensation Committee did not undertake its regular annual review of our executive compensation program and each individual executive officer’s compensation during the first quarter of 2017. Instead, compensation actions and decisions for our named executive officers for 2017 were taken as described below.

Role of Compensation Consultant

The Compensation Committee is authorized to retain the services of one or more executive compensation advisors from time to time, as it determines in its discretion, in connection with the discharge of its responsibilities. The Compensation Committee retained the services of Compensia, Inc., a national compensation consulting firm (“Compensia”), for this purpose during 2017. Compensia served at the discretion of and reported directly to the Compensation Committee. Compensia did not provide any services to us or our management in 2017 other than those provided to the Compensation Committee and Board of Directors as described below.

In 2017, Compensia assisted the Compensation Committee by providing the following services:

•	reviewing our compensation peer group;

•	reviewing and analyzing market data related to the base salaries, short-term incentives, and long-term incentive compensation levels of our then Chief Executive Officer and other executive officers;

•	reviewing and analyzing severance and post-employment compensation arrangements for certain executive officers;

•	evaluating equity plan design, metrics and pending equity award value and share usage; and

•	reviewing our Compensation Discussion and Analysis.

Compensia ceased providing services to the Compensation Committee in September 2017, after which time the Compensation Committee retained Meridian Capital Partners, LLC (“Meridian”) to assist in the discharge of its responsibilities. Meridian serves at the discretion of and reports directly to the Compensation Committee. Meridian did not provide any services to us or our management in 2017 other than those provided to the Compensation Committee and Board of Directors as described below.

In 2017, Meridian assisted the Compensation Committee and Board of Directors by providing the following services:

•	reviewing key considerations for the Compensation Committee in overseeing our executive compensation program;

•	analyzing market data related to the base salaries, short-term incentives, and long-term incentive compensation levels of our executive officers;

•	reviewing the compensation of our then-Board Chair and the Board of Directors, as well as the compensation paid to directors for Board committee service; and

•	evaluating equity plan design and metrics for future years.

The prior Compensation Committee (serving until September 2017) considered all relevant factors relating to the independence of Compensia, including but not limited to applicable SEC rules and Nasdaq listing standards on compensation consultant independence, and concluded that the work performed by Compensia did not raise any conflict of interest in 2017. The Compensation Committee as reconstituted in October 2017 considered all relevant factors relating to the independence of Meridian, including but not limited to applicable SEC rules and Nasdaq listing standards on compensation consultant independence, and concluded that the work performed by Meridian did not raise any conflict of interest in 2017.

Competitive Market Data

In February 2017, the Compensation Committee requested that Compensia review our compensation peer group and recommend any appropriate updates, including the replacement of peer companies that had been acquired or were no longer appropriate from a size or business focus perspective. After discussions with the Compensation Committee and management, as well as its own analysis, Compensia recommended and the Compensation Committee selected the following compensation peer group for use in 2017. At the time the Compensation Committee evaluated the 2017 peer group, our revenue approximated the median and our market capitalization approximated the 40th percentile of the peer group.

2U	New Relic
BroadSoft	Progress Software
Cornerstone OnDemand	Proofpoint
CoStar Group	Synchronoss Technologies
Fair Isaac	TiVo
Imperva	Ultimate Software Group
j2 Global	Web.com Group
LogMeIn	WebMD Health
MicroStrategy

Using data collected from these companies, as well as data from Radford executive compensation surveys for similarly-sized companies (with revenues ranging from half to twice our revenues), Compensia, and later Meridian, prepared reports for the Compensation Committee in 2017 that analyzed the compensation levels of certain executive officers against the competitive market.

Stockholder Advisory Vote on Executive Compensation

We conducted a non-binding stockholder advisory vote on the compensation of our named executive officers (known as a “say-on-pay” vote) for the year ended December 31, 2014 at the last annual meeting of stockholders that we held, which was in July 2015. While our stockholders expressed support for the 2014 compensation of our named executive officers, with approximately 67 percent of the votes cast for approval of this proposal, this result was lower than the support for our named executive compensation for the prior year.

Due to the Audit Committee investigation and subsequent restatement and audit process, we did not hold an annual meeting of stockholders or conduct a say-on-pay vote in 2016 or 2017, nor did the Compensation Committee conduct a comprehensive review of our executive officer compensation for those years in the context of the say-on-pay vote results from 2015. In evaluating executive compensation for future years, the Compensation Committee intends to consider the results of upcoming say-on-pay votes and other feedback from our stockholders, as well as critiques from stockholder advisory firms.

Executive Compensation Elements

Our executive compensation program has historically consisted of three primary elements: base salary, annual incentive compensation opportunities and long-term incentive compensation opportunities. We also offer health and welfare benefits and certain separation-related benefits. Although we have not had a formal policy for allocating executive compensation among the primary compensation elements, the Compensation Committee has sought to provide compensation opportunities that were consistent with our compensation philosophy of further aligning executive and stockholder interests, promoting achievement of our financial goals and strategic objectives, rewarding superior performance, and attracting and retaining top talent.

To this end, base salary decisions in 2017 were guided primarily by our objective of attracting and retaining top executive talent. As in prior years, we used base salary to recognize the experience, skills, knowledge and responsibilities required of each executive officer, as well as to reflect competitive market practice. In contrast to base salary, our other direct compensation elements (both annual and long-term incentives) were historically distributed in the form of equity awards. The Compensation Committee believed that by using equity to compensate our executive officers for completing the objectives in our annual operating plan, and then by positioning them to share in the long-term results of their efforts, we could further align their interests with our stockholders and promote achievement of our strategic and financial goals. The Compensation Committee is evaluating the appropriate vehicles and metrics for incentive compensation in 2018 and future years.

As discussed above, we temporarily stopped granting equity awards to our directors and employees, including our executive officers, in 2016. This decision was due to our delay in filing periodic reports with the SEC and was not the result of a change in our compensation philosophy at that time. Subsequently, our equity incentive plan expired in March 2017, and we have not made any equity awards to directors or employees, including our executive officers, since that plan’s expiration. The Compensation Committee intends to resume using equity to compensate our directors and employees, including our executive officers, after we have a new equity plan in place. This may include consideration of compensation opportunities lost during the period that we were unable to grant equity awards in 2016 and 2017.

Executive Compensation Actions and Decisions for 2017

Due to the ongoing restatement and audit process in 2017, the Compensation Committee did not establish formal annual or long-term incentive award opportunities for our executive officers for 2017. We also continued to experience significant changes to our executive team in 2017. As a result, except as described below, the Compensation Committee did not conduct a programmatic review of our executive compensation program for 2017 and instead based its executive compensation decisions on specific hiring and retention needs.

General Counsel Transition

Effective January 23, 2017, Ms. DiBattiste was appointed as our General Counsel and Chief Privacy and People Officer (later expanded to General Counsel and Chief Compliance, Privacy and People Officer). On the same date, Ms. Lin resigned as our Executive Vice President, General Counsel and Chief Privacy Officer and transitioned to a consulting role with the Company.

Ms. DiBattiste’s appointment included the following initial compensation arrangements:

•	An annual base salary in the amount of $350,000;

•	A sign-on bonus in the amount of $200,000, paid in equal installments in April 2017 and July 2017;

•	An RSU award equal to $1,000,000, to be granted after the Company regained compliance with its SEC reporting obligations and has a valid equity plan in place;

•	Participation in our incentive compensation programs for our executive officers as approved from time to time by the Board of Directors; and

•	A Change of Control and Severance Agreement with the Company, the material terms and conditions of which are described under “Payments Upon Termination or Change in Control” below.

In connection with Ms. Lin’s resignation, we entered into a Separation and General Release Agreement with Ms. Lin, pursuant to which she received payments equal to her then-current base salary for a period of 12 months, commencing on February 2, 2017, as well as payment of premiums for eligible continuation healthcare coverage for the same period. These payments and benefits are consistent with the payments and benefits contemplated by Ms. Lin’s Change of Control and Severance Agreement.

We also entered into a Consulting Agreement with Ms. Lin, pursuant to which Ms. Lin agreed to assist the Company during a transition period and to be available for additional assistance and cooperation. Ms. Lin received a consulting fee of $83,333 per month during her consulting term, which began on February 2, 2017 and ended on August 2, 2017.

Chief Executive Officer Compensation

In February 2017, the Compensation Committee and Dr. Fulgoni agreed that Dr. Fulgoni would not receive any additional cash compensation for his service as our Chief Executive Officer in 2016 and 2017. Instead, the Compensation Committee agreed that Dr. Fulgoni would receive a long-term equity incentive award equal to $3,000,000 in time-based RSUs, to be issued after the Company regained compliance with its SEC reporting obligations and has a valid equity plan in place. The Compensation Committee agreed to provide for annual vesting of the award over three years, retroactive to Dr. Fulgoni’s appointment as Chief Executive Officer in August 2016, with accelerated vesting of the RSUs in the event of a change in control of the Company or if Dr. Fulgoni were not reelected as a director at the end of his current term. The Compensation Committee made these decisions after consideration of analyses prepared by, and discussions with, its compensation consultant.

Base Salary Changes

In April 2017, the Compensation Committee reviewed the base salaries of our executive officers (other than Dr. Fulgoni) in the context of competitive market data and the executive officers’ roles and responsibilities within the Company. After consideration of an analysis prepared by its compensation consultant, and the recommendations of Dr. Fulgoni, the Compensation Committee increased the annualized base salaries of certain named executive officers as follows:

Name	Previous Salary	Percentage Increase	New Salary
David Chemerow	$345,780	4.0%	$359,611
Carol DiBattiste	350,000	10.0%	385,000
Michael Brown	306,000	8.0%	330,480

Chief Technology Officer Transition

In June 2017, we announced a reorganization of our technology and product team pursuant to which Mr. Brown, our Chief Technology Officer, transitioned from his executive officer role effective July 7, 2017 but continued to assist the Company as a consultant for three months to facilitate the reorganization.

In connection with the reorganization, we entered into a Separation and General Release Agreement with Mr. Brown, pursuant to which he will receive payments equal to his then-current base salary for a period of 12 months from July 7, 2017, as well as payment of premiums for eligible continuation healthcare coverage for the same period. These payments and benefits are consistent with the payments and benefits contemplated by Mr. Brown’s Change of Control and Severance Agreement.

We also entered into a Consulting Agreement with Mr. Brown, pursuant to which Mr. Brown agreed to assist the Company during a transition period from July 10, 2017 until October 13, 2017. Mr. Brown received a consulting fee of $50,000 per month during his consulting term.

Chief Financial Officer Transition

On September 8, 2017, Mr. Chemerow resigned as our Chief Financial Officer. We entered into a Separation and General Release Agreement with Mr. Chemerow, pursuant to which he will receive payments totaling approximately $650,000, payable over a 17-month period, as well as payment of premiums for eligible continuation healthcare coverage for up to 18 months and continued vesting of his outstanding RSU awards through August 2020.

Following Mr. Chemerow’s resignation, our Board of Directors appointed Mr. Kay to serve as our Interim Chief Financial Officer effective September 10, 2017. Mr. Kay received no direct compensation for serving as Interim Chief Financial Officer. Instead, the Company entered into an interim services agreement with CrossCountry, of which Mr. Kay is a managing partner, to pay CrossCountry $60,000 per month during the term of the interim services agreement. Mr. Kay’s term as Interim Chief Financial Officer ended on October 16, 2017, after which he has continued to provide consulting services to the Company on behalf of CrossCountry.

Our Board of Directors appointed Mr. Fink as our Chief Financial Officer effective October 17, 2017. In connection with Mr. Fink’s appointment, the Compensation Committee approved the following compensation arrangements for him:

•	An annual base salary in the amount of $390,000;

•	A sign-on bonus in the amount of $800,000 in RSUs, to be granted after the Company regained compliance with its SEC reporting obligations and has a valid equity plan in place;

•	A prorated bonus for 2017 based on a target of 75% of his base salary for 2017;

•	Beginning in 2018, participation in our incentive compensation programs for our executive officers as approved from time to time by the Board of Directors; and

•	A Change of Control and Severance Agreement with the Company, the material terms and conditions of which are described under “Payments Upon Termination or Change in Control” below.

Special Bonus

On September 26, 2017, our Board of Directors approved a special performance and retention bonus in the amount of $1,500,000 for Ms. DiBattiste, our General Counsel and Chief Compliance, Privacy and People Officer, in recognition of her extraordinary efforts in reaching settlement terms in certain of our outstanding litigation. The first $500,000 installment of the special bonus was paid in October 2017, and the second was paid in January 2018. The final installment will be paid in September 2018, subject to Ms. DiBattiste’s continued employment through the payment date.

Chief Executive Officer Retirement

On October 25, 2017, we announced that Dr. Fulgoni would retire as our Chief Executive Officer (“CEO”) on January 31, 2018 and would not stand for reelection to our Board of Directors when his current term ends. Dr. Fulgoni later accelerated his CEO retirement date to November 13, 2017.

In connection with Dr. Fulgoni’s retirement, we entered into a Retirement and Transition Services Agreement pursuant to which Dr. Fulgoni will continue to serve as a member of our Board of Directors until the earlier of a permanent, full-time successor CEO taking office or our 2018 annual meeting of our stockholders. Dr. Fulgoni was also named Chairman Emeritus, and he will serve as Special Advisor to the Chair of the Board and the CEO following the conclusion of his service on the Board of Directors. As Special Advisor, Dr. Fulgoni will provide assistance and cooperation to the Company, our Board of Directors, and our senior management team until November 13, 2018.

The Board of Directors agreed to provide Dr. Fulgoni with the following compensation and benefits pursuant to the Retirement and Transition Services Agreement:

•	All accrued salary and accrued and unused paid time off earned through his retirement date;

•	Payment of premiums for eligible continuation healthcare coverage for up to 18 months from his retirement date;

•	Vesting in full (on his retirement date) of all outstanding RSU awards previously granted under our equity incentive plan; and

•	Issuance of $4,000,000 in fully vested RSUs as compensation for his services as CEO from August 2016 through his retirement date (for which he had not otherwise been separately compensated), subject to the Company’s compliance with SEC reporting requirements.

In approving this arrangement, the Board of Directors considered the previous analyses and deliberations by the Compensation Committee described under “Chief Executive Officer Compensation” above.

Cash Bonuses

In March 2018, the Compensation Committee approved cash bonus awards for certain named executive officers as set forth below:

Name	Bonus Amount
William Livek	$444,000
Gregory Fink	73,125
Carol DiBattiste	308,000

Each named executive officer’s bonus was determined by the Compensation Committee based on an evaluation of that individual’s performance during 2017. In the case of Mr. Livek, the Compensation Committee considered his leadership and contributions in maintaining normal business operations during a time of great change for the Company, particularly following Dr. Fulgoni’s retirement in 2017. For Mr. Fink, the Compensation Committee considered his effectiveness in managing our finance/accounting organization and driving to completion of our multi-year audit process. (Mr. Fink’s bonus was prorated for his October 2017 start date.) Finally, for Ms. DiBattiste, the Compensation Committee considered her contributions and leadership in addressing the litigation, compliance and governance matters we faced in 2017.

Other Compensation Elements

Benefits and Perquisites

We provide the following health and welfare benefits to our executive officers on the same basis as our other U.S. employees:

•	medical and dental insurance;

•	life insurance;

•	short-term and long-term disability insurance; and

•	a 401(k) plan with a company matching feature.

These benefits are consistent with those offered by other companies, including those with whom we compete for executive talent.

In general, we do not provide significant perquisites or other personal benefits to our executive officers, and we do not view perquisites and personal benefits as a material element of our executive compensation program. We occasionally provide benefits, however, for retention purposes or to accommodate specific, and usually temporary, circumstances of executives who do not reside near their work locations.

Change of Control and Severance Agreements

Our executive officers are parties to agreements that provide for certain payments and benefits to them in the event of a termination of their employment or a change in control of the Company. We believe these arrangements are valuable retention tools that are particularly necessary in an industry, such as ours, where there is frequent market consolidation. We recognize that it is possible that we may be subject to a change in control, and that this possibility could result in a sudden departure or distraction of our key executive officers to the detriment of our business. We believe that these arrangements help to encourage and maintain the continued focus and dedication of our executive officers to their assigned duties to maximize stockholder value, notwithstanding the possibility or occurrence of a change in control of the Company. We also believe that these arrangements are competitive with arrangements offered to senior executives at companies with whom we compete for executive talent and are necessary to attract and retain critical members of management. These arrangements do not contain any tax reimbursement or tax “gross up” provisions for our executive officers.

The material terms and conditions of our executive change of control and severance agreements are discussed under “Payments Upon Termination or Change in Control” below.

Other Compensation Policies

Hedging Prohibition

We have adopted and maintain a formal policy that prohibits hedging and similar transactions to ensure that the members of our leadership team (including our executive officers) and the non-employee members of our Board of Directors bear the full risks of ownership of our Common Stock.

Pledging Prohibition

We have adopted and maintain a formal policy that prohibits the pledging of our equity securities as collateral for loans to ensure that a foreclosure on such securities would not trigger inadvertent insider trading violations.

Compensation Risk Assessment

Our Compensation Committee and management have considered whether our current compensation programs for employees create incentives for excessive or unreasonable risks that could have a material adverse effect on the Company. This has included consideration of the Audit Committee investigation findings and the internal control weaknesses identified by management as of December 31, 2017, as described in Item 9A of the 2017 10-K, as well as our plans to specify maximum payouts for incentive compensation, use multiple performance metrics and measurement periods, and require Compensation Committee review and validation of results and payouts for 2018 and future years. We believe that our compensation programs, as currently designed, are consistent with practices for our industry and that risks arising from our compensation policies and practices are not reasonably likely to have a material adverse effect on the Company. In structuring future compensation programs and decisions, the Compensation Committee will continue to monitor whether our risk management objectives are being met with respect to incentivizing our employees.

Tax and Accounting Implications

Deductibility of Executive Compensation

Generally, Section 162(m) of the Code disallows public companies a tax deduction for federal income tax purposes of remuneration in excess of $1 million paid to certain executive officers. Pursuant to tax law changes effective in 2018, these executive officers will include a public company’s chief executive officer, chief financial officer, and each of the three other most highly-compensated executive officers whose compensation is required to be disclosed to stockholders under the Securities Exchange Act of 1934 in any taxable year. In making compensation decisions, the Compensation Committee considers the potential effects of Section 162(m) on the compensation paid to our named executive officers.

Accounting for Stock-Based Compensation

We follow Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC Topic 718”) for our stock-based compensation awards. ASC Topic 718 requires companies to measure the compensation expense for all share-based payment awards made to employees and directors, including stock options and RSU awards, based on the grant date fair value of these awards. ASC Topic 718 also requires companies to recognize the compensation cost of their stock-based compensation awards in their income statements over the period that an award recipient is required to render service in exchange for the award.

Consistent with ASC Topic 718, we recognized incremental stock-based compensation expense in 2016 and 2017 in connection with an extension, approved by our Board of Directors in April 2016, of the exercisability of outstanding stock options during our delay in filing periodic reports with the SEC.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this proxy statement with the Company’s management. Based its review of, and discussions with management with respect to, the Compensation Discussion and Analysis, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee

Paul Reilly, Chairman

Wesley Nichols

Brent Rosenthal

The foregoing Compensation Committee report shall not be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, and shall not otherwise be deemed filed under these acts, except to the extent we specifically incorporate by reference into such filings.

COMPENSATION TABLES

2017 Summary Compensation Table

The following table sets forth summary information concerning compensation for the following persons: (i) all persons serving as our principal executive officer during 2017, (ii) all persons serving as our principal financial officer during 2017, (iii) the next most highly compensated executive officer who was serving as of December 31, 2017 (we had no other executive officers as of December 31, 2017), and (iv) two additional individuals who served as executive officers during 2017 but were not serving as of December 31, 2017. We refer to these persons as our “named executive officers” for 2017 elsewhere in this proxy statement. The following table includes all compensation earned by the named executive officers for the respective periods, regardless of whether such amounts were actually paid during the period.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)(1)	Option Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
William Livek (4) President (Principal Executive Officer)	2017 2016	443,700 409,245	444,000 —	(5)	— 356,000	— —	3,090 4,655	890,790 769,900
Gian Fulgoni (6) Former Chief Executive Officer	2017 2016 2015	191,186 220,000 220,082	— — —		— — 530,000	— — —	703 3,919 345	191,889 223,919 750,427
Gregory Fink (7) Chief Financial Officer	2017	95,875	73,125	(8)	—	—	52	169,052
David Kay (9) Former Interim Chief Financial Officer	2017	—	—		—	—	69,350	69,350
David Chemerow (10) Former Chief Financial Officer	2017 2016	244,456 318,260	100,000 64,834	(11)	— 1,276,850	4,411,746 —	139,502 19,099	4,895,704 1,679,043
Carol DiBattiste (12) General Counsel & Chief Compliance, Privacy and People Officer	2017	355,590	2,008,000	(13)	—	—	3,320	2,366,910
Christiana Lin (14) Former Executive Vice President, General Counsel and Chief Privacy Officer	2017 2016 2015	30,317 347,985 346,299	— — —		— — 1,010,989	496,761 — —	838,213 3,787 2,204	1,365,291 351,772 1,359,492
Michael Brown (15) Former Chief Technology Officer	2017 2016 2015	166,005 306,000 305,983	100,000 45,900 —	(16)	— — 829,500	191,086 — —	330,060 4,230 2,630	787,151 356,130 1,138,113

(1)	Amounts represent the aggregate grant date fair value of stock awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation – Stock Compensation (“FASB ASC Topic 718”). Assumptions used in the calculation of these amounts are described in Note 13 to the consolidated financial statements included in Item 8 of the 2017 10-K.
(2)	Amounts represent incremental expense recognized in the year of termination of employment for awards granted in prior years, in connection with an extension of option exercisability for all employees who ceased employment prior to our regaining compliance with SEC filing requirements. Assumptions used in the calculation of these amounts are described in Note 13 to the consolidated financial statements included in Item 8 of the 2017 10-K.
(3)	Amounts for 2017 consisted of (a) matching contributions by us to the named executive officers’ 401(k) plan accounts, (b) payment of life insurance premiums on behalf of the named executive officers, (c) severance benefits of $104,887 for Mr. Chemerow, $318,986 for Ms. Lin, and $165,240 for Mr. Brown, (d) COBRA benefits of $4,018 for Mr. Chemerow, $18,862 for Ms. Lin, and $9,510 for Mr. Brown, (e) attorneys’ fees of $27,474 for Mr. Chemerow in connection with his resignation; (f) consulting fees of $500,000 for Ms. Lin and $152,530 for Mr. Brown, and (g) fees of $69,350 paid to CrossCountry Consulting LLC pursuant to an interim services agreement in connection with Mr. Kay’s service as Interim Chief Financial Officer.
(4)	Appointed President and Executive Vice Chairman effective January 29, 2016; has acted as our principal executive officer since Dr. Fulgoni’s retirement on November 13, 2017.
(5)	Amount reflects a cash performance bonus awarded by the Compensation Committee on March 14, 2018 based on an evaluation of Mr. Livek’s contributions during 2017.

(6)	Appointed Chief Executive Officer effective August 5, 2016 and retired effective November 13, 2017. 2015 and 2016 amounts include compensation from Dr. Fulgoni’s prior role with the Company.
(7)	Appointed Chief Financial Officer effective October 17, 2017.
(8)	Amount reflects a cash performance bonus awarded by the Compensation Committee on March 14, 2018 based on an evaluation of Mr. Fink’s contributions during 2017.
(9)	Served as Interim Chief Financial Officer from September 10, 2017 to October 16, 2017.
(10)	Appointed Chief Financial Officer effective August 5, 2016 and resigned effective September 8, 2017. 2016 amounts include compensation from Mr. Chemerow’s prior role with the Company.
(11)	Amount reflects a cash bonus awarded by the Compensation Committee on March 20, 2017, designed to be consistent with the value of the time-based equity incentive awards granted in previous years.
(12)	Appointed General Counsel & Chief Privacy and People Officer effective January 23, 2017 (later expanded to General Counsel & Chief Compliance, Privacy and People Officer).
(13)	Amount reflects (a) a cash sign-on bonus of $200,000, paid in equal installments on April 2017 and July 2017, (b) a cash performance and retention bonus of $1,500,000, payable in equal installments in October 2017, January 2018 and September 2018 in recognition of Ms. DiBattiste’s efforts in reaching settlement terms in certain of our outstanding litigation, and (c) a cash performance bonus awarded by the Compensation Committee on March 14, 2018 based on an evaluation of Ms. DiBattiste’s contributions during 2017.
(14)	Resigned as Executive Vice President, General Counsel and Chief Privacy Officer effective January 23, 2017; served as a consultant until August 2, 2017.
(15)	Transitioned from Chief Technology Officer effective July 7, 2017; served as a consultant until October 13, 2017.
(16)	Amount reflects a cash bonus awarded by the Compensation Committee on March 20, 2017, designed to be consistent with the value of the time-based equity incentive awards granted in previous years.

2017 Grants of Plan-Based Awards Table

The following table sets forth certain information concerning grants of plan-based awards to our named executive officers in 2017.

		Approval Date	Estimated Future Payouts Under Equity Incentive Plan Awards (1)		All Other Stock Awards: Number of Shares of Stock (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($) (1)
Name	Grant Date		Target (#)	Maximum (#)
William Livek	—	—	—	—	—	—	—	—
Gian Fulgoni	—	—	—	—	—	—	—	—
Gregory Fink	—	—	—	—	—	—	—	—
David Kay	—	—	—	—	—	—	—	—
David Chemerow	—	—	—	—	—	—	—	4,411,746
Carol DiBattiste	—	—	—	—	—	—	—	—
Christiana Lin	—	—	—	—	—	—	—	496,761
Michael Brown	—	—	—	—	—	—	—	191,086

(1)	Amounts represent incremental expense recognized in the year of termination of employment for awards granted in prior years, in connection with an extension of option exercisability for all employees who ceased employment prior to our regaining compliance with SEC filing requirements. Mr. Chemerow’s employment ended on September 8, 2017; Ms. Lin’s service ended on August 2, 2017; and Mr. Brown’s service ended on October 13, 2017. Assumptions used in the calculation of these amounts are described in Note 13 to the consolidated financial statements included in Item 8 of the 2017 10-K.

Notes to 2017 Summary Compensation Table and 2017 Grants of Plan-Based Awards Table

As discussed under Compensation Discussion and Analysis, due to the ongoing restatement and audit process in 2017, the Compensation Committee did not establish formal annual or long-term incentive award opportunities for our executive officers for 2017. Instead, the compensation decisions reflected in the 2017 tables above were made largely on an individualized, case-by-case basis, taking into consideration the situation that confronted the Company at the time that we needed to appoint a new executive officer, address the circumstances involving a departing executive officer, or respond to the incentive and retention challenges that were presented for continuing executive officers. For additional information regarding the compensation of our named executive officers for 2017, see “Executive Compensation Actions and Decisions for 2017” under Compensation Discussion and Analysis.

2017 Outstanding Equity Awards at Fiscal Year End

The following table sets forth certain information concerning outstanding equity awards held by the named executive officers as of December 31, 2017.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised and Exercisable Options (#)		Option Exercise Price ($)	Option Expiration Date (1)		Number of Shares or Units of Stock That Have Not Vested (#) (2)		Market Value of Shares or Units of Stock That Have Not Vested ($) (2)
William Livek	316,250	(3)	12.61	6/15/2019		—		—
	184,000	(3)	25.86	12/23/2020		—		—
	102,350	(4)	11.56	11/6/2021		—		—
	—		—	—		6,667	(5)	190,010
Gian Fulgoni	—		—	—		—		—
Gregory Fink	—		—	—		—		—
David Kay	—		—	—		—		—
David Chemerow	48,300	(4)	11.56		(1)	—		—
	276,000	(3)	25.86		(1)	—		—
	121,612	(3)	14.98		(1)	—		—
	—		—	—		26,250	(6)	748,125	(6)
	—		—	—		5,000	(7)	142,500	(7)
Carol DiBattiste	—		—	—		—		—
Christiana Lin	218,828		42.92		(1)	—		—
Michael Brown	103,089		42.92		(1)	—		—

(1)	Option expiration dates in this column reflect the original expiration dates in effect as of December 31, 2017 for those named executive officers who were still providing services to the Company on that date. On April 26, 2016, our Board of Directors approved an extension of the exercisability of outstanding stock options for all of our employees in the event of a cessation of their employment prior to our regaining compliance with SEC filing requirements. As a result, any employees who left the Company while holding exercisable stock options prior to our regaining compliance with SEC filing obligations were given an additional 180 days following such compliance to exercise their options, subject to any earlier expiration date in their individual award agreements. Mr. Chemerow, Ms. Lin and Mr. Brown left the Company with exercisable stock options in 2017 and are eligible to take advantage of this option extension.
(2)	Market value of shares or units of stock that have not vested is computed based on the closing bid price of our Common Stock as reported on the OTC Pink Tier on December 29, 2017, which was $28.50 per share.
(3)	Award granted under the Rentrak Corporation 2005 Stock Incentive Plan and assumed by the Company on January 29, 2016 in connection with the Rentrak merger.
(4)	Award granted under the Rentrak Corporation 2011 Stock Incentive Plan and assumed by the Company on January 29, 2016 in connection with the Rentrak merger.
(5)	RSUs with respect to 3,333 shares vested on February 15, 2018. The remaining RSUs are scheduled to vest on February 15, 2019, subject to continued service through the vesting date.
(6)	RSUs are scheduled to vest in equal installments on August 5, 2018, August 5, 2019 and August 5, 2020.
(7)	RSUs with respect to 5,000 shares vested on February 15, 2018.

2017 Option Exercises and Stock Vested

The following table sets forth certain information concerning the number of shares our named executive officers acquired and the value they realized upon vesting of stock awards during 2017. Values are shown before payment of any applicable withholding taxes or brokerage commissions. None of our named executive officers exercised options in 2017.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
William Livek	—	—	3,333	74,959
Gian Fulgoni	—	—	14,855	375,100
Gregory Fink	—	—	—	—
David Kay	—	—	—	—
David Chemerow	—	—	13,750	373,200
Carol DiBattiste	—	—	—	—
Christiana Lin	—	—	22,352	528,703
Michael Brown	—	—	19,012	450,663

(1)	The value realized on vesting is calculated by multiplying the number of shares of stock or units by the market value of the underlying shares on the vesting date.

PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Current Named Executive Officers

Change of Control and Severance Agreements

Each of our named executive officers serving at the end of 2017 (Mr. Livek, Mr. Fink and Ms. DiBattiste) has entered into our form of change of control and severance agreement for executive officers (the “Change of Control and Severance Agreement”). The Change of Control and Severance Agreement has a three-year initial term with automatic three-year renewals thereafter, and in the event of a change of control (as defined in the Change of Control and Severance Agreement), will continue in effect through the longer of the date that is 12 months following the effective date of the change of control or the remainder of the term then in effect.

The Change of Control and Severance Agreement provides that if the Company terminates an executive officer’s employment without cause or an executive officer resigns for good reason (each as defined below), then, subject to compliance with certain post-employment covenants, the executive officer would be eligible to receive (i) payment of all accrued but unpaid vacation, expense reimbursements, wages and other benefits due under our compensation plans, policies and arrangements; (ii) reimbursement of continuation healthcare (COBRA) premiums (or an equivalent cash distribution if the severance period exceeds the permitted COBRA participation period) until the earlier of the expiration of the executive officer’s severance period or the date that he or she becomes covered under a similar plan; and (iii) the following severance payments, depending on the time of termination or resignation:

Time of Termination or Resignation	Severance Benefit
Prior to a change of control	If employed in executive role for less than two years, continuing payments at a rate equal to the executive officer’s annual base salary then in effect, for a specified period following termination, to be paid periodically in accordance with our normal payroll policies. For Mr. Livek, this period is 24 months. For Mr. Fink and Ms. DiBattiste, this period is six months.

If employed in executive role for two years or more, continuing payments at a rate equal to the executive officer’s annual base salary then in effect, for a specified period following termination, to be paid periodically in accordance with our normal payroll policies. For Mr. Livek, this period is 24 months. For Mr. Fink, this period is 15 months. For Ms. DiBattiste, this period is 12 months.

On or within 12 months after a change of control	A lump sum payment (less applicable withholding taxes) equal to a specified multiple of the executive officer’s annual base salary in effect immediately prior to his or her termination date or, if greater, at the level in effect immediately prior to the change of control. For Mr. Livek, this multiple is 2.0 times annual base salary. For Mr. Fink, this multiple is 1.25 times annual base salary. For Ms. DiBattiste, this multiple is 1.0 times annual base salary.

Further, if an executive officer is terminated without cause or resigns for good reason on or within 12 months after a change of control (a “Double-Trigger Change of Control Event”), or remains employed by or continues to provide services to the Company through the one-year anniversary of a change of control, the Change of Control and Severance Agreement provides that all of the executive officer’s outstanding and unvested equity awards held as of the date of the change of control will vest in full.

Under the Change of Control and Severance Agreement, “cause” is defined as an executive officer’s indictment, plea of nolo contendere or conviction of any felony or any crime involving dishonesty; material breach of duties or a Company policy; or commission of any act of dishonesty, embezzlement, theft, fraud or misconduct with respect to the Company, any of which in the good faith and reasonable determination of the Board or the Compensation Committee is materially detrimental to the Company, its business or its reputation. “Good reason” is defined as an executive officer’s termination of employment within 90 days after the expiration of a specified cure period following the occurrence of one or more of the following, without the executive officer’s consent: (i) a material diminution in the executive officer’s base compensation (unless such reduction is done as part of a reduction program for all of our senior-level executives); (ii) a material reduction of the executive officer’s authority or responsibilities relative to his or her authority or responsibilities in effect immediately prior to such reduction, or, following a change of control, a change in the executive officer’s reporting position such that he or she no longer reports directly to the chief executive officer of the parent corporation in a group of controlled corporations; or (iii) the relocation of the executive officer’s primary workplace to a location more than 50 miles away from his or her workplace in effect immediately prior to such relocation.

Payments under the Change of Control and Severance Agreement are contingent upon the executive officer’s execution and non-revocation of a release of claims in a form acceptable to the Company, as well as his or her continued compliance with certain post-employment covenants, including non-disclosure obligations (with appropriate exceptions for disclosures to government officials or attorneys in connection with a suspected violation of law or regulation) and obligations not to compete with the Company or to engage in solicitation during the 12-month period following termination of employment.

In the event that the payments or benefits under the Change of Control and Severance Agreement (i) would constitute “parachute payments” within the meaning of Section 280G of the Code or (ii) would subject an executive officer to the excise tax imposed by Section 4999 of the Code, the executive officer would receive such payment as would entitle him or her to receive the greatest after-tax benefit.

Potential Payments as of Fiscal Year End 2017

The following tables show the value of the potential payments that Mr. Livek, Mr. Fink and Ms. DiBattiste would have received in various scenarios involving a termination of their employment or change of control event, assuming a December 29, 2017 triggering date and, where applicable, a price per share for our Common Stock of $28.50 (the closing bid price of our Common Stock on the OTC Pink Tier on December 29, 2017). December 29, 2017 was the last business day of 2017.

William Livek

Payments Upon Termination	Voluntary Termination ($)	Termination by Employee for Good Reason ($)		Involuntary Termination without Cause ($)		Involuntary Termination for Cause ($)	Double-Trigger Change of Control Event ($)		Extended Service after Change of Control Event ($)
Severance Payments	—	888,000		888,000		—	888,000	(1)	—
COBRA Benefits	—	32,245	(2)	32,245	(2)	—	32,245	(2)	—
Restricted Stock Units	—	—		—		—	190,010	(3)	190,010	(3)

Total	—	920,245		920,245		—	1,110,255		190,010

(1)	Represents the amount payable if Mr. Livek were terminated without cause or resigned for good reason on or within 12 months after a change of control.
(2)	Represents the amount payable if Mr. Livek elected continuation healthcare coverage under COBRA for the full severance period.
(3)	Represents the fair market value of RSU awards, the vesting of which would accelerate if Mr. Livek were terminated without cause or resigned for good reason on or within 12 months after a change of control, or if he remained employed by or continued to provide services to the Company through the one-year anniversary of a change of control.

Gregory Fink

Payments Upon Termination	Voluntary Termination ($)	Termination by Employee for Good Reason ($)		Involuntary Termination without Cause ($)		Involuntary Termination for Cause ($)	Double-Trigger Change of Control Event ($)		Extended Service After Change of Control Event ($)
Severance Payments	—	195,000		195,000		—	487,500	(1)	—
COBRA Benefits	—	11,453	(2)	11,453	(2)	—	28,634	(2)	—
Restricted Stock Units	—	—		—		—	—		—

Total	—	206,453		206,453		—	516,134		—

(1)	Represents the amount payable if Mr. Fink were terminated without cause or resigned for good reason on or within 12 months after a change of control.
(2)	Represents the amount payable if Mr. Fink elected continuation healthcare coverage under COBRA for the full severance period.

Carol DiBattiste

Payments Upon Termination	Voluntary Termination ($)	Termination by Employee for Good Reason ($)		Involuntary Termination without Cause ($)		Involuntary Termination for Cause ($)	Double-Trigger Change of Control Event ($)		Extended Service after Change of Control Event ($)
Severance Payments	—	192,500		192,500		—	385,000	(1)	—
COBRA Benefits	—	3,335	(2)	3,335	(2)	—	6,670	(2)	—
Restricted Stock Units	—	—		—		—	—		—

Total	—	195,835		195,835		—	391,670		—

(1)	Represents the amount payable if Ms. DiBattiste were terminated without cause or resigned for good reason on or within 12 months after a change of control.
(2)	Represents the amount payable if Ms. DiBattiste elected continuation healthcare coverage under COBRA for the full severance period.

Former Named Executive Officers

Our other named executive officers for 2017 (Ms. Lin, Mr. Brown, Mr. Chemerow, Mr. Kay and Dr. Fulgoni) were not serving as executive officers at the end of 2017. With the exception of Mr. Kay, who provides services to us through CrossCountry and is not entitled to any termination benefits from the Company, the named executive officers who were not serving at the end of 2017 entered into separation agreements with the Company as follows.

Christiana Lin

Ms. Lin’s employment with the Company ended on February 1, 2017. As described under “Executive Compensation Actions and Decisions for 2017” in the Compensation Discussion and Analysis, we agreed to the following termination benefits for Ms. Lin: (i) payments equal to her then-current base salary for a period of 12 months from her separation date ($347,985 in total); and (ii) payment of premiums for eligible continuation healthcare coverage for the same period ($22,717). All payments were and are contingent upon Ms. Lin’s execution and non-revocation of a release of claims, as well as her continued compliance with certain post-employment covenants, including non-disclosure and non-disparagement obligations (with appropriate exceptions for disclosures to government officials or attorneys in connection with a suspected violation of law or regulation), obligations not to compete with the Company or to engage in solicitation during the 12-month period following termination, and obligations to cooperate and assist the Company in any investigation into matters about which Ms. Lin has relevant knowledge.

During Ms. Lin’s consulting term, which began on February 2, 2017 and ended on August 2, 2017, Ms. Lin was paid $83,333 per month (totaling $500,000), and her outstanding equity awards continued to vest. The value upon vesting of these awards, based on the market value of the underlying shares on the relevant vesting dates, was $528,703.

Michael Brown

Mr. Brown’s employment with the Company ended on July 7, 2017. As described under “Executive Compensation Actions and Decisions for 2017” in the Compensation Discussion and Analysis, we agreed to the following termination benefits for Mr. Brown: (i) payments equal to his then-current base salary for a period of 12 months from his separation date ($330,480 in total); and (ii) payment of premiums for eligible continuation healthcare coverage for the same period ($22,907). All payments were and are contingent upon Mr. Brown’s execution and non-revocation of a release of claims, as well as his continued compliance with certain post-employment covenants, including non-disclosure and non-disparagement obligations (with appropriate exceptions for disclosures to government officials or attorneys in connection with a suspected violation of law or regulation), obligations not to compete with the Company or to engage in solicitation during the 12-month period following termination, and obligations to cooperate and assist the Company in any investigation into matters about which Mr. Brown has relevant knowledge.

During Mr. Brown’s consulting term, which began on July 10, 2017 and ended on October 13, 2017, Mr. Brown was paid $50,000 per month (totaling $152,530).

David Chemerow

Mr. Chemerow’s employment with the Company ended on September 8, 2017. As described under “Executive Compensation Actions and Decisions for 2017” in the Compensation Discussion and Analysis, we agreed to the following termination benefits for Mr. Chemerow: (i) payments equal to his then-current base salary for a period of 15 months from his separation date ($449,514 in total); (ii) payment of premiums for eligible continuation healthcare coverage for up to 18 months ($24,158); (iii) a payment of $100,000 within 30 days after the first to occur of (A) the relisting of our Common Stock, the approval by our stockholders of a new equity plan, and the opening of our trading window for employees, or (B) any entity or person acquiring more than 50 percent of our Common Stock or more than 50 percent of our assets; (iv) a payment of $100,000 on February 1, 2019; and (v) payment of Mr. Chemerow’s attorney fees relating to his separation ($27,474). In addition, Mr. Chemerow is entitled to continued vesting of his outstanding equity awards through August 2020. The value upon vesting of these awards in 2017, based on the market value of the underlying shares on the relevant vesting dates, was $373,200. The potential value upon vesting of these awards in 2018, 2019 and 2020, assuming a value per share of $28.50 (the closing bid price of our Common Stock on the OTC Pink Tier on December 29, 2017), is $890,625.

All payments were and are contingent upon Mr. Chemerow’s execution and non-revocation of a release of claims, as well as his continued compliance with certain post-employment covenants, including non-disclosure and non-disparagement obligations (with appropriate exceptions for disclosures to government officials or attorneys in connection with a suspected violation of law or regulation), obligations not to compete with the Company or to engage in solicitation during the 12-month period following termination, and obligations to cooperate and assist the Company in any investigation into or litigation involving matters about which Mr. Chemerow has relevant knowledge.

Gian Fulgoni

Dr. Fulgoni’s employment with the Company ended on November 13, 2017. As described under “Executive Compensation Actions and Decisions for 2017” in the Compensation Discussion and Analysis, we agreed to the following termination benefits for Dr. Fulgoni: (i) payment of premiums for eligible continuation healthcare coverage for up to 18 months ($24,180); (ii) vesting in full of all outstanding equity awards on his separation date; and (iii) the issuance of $4,000,000 in fully vested RSUs as compensation for his services as CEO from August 2016 through his separation date, subject to the Company’s compliance with SEC reporting requirements. The value upon vesting of Dr. Fulgoni’s outstanding equity awards on his separation date (which did not include the RSUs described in clause (iii) above), based on the market value of the underlying shares on the relevant vesting date, was $107,230.

All payments were and are contingent upon Dr. Fulgoni’s execution and non-revocation of a release of claims, as well as his continued compliance with certain post-employment covenants, including non-disclosure and non-disparagement obligations (with appropriate exceptions for disclosures to government officials or attorneys in connection with a suspected violation of law or regulation), obligations not to compete with the Company or to engage in solicitation during the 12-month period following termination, and obligations to cooperate and assist the Company in any investigation into matters about which Dr. Fulgoni has relevant knowledge. In addition, the issuance of RSUs as compensation for Dr. Fulgoni’s services as CEO is contingent upon his continued service as a Special Advisor to the Chair of the Board and the CEO through the date of issuance. In the event that either (x) the Company, after regaining compliance with SEC reporting requirements (or Dr. Fulgoni’s earlier death or disability), is unable to issue the contemplated RSUs, or (y) we have not issued such RSUs by June 30, 2018, then we are obligated to issue shares of our Common Stock in an equivalent economic amount.

PAY RATIO DISCLOSURE

For the 2017 fiscal year, the ratio of the annual total compensation of Mr. Livek, our President and Executive Vice Chairman (“PEO Compensation”), to the median of the annual total compensation of all of our employees other than our President and Executive Vice Chairman (“Median Annual Compensation”) was 11 to 1. This ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K using the data and assumptions summarized below. In this summary, we refer to the employee who received such Median Annual Compensation as the “Median Employee.” For purposes of this disclosure, the date used to identify the Median Employee was December 31, 2017 (the “Determination Date”).

PEO Compensation for purposes of this disclosure represents the total compensation reported for Mr. Livek under “2017 Summary Compensation Table” for the 2017 fiscal year, which was $890,790. For purposes of this disclosure, Median Annual Compensation was $77,792, and was calculated by totaling for our Median Employee all applicable elements of compensation for the 2017 fiscal year in accordance with Item 402(c)(2)(x) of Regulation S-K.

To identify the Median Employee, we first determined our employee population as of the Determination Date. We had 1989 employees, representing all full-time, part-time, seasonal and temporary employees of the Company and our consolidated subsidiaries as of the Determination Date. This number does not include any independent contractors or “leased” workers, as permitted by the applicable SEC rules. We then measured compensation for the period beginning on January 1, 2017 and ending on December 31, 2017 for these employees using year-to-date Box 1 Form W-2 earnings (or, outside of the United States, a comparable local equivalent) as reflected in our U.S. and local payroll records for 2017. A portion of our employee workforce (full-time and part-time) worked for less than the full fiscal year due to commencing employment after the beginning of the fiscal year. In determining the Median Employee, we annualized the compensation for such individuals.

As a result of our delay in filing periodic reports with the SEC, we temporarily stopped granting equity awards to our directors and employees (including our executive officers) in 2016, and our equity incentive plan expired in March 2017. Our inability to grant equity awards to our President and Executive Vice Chairman affected the amount of PEO Compensation for 2017, and our inability to grant equity awards to our other employees may have affected both the identification of the Median Employee and the amount of Median Annual Compensation for 2017.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policies and Procedures for Transactions with Related Parties

Various comScore policies and procedures, including the Code of Business Conduct and Ethics and annual questionnaires completed by all of the Company’s directors and executive officers, require disclosure of transactions or relationships that may constitute conflicts of interest or otherwise require disclosure under applicable SEC rules. In addition, our Board has adopted a written policy and procedures for the review and approval of transactions in which the Company is a participant, the amount involved exceeds $120,000, and one of our directors, executive officers, or a holder of more than five percent of our Common Stock, including any of their immediate family members and any entity owned or controlled by such persons (collectively, “related parties”), has or will have a direct or indirect material interest.

If any related party proposes to enter into any such transaction (a “related party transaction”), our Audit Committee shall consider all of the available material facts and circumstances of the transaction, including: the direct and indirect interests of the related party; the approximate dollar value of the amount involved in the transaction and the dollar value of such related person’s direct or indirect interest in the transaction; whether the transaction was undertaken in the ordinary course of business of the Company; whether the transaction is proposed to be entered into on terms no less favorable to the Company than those reached with an unrelated third party; whether any alternative transactions or sources for comparable services or products are available; the purpose of the transaction and potential benefits, or potential risks or costs, to the Company; whether the transaction is in the best interests of the Company; any required public disclosure of the transaction; whether the transaction presents an improper conflict of interest for any Company officer or director; in the event the related party is a director or nominee for director (or immediate family member of a director or nominee or an entity with which a director or nominee is affiliated), the impact that the transaction will have on that director’s or nominee’s independence; and any other information regarding the transaction that would be material to investors in light of the circumstances of such transaction.

Following such consideration and review, if deemed appropriate, the disinterested members of the Audit Committee shall approve the related party transaction (except that, if the transaction is proposed to be, or was, entered into on terms less favorable to the Company than terms that could have been reached with an unrelated third party, approval shall be obtained by unanimous approval of the disinterested members of the Board). A related party transaction shall not be approved if the transaction would render a director no longer independent and would cause less than a majority of the Board to meet the Company’s director independence requirements. Whenever practicable, the reporting, review and approval shall occur prior to entry into the related party transaction. If advance review is not practicable, our Audit Committee may ratify the related party transaction. Prior to the Board’s adoption of a written related party transaction policy, the Audit Committee previously reviewed and approved or ratified related party transactions pursuant to the Audit Committee charter.

Transactions with Related Parties

Other than compensation disclosed under “Director Compensation” or “Executive Compensation” in this proxy statement and the related party transactions described below, we believe there have not been any other related party transactions (as defined above) during the year ended December 31, 2017.

Transactions with WPP

As of December 31, 2017, WPP plc (“WPP”) and its affiliates owned 19.7% of the Company’s outstanding Common Stock. In the normal course of business, the Company provides WPP and its affiliates with services amongst its different product lines and receives services from WPP and its affiliates supporting the Company’s data collection efforts. In 2017, the Company’s transactions with WPP and its affiliates resulted in $13.2 million of revenue and $13.3 million of expense.

Transactions with iHeartMedia

On June 9, 2017, Lisa Gersh was appointed to the Board. At that time, Richard Bressler, the husband of Ms. Gersh, served as President, Chief Operating Officer, Chief Financial Officer and a member of the board of directors of iHeartMedia, Inc., a customer of the Company. In 2017, the Company recognized revenue of $0.4 million from transactions with iHeartMedia, Inc. in the normal course of business. Ms. Gersh resigned from the Board on September 10, 2017.

Transactions with CrossCountry Consulting

From September 10, 2017 through October 16, 2017, David Kay served as Interim Chief Financial Officer and Treasurer of the Company. Mr. Kay is a co-founder and managing partner of CrossCountry Consulting LLC (“CrossCountry”), which has been providing the Company with accounting advisory services, audit preparation support and process improvement services since July 2016. In 2017, the Company incurred expenses of $17.5 million payable to CrossCountry.    Mr. Kay ceased serving as Interim Chief Financial Officer and Treasurer effective October 16, 2017 and returned to providing advisory services to the Company through CrossCountry after that date.

Transactions with 360i and Vizeum

On October 3, 2017, Bryan Wiener was appointed to the Board. Mr. Wiener currently serves as Executive Chairman of 360i Network, which includes 360i LLC and its affiliate, Vizeum LLC, each of which are customers of the Company. In 2017, the Company recognized revenue of $0.4 million from transactions with 360i and Vizeum in the normal course of business.

Transactions with the National Football League

On October 16, 2017, Michelle McKenna-Doyle was appointed to the Board. Ms. McKenna-Doyle currently serves as Senior Vice President and Chief Information Officer of the National Football League, a customer of the Company. In 2017, the Company recognized revenue of $0.4 million from transactions with the National Football League in the normal course of business.

Transactions with OKTA

On June 9, 2017, Jacques Kerrest was appointed to the Board. At that time, Frederic Kerrest, the son of Mr. Kerrest, served as Chief Operating Officer of OKTA, Inc. which is a service provider to the Company. In 2017, the Company recognized expense of $0.2 million from transactions with OKTA, Inc. in the normal course of business.

Transactions with Starboard Value LP

On January 16, 2018, the Company entered into certain agreements with certain funds affiliated with or managed by Starboard Value LP (collectively, “Starboard”), then a beneficial owner of more than five percent of the Company’s outstanding common stock. Pursuant to the agreements, the Company: (i) issued and sold to Starboard $150.0 million in senior secured convertible notes (“Notes”) in exchange for $85.0 million in cash and $65.0 million in shares of Common Stock; (ii) granted to Starboard the option to purchase up to an additional $50.0 million in senior secured convertible notes in exchange for a range of $15.0 million to $35.0 million of Common Stock, at Starboard’s option, and the balance in cash; (iii) agreed to grant Starboard warrants to purchase 250,000 shares of Common Stock; and (iv) has the right to conduct a rights offering, open to all stockholders of the Company, for up to $150.0 million in senior secured convertible notes, and Starboard agreed to enter into one or more backstop commitment agreements by which it would backstop up to $100.0 million of the convertible notes offered in such a rights offering.

The Notes mature on January 16, 2022. Interest on the Notes accrues at 6.0% per year through January 30, 2019, and interest will thereafter accrue at a minimum of 4.0% per year and a maximum of 12% per year, based upon the then-applicable conversion premium. The conversion price for the Notes (the “Conversion Price”) is equal to a 30% premium to the volume weighted average trading prices of the Common Stock on each trading day during the ten consecutive trading days commencing on January 16, 2018, subject to a Conversion Price floor of $28.00 per share. In accordance with the foregoing, the Conversion Price was set at $31.29.

As a result of the aforementioned agreements and transactions contemplated thereby, as of January 16, 2018, Starboard ceased to be a beneficial owner of more than five percent of the Company’s outstanding Common Stock.

Indemnification Agreements with Directors and Executive Officers

We also have entered into an indemnification agreement with each of our directors and executive officers. The indemnification agreements and our amended and restated certificate of incorporation and bylaws require us to indemnify our directors and officers to the fullest extent permitted by Delaware law.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to beneficial ownership of our Common Stock as of March 31, 2018, by:

•	each beneficial owner of 5% or more of the outstanding shares of our Common Stock;

•	each of our current directors and director-nominees;

•	each of our named executive officers for 2017; and

•	all of our current directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of the Common Stock that they beneficially own, subject to applicable community property laws. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options or other rights held by that person that are currently exercisable or exercisable within 60 days of March 31, 2018 are deemed outstanding, but are not deemed outstanding for purposes of computing the percentage ownership of any other person. Unless otherwise indicated, these shares do not include any stock or options awarded after March 31, 2018. A total of 55,017,670 shares of our Common Stock were outstanding as of March 31, 2018. Except as otherwise indicated, the address of each person in this table is c/o comScore, Inc., 11950 Democracy Drive, Suite 600, Reston, Virginia 20190.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percentage of Common Stock Outstanding
5% or Greater Stockholders:
WPP plc and affiliated entities (2)	11,319,363	20.6%
PRIMECAP Management Company (3)	7,984,458	14.5%
Directors and Named Executive Officers:
William Livek, President and Executive Vice Chairman (4)	1,023,503	1.8%
Gian Fulgoni, Chairman Emeritus and Former Chief Executive Officer	109,553	*
Gregory Fink, Chief Financial Officer and Treasurer	—	*
David Kay, Former Interim Chief Financial Officer	—	*
David Chemerow, Former Chief Financial Officer and Treasurer (5)	699,573	1.3%
Carol DiBattiste, General Counsel & Chief Compliance, Privacy and People Officer	—	*
Michael Brown, Former Chief Technology Officer (6)	160,528	*
Christiana Lin, Former General Counsel and Chief Privacy Officer (7)	325,672	*
Dale Fuller, Director	—	*
Jacques Kerrest, Director	—	*
Michelle McKenna-Doyle, Director	—	*
Wesley Nichols, Director	3,000	*
Paul Reilly, Director	—	*
Brent Rosenthal, Director (8)	156,409	*
Bryan Wiener, Director	3,000	*
All current directors and executive officers as a group (14 persons) (9)	1,409,640	2.5%

*	Represents less than 1% of the outstanding shares of Common Stock.
(1)	The information provided in this table is based on Company records, information supplied to us by our executive officers, directors and principal stockholders and information contained in Schedules 13D and 13G and Forms 4 filed with the SEC.
(2)	This information is derived solely from the Schedule 13D/A filed with the SEC on April 6, 2018. Shares are owned directly by Cavendish Square Holding B.V. (“Cavendish”), which is a wholly-owned subsidiary of WPP plc that WPP plc owns indirectly through a series of holding companies. WPP plc is an indirect beneficial owner of the reported securities. The address for WPP plc is 27 Farm Street, London, United Kingdom W1J 5RJ. The address for Cavendish is Laan op Zuid 167, 3072 DB Rotterdam, Netherlands.
(3)	This information is derived solely from the Schedule 13G/A filed with the SEC on April 10, 2018. PRIMECAP Management Company has sole voting power for 6,807,790 shares and sole dispositive power for 7,984,458 shares. The address for PRIMECAP Management Company is 177 E. Colorado Blvd., 11th Floor, Pasadena, CA 91105.
(4)	Includes 602,600 shares subject to options or SARs that are currently exercisable.
(5)	Includes 445,912 shares subject to options or SARs that are currently exercisable.
(6)	Includes 103,089 shares subject to options or SARs that are currently exercisable.
(7)	Includes 218,828 shares subject to options or SARs that are currently exercisable.
(8)	Includes 86,974 shares subject to options or SARs that are currently exercisable.
(9)	Includes 735,574 shares subject to options or SARs that are currently exercisable.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires that certain of our executive officers and directors, and persons who beneficially own more than 10% of a registered class of our equity securities, file reports of ownership and changes in ownership (Forms 3, 4 and 5) with the SEC. Such executive officers, directors and greater than 10% beneficial owners are required to furnish us with copies of all of these forms that they file. Certain employees of our Company hold a power of attorney to enable such individuals to file ownership and change in ownership forms on behalf of our executive officers and directors.

Based solely on our review of these reports or written representations from certain reporting persons, we believe that during 2017, all filing requirements applicable to our executive officers, directors, greater than 10% beneficial owners and other persons subject to Section 16(a) of the Securities Exchange Act of 1934 were timely met, except for a Form 4 for Gian Fulgoni relating to one transaction occurring on November 13, 2017, which was filed on December 13, 2017.

PRINCIPAL ACCOUNTING FEES AND SERVICES

Engagement of Deloitte & Touche LLP

As previously disclosed, effective September 28, 2017, the Audit Committee determined not to engage Ernst & Young LLP (“EY”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017 and instead to engage Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm for 2017. The Company’s decision to change its independent registered public accounting firm for 2017 was not the result of any disagreement with EY.

EY continued to serve as the Company’s auditor with respect to the Company’s financial statements for the fiscal years ended December 31, 2015 and 2016. EY had not previously issued an audit report or provided an audit opinion for the fiscal years ended December 31, 2015 and 2016.

During the fiscal years ended December 31, 2015 and 2016, and during the period subsequent to December 31, 2016 to the date of the decision not to engage EY for the fiscal year ending December 31, 2017, there were no disagreements with EY on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of EY, would have caused EY to make reference to the subject matter of the disagreement in connection with its reports.

Fees and Services

The following table sets forth a summary of the fees billed to us by Deloitte, our independent auditors for professional services for the fiscal year ended 2017. Tax fees were principally for services related to consulting services.

(In thousands)
Name	2017	2016
Audit fees	$9,500	$—
Audit-related fees	—	—
Tax fees	313	94
All other fees	—	—

Total fees	$9,813	$94

The following table sets forth a summary of the fees billed to us by EY, our independent auditors for professional services for the fiscal years ended 2016 and 2015. All other fees were for attestation and system organization control reports.

(In thousands)
Name	2017	2016
Audit fees	$—	$46,675
Audit-related fees	—	—
Tax fees	—	—
All other fees	68	171

Total fees	$68	$46,846

All of the services described in the fee tables above were approved by the Audit Committee except for the non-audit fees for Deloitte as these fees were incurred prior to engaging Deloitte as the Company’s independent auditors for the 2017 audit. The Audit Committee meets regularly with the independent auditors and reviews both audit and non-audit services performed by EY and Deloitte as well as fees charged for such services. The Audit Committee has determined that the provision of the services described above is compatible with maintaining the relevant auditors’ independence in the conduct of their audit functions.

Pre-Approval Policies and Procedures

Our Audit Committee has adopted, and our Board has approved, procedures and conditions pursuant to which services proposed to be performed by our independent auditors should be pre-approved. Pursuant to its charter, the Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for information purposes, any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee pre-approved all audit, audit-related and other services rendered by EY for 2015 and 2016 and by Deloitte for 2017 in their capacities as our independent auditors.

AUDIT COMMITTEE REPORT

The Audit Committee is composed of “independent” directors, as determined in accordance with Rule 5605(a)(2) of the Nasdaq Marketplace Rules and Rule 10A-3 of the Securities Exchange Act of 1934. The Audit Committee operates pursuant to a written charter adopted by the Board of Directors, a copy of which is available under “Corporate Governance” on the Investor Relations section of the Company’s website at www.comscore.com.

As described more fully in its charter, the purpose of the Audit Committee is to assist the Board with its oversight responsibilities regarding the integrity of our financial statements, our compliance with legal and regulatory requirements, assessing our independent registered public accounting firm’s qualifications, independence and performance, and monitoring the performance of our internal audit function.

Company management is responsible for the preparation, presentation and integrity of our financial statements as well as our financial reporting process, accounting policies, internal audit function, internal accounting controls and disclosure controls and procedures. Our independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements in accordance with standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”) and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes. The following is the Audit Committee’s report submitted to the Board of Directors for 2017.

The Audit Committee has:

•	reviewed and discussed the Company’s audited financial statements with management and each of Ernst & Young LLP and Deloitte & Touche LLP, the company’s independent registered public accounting firms;

•	discussed with each of Ernst & Young LLP and Deloitte & Touche LLP the matters required to be discussed under the rules adopted by the PCAOB; and

•	received the written disclosures and the letter from each of Ernst & Young LLP and Deloitte & Touche LLP required by applicable requirements of the PCAOB regarding each firm’s communication with the Audit Committee concerning independence, and has discussed with each firm their independence.

In addition, the Audit Committee has met separately with Company management and with each of Ernst & Young LLP and Deloitte & Touche LLP.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements for 2015, 2016 and 2017 be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

Jacques Kerrest

Michelle McKenna-Doyle

Paul Reilly

The foregoing Audit Committee report shall not be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, and shall not otherwise be deemed filed under these acts, except to the extent we specifically incorporate by reference into such filings.

PROPOSALS TO BE VOTED ON

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Because we have not held an annual meeting for the election of directors since our 2015 annual meeting, at the 2018 Annual Meeting, our stockholders are being asked to elect (A) three Class III directors to serve for terms expiring at our 2019 annual meeting of stockholders, (B) two Class I directors to serve for terms expiring at our 2020 annual meeting of stockholders, and (C) three Class II directors to serve for terms expiring at our 2021 annual meeting of stockholders, in each case, to hold office until their respective successors have been duly elected and qualified.

Our Nominating and Governance Committee recommended, and our Board of Directors has nominated, the following individuals for election at the 2018 Annual Meeting. Each of the individuals listed below are presently directors of the Company. All have agreed to serve if elected, and we have no reason to believe that any nominee will be unable to serve. As previously announced, Dr. Gian Fulgoni is retiring from the Board and is not standing for re-election at the 2018 Annual Meeting.

Class III	Class I	Class II

Dale Fuller	Wesley Nichols	William Livek

Jacques Kerrest	Paul Reilly	Brent Rosenthal

Michelle McKenna-Doyle		Bryan Wiener

Shares represented by the accompanying proxy will be voted for the election of the nominees recommended by the Board of Directors unless the proxy is marked in such a manner so as to withhold authority to vote. If any nominee is unable or unexpectedly declines to serve as a director, the Board of Directors may designate another nominee to fill the vacancy, and the proxy will be voted for that nominee. Proxies cannot be voted for more than the eight named nominees.

The section titled “Directors, Director Nominees, Executive Officers and Corporate Governance — Directors, Director Nominees and Executive Officers” on pages [•]-[•] of this proxy statement contains more information about the experience, qualifications, attributes and skills that caused our Nominating and Governance Committee and our Board of Directors to determine that these nominees should serve as directors of comScore.

Required Vote

The nominees receiving the highest number of affirmative “FOR” votes with respect to each class shall be elected as directors. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

Recommendation of Our Board of Directors

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE ABOVEMENTIONED NOMINEES AS DIRECTORS PURSUANT TO PROPOSAL NO. 1.

PROPOSAL NO. 2

ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

We are seeking the advisory, non-binding approval of our stockholders with respect to the compensation paid to our named executive officers as disclosed in this proxy statement.

The objective of our compensation programs for our employees, including our executive officers, is to attract and retain top talent and to ensure that the total compensation paid is fair and reasonable relative to the competitive nature of our industry. Our compensation programs are designed to motivate and reward employees for achievement of positive business results and to promote and enforce accountability. Overall, we seek to maintain a performance-oriented culture with compensation opportunities that reward our executive officers when we achieve or exceed our goals and objectives, while putting a significant portion of their target total direct compensation opportunities at risk in the event that our goals and objectives are not achieved.

Our Compensation Committee has generally been guided by the following goals and principles in establishing compensation arrangements for our executive officers:

•	Further Align Stockholder Interests and Promote Achievement of Strategic Objectives.

•	Promote Achievement of Financial Goals.

•	Reward Superior Performance.

•	Attract and Retain Top Talent.

While the Compensation Committee continued to be guided by these principles when addressing executive compensation matters during the Audit Committee investigation and subsequent restatement and audit process, the unique and challenging circumstances we encountered in 2016 and 2017 also influenced the design of compensation arrangements for our executive officers as we sought to maintain normal business operations during a period of significant uncertainty. These unique and challenging circumstances led to a more individualized, situational approach to executive compensation in 2016 and 2017, with decisions driven more by specific hiring and retention needs than by a holistic evaluation of our executive compensation program and corporate performance for the respective year.

Following the Audit Committee investigation, our Board of Directors and the Compensation Committee determined that ensuring our executive officers prioritize and maintain a “tone at the top” that emphasizes a strong, ethical corporate culture – as well as rigorous compliance and internal controls – is an additional principle that should guide our executive compensation actions and decisions. The Compensation Committee included these objectives in its evaluation of our executive compensation program for 2017.

This proposal gives you, as a stockholder, the opportunity to express your views on the compensation of our named executive officers as disclosed in this proxy statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we are asking stockholders to approve the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, compensation tables and related narrative discussion included in this proxy statement, is hereby APPROVED.”

Required Vote

You may vote for or against this Proposal No. 2, or you may abstain. Approval of this proposal requires the affirmative vote (“FOR”) of a majority of the shares present or represented by proxy at the 2018 Annual Meeting and entitled to vote thereon. Abstentions will have the same effect as a vote against this proposal. Broker non-votes will have no effect on the outcome of this proposal. Because this vote is advisory, it will not be binding upon our Board of Directors. However, our Board of Directors and our Compensation Committee will consider the outcome of the vote, along with other relevant factors, in evaluating our executive compensation program.

Recommendation of Our Board of Directors

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL NO. 2.

PROPOSAL NO. 3

ADVISORY VOTE ON FREQUENCY OF VOTE TO

APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

We are seeking the advisory, non-binding recommendation of our stockholders regarding how often we should present our stockholders with the opportunity to vote to approve the compensation paid to our named executive officers. You may vote to have such vote held every year, every two years, or every three years, or you may abstain.

Our stockholders voted on a similar proposal in 2011, with a majority voting to hold the say-on-pay vote every year. We continue to believe that the say-on-pay vote should be conducted every year so that our stockholders are afforded the opportunity to express their views annually on our executive compensation program.

Required Vote

The frequency option (i.e., every year, every two years or every three years) that receives the affirmative vote of a majority of the shares present or represented by proxy at the 2018 Annual Meeting and entitled to vote on this proposal will be deemed to be the preference of our stockholders. Abstentions will have the same effect as a vote against this proposal. Broker non-votes will have no effect on the outcome of this proposal. Because this vote is advisory, it will not be binding upon our Board of Directors. However, our Board of Directors and our Compensation Committee will consider the outcome of the vote, along with other relevant factors, in making future decisions regarding the frequency of future say-on-pay votes as they deem appropriate.

Recommendation of Our Board of Directors

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR A FREQUENCY OF “EVERY YEAR” FOR PROPOSAL NO. 3.

PROPOSAL NO. 4

APPROVAL OF THE COMSCORE, INC. 2018 EQUITY AND INCENTIVE COMPENSATION PLAN

Overview

We are asking stockholders to approve the comScore, Inc. 2018 Equity and Incentive Compensation Plan (the “2018 Plan”). On April [•], 2018, upon recommendation by the Compensation Committee, the Board of Directors approved and adopted, subject to the approval of the stockholders of the Company at the 2018 Annual Meeting, the 2018 Plan.

The Board of Directors is recommending that the Company’s stockholders vote in favor of the 2018 Plan, which will succeed our 2007 Equity Incentive Plan, as amended and restated (the “2007 Plan”). The 2007 Plan expired in accordance with its terms on March 2, 2017, and no further grants may be made thereunder. In addition, no further grants will be made under the Rentrak Corporation Amended and Restated 2005 Stock Incentive Plan and the Rentrak Corporation 2011 Incentive Plan (together with the Rentrak Corporation Amended and Restated 2005 Stock Incentive Plan, the “Rentrak Plans”), which we assumed in connection with our merger with Rentrak Corporation in 2016. However, outstanding awards under the 2007 Plan and the Rentrak Plans will generally continue in effect in accordance with their terms. The 2018 Plan will continue to afford the Compensation Committee the ability to design compensatory awards that are responsive to the Company’s needs and includes authorization for a variety of awards designed to advance the interests and long-term success of the Company by encouraging stock ownership among employees of the Company and its subsidiaries, certain consultants to the Company and its subsidiaries, and non-employee directors of the Company. You are being asked to approve the 2018 Plan.

Stockholder approval of the 2018 Plan would constitute approval of up to 10,650,000 shares of our Common Stock available for awards under the 2018 Plan, as described below and in the 2018 Plan. If the 2018 Plan is approved by stockholders, it will be effective as of the date of the 2018 Annual Meeting. If the 2018 Plan is not approved by our stockholders, no awards will be made under the 2018 Plan.

The actual text of the 2018 Plan is attached to this proxy statement as Annex A. The following description of the 2018 Plan is only a summary of its principal terms and provisions and is qualified by reference to the actual text as set forth in Annex A.

Why We Believe You Should Vote for this Proposal

The 2018 Plan authorizes the Compensation Committee to provide cash awards and equity-based compensation in the form of stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units (“RSUs”), performance shares, performance units, dividend equivalents, and certain other awards, including those denominated or payable in, or otherwise based on, shares of Common Stock, for the purpose of providing our non-employee directors, employees of the Company and its subsidiaries, and certain consultants of the Company and its subsidiaries, incentives and/or rewards for performance. Some of the key features of the 2018 Plan that reflect our commitment to effective management of equity and incentive compensation are set forth below in this subsection.

We believe our future success depends in part on our ability to attract, motivate, and retain high quality employees and directors and that the ability to provide equity-based and incentive-based awards under the 2018 Plan is critical to achieving this success. We would be at a severe competitive disadvantage if we could not use equity-based awards to recruit and compensate our employees and directors. The use of Common Stock as part of our compensation program is also important because equity-based awards are an essential component of our compensation program for key employees, as they help link compensation with long-term stockholder value creation and reward participants based on service and/or performance.

If the 2018 Plan is not approved, we may be compelled to increase significantly the cash component of our employee and director compensation, which approach may not necessarily align employee and director compensation interests with the investment interests of our stockholders. Replacing equity awards with cash also would increase cash compensation expense and use cash that could be better utilized for other purposes, including reinvestment in our businesses or return to our stockholders.

The following includes aggregated information regarding our view of the overhang associated with the 2007 Plan and the Rentrak Plans and the potential dilution associated with the 2018 Plan. This information is as of March 30, 2018. As of that date, there were approximately 55,017,670 shares of Common Stock outstanding:

•	Outstanding full-value awards (RSUs): 288,126 shares (approximately 0.52% of our outstanding Common Stock);

•	Outstanding stock options and stock appreciation rights (“SARs”): 3,530,502 shares (approximately 6.42% of our outstanding Common Stock) (outstanding stock options and SARs have a weighted average exercise price of $30.21 and a weighted average remaining term of 1.78 years);

•	In summary, total shares of Common Stock subject to outstanding awards, as described above (full-value awards, stock options and SARs): 3,818,628 shares (approximately 6.94% of our outstanding Common Stock);

•	The total number of shares of Common Stock subject to outstanding awards (3,818,628 shares) represents a current, fully diluted overhang percentage of 6.49% (in other words, the potential dilution of our stockholders represented by the 2007 Plan and the Rentrak Plans);

•	Proposed shares of Common Stock available for awards under the 2018 Plan: 10,650,000 shares (approximately 19.36% of our outstanding Common Stock – this percentage reflects the simple dilution of our stockholders that would occur if the 2018 Plan is approved and all available shares under the 2018 plan were awarded as stock option or SAR awards (not full-value awards)). If all available shares were awarded as full-value awards, the simple dilution would be 9.68%; and

•	The total shares of Common Stock subject to outstanding awards as of March 30, 2018 (3,818,628 shares), plus the proposed shares of Common Stock available for future awards under the 2018 Plan (10,650,000 shares, assuming all available shares were awarded as stock option or SAR awards), represent a total, fully diluted overhang of 14,468,628 shares (20.82%) under the 2018 Plan. If all available shares were awarded as full-value awards, the total, fully diluted overhang would be 14.25%.

Based on the closing bid price of our Common Stock on the OTC Pink Tier on March 29, 2018 of $24.07 per share, the aggregate market value as of March 30, 2018 of the new shares of Common Stock requested under the 2018 Plan, assuming all available shares were awarded as stock option or SAR awards (10,650,000), was $256.3 million. If all available shares were awarded as full-value awards, the aggregate market value of new shares (5,325,000) as of March 30, 2018 would be $128.2 million.

In determining the number of shares to request for approval under the 2018 Plan, our management team worked with Meridian Compensation Partners, LLC and the Compensation Committee to evaluate a number of factors, including our recent share usage and criteria expected to be utilized by institutional proxy advisory firms in evaluating our proposal for the 2018 Plan.

If the 2018 Plan is approved, we intend to utilize the shares authorized under the 2018 Plan to continue our practice of incentivizing key individuals through equity grants. We currently anticipate that the shares requested in connection with the approval of the 2018 Plan will last for about four years, based on our historic grant rates, estimated future grant rates, and the approximate current share price, but could last for a shorter or longer period of time if actual practice does not match historic rates or if our future plans or share price change materially. As noted below, our Compensation Committee retains full discretion under the 2018 Plan to determine the number and amount of awards to be granted under the 2018 Plan, subject to the terms of the 2018 Plan.

As a result of our delay in filing our periodic reports with the SEC prior to the filing of the 2017 10-K, we have been unable to use our registration statement on Form S-8 to make equity grants to our employees or directors since February 2016. Further, as noted above, the 2007 Plan expired and became unavailable for future equity awards on March 2, 2017. As of March 30, 2018, we anticipate granting equity awards under the 2018 Plan to our employees and non-employee directors, as further described below under “New Plan Benefits”, including awards which were recommended for employees and non-employee directors in 2016, 2017 and 2018, but have not yet been granted as of March 30, 2018. Generally, these awards, if granted, are expected to vest at the time that they otherwise would have vested if they were granted when initially recommended; for some awards, this will result in the award being fully vested at the time of grant.

Our equity compensation practices are intended to be competitive and consistent with market practices.

In evaluating this proposal, stockholders should consider all of the information in this proposal.

2018 Plan Highlights

Reasonable 2018 Plan Limits. Subject to adjustment and the applicable Common Stock counting provisions as described in the 2018 Plan, awards under the 2018 Plan are limited to 10,650,000 shares. These shares may be shares of original issuance, treasury shares, or a combination of the two.

The 2018 Plan also provides that, subject to adjustment as applicable and the applicable Common Stock counting provisions as described in the 2018 Plan:

•	the aggregate number of shares of Common Stock actually issued or transferred upon the exercise of Incentive Stock Options (as defined below) will not exceed 10,650,000 shares of Common Stock; and

•	no non-employee director will be granted, in any one calendar year, compensation for such service having an aggregate maximum value (measured at the date of grant as applicable and calculating the value of any awards under the 2018 Plan based on the grant date fair value for financial reporting purposes) in excess of $900,000.

Allowances for Conversion Awards and Assumed Plans. Shares of Common Stock issued or transferred under awards granted under the 2018 Plan in substitution for or conversion of, or in connection with an assumption of, stock options, SARs, restricted stock, RSUs, or other stock or stock-based awards held by awardees of an entity engaging in a corporate acquisition or merger transaction with us or any of our subsidiaries will not count against (or be added to) the aggregate share limit or other 2018 Plan limits described above. Additionally, shares available under certain plans that we or our subsidiaries may assume in connection with corporate transactions from another entity may be available for certain awards under the 2018 Plan, under circumstances further described in the 2018 Plan, but will not count against the aggregate share limit or other 2018 Plan limits described above.

Limited Share Recycling Provisions. Subject to certain exceptions described in the 2018 Plan, if any award granted under the 2018 Plan (in whole or in part) is canceled or forfeited, expires, is settled for cash, or is unearned, the shares of Common Stock subject to such award will, to the extent of such cancellation, forfeiture, expiration, cash settlement, or unearned amount, again be available under the 2018 Plan at a rate of one share for every one share subject to stock option or SAR awards and two shares for every one share subject to awards other than stock options or SARs. Notwithstanding anything to the contrary contained in the 2018 Plan: (1) shares of Common Stock withheld by us, tendered or otherwise used in payment of the exercise price of a stock option granted under the 2018 Plan will not be added (or added back, as applicable) to the aggregate number of shares of Common Stock available under the 2018 Plan, (2) shares of Common Stock withheld by us, tendered or otherwise used to satisfy tax withholding with respect to awards other than as described in (3) below will not be added (or added back, as applicable) to the aggregate number of shares of Common Stock available under the 2018 Plan, (3) shares of Common Stock withheld by us, tendered or otherwise used prior to the tenth anniversary of the effective date of the 2018 Plan to satisfy tax withholding with respect to awards other than stock options or SARs will be added back (but only to the extent such withholding did not exceed the minimum amounts of tax required to be withheld) to the aggregate number of shares of Common Stock available under the 2018 Plan, and (4) shares of Common Stock reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of stock options granted under the 2018 Plan will not be added (or added back, as applicable) to the aggregate number of shares of Common Stock available under the 2018 Plan. Further, all shares of Common Stock covered by stock-settled SARs that are exercised and settled in shares, whether or not all shares of Common Stock covered by the SARs are actually issued to the participant upon exercise, will not be added back to the aggregate number of shares available under the 2018 Plan. If a participant elects to give up the right to receive compensation in exchange for shares of Common Stock based on fair market value, such shares of Common Stock will not count against the aggregate number of shares available under the 2018 Plan.

No Minimum Vesting Periods. The 2018 Plan does not provide for any minimum vesting periods.

No Repricing Without Stockholder Approval. The repricing of stock options and SARs (outside of certain corporate transactions or adjustment events described in the 2018 Plan or in connection with a “change in control”) is prohibited without stockholder approval under the 2018 Plan.

Change in Control Definition. The 2018 Plan includes a definition of “change in control,” which is described below.

Exercise or Base Price Limitation. The 2018 Plan also provides that, except with respect to certain converted, assumed or substituted awards as described in the 2018 Plan, no stock options or SARs will be granted with an exercise or base price less than the fair market value of a share of Common Stock on the date of grant.

Code Section 162(m)

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) generally disallows a deduction for certain compensation paid to certain executive officers (and, beginning in 2018, certain former executive officers) to the extent that compensation to a covered employee exceeds $1 million for such year. Compensation qualifying for a performance-based exception as “qualified performance-based compensation” under Section 162(m) of the Code has historically not been subject to the deduction limit if the compensation satisfies the requirements of Section 162(m) of the Code. This exception has now been repealed, effective for taxable years beginning after December 31, 2017, unless certain transition relief for certain compensation arrangements in place as of November 2, 2017 is available. To be clear, stockholders are not being asked to approve the 2018 Plan (or any of its provisions) for purposes of Section 162(m) of the Code or the performance-based exception. Currently, the Company does not anticipate that it would be able to make any future grants under the 2018 Plan that will be intended to qualify for the performance-based exception.

Summary of Other Material Terms of the 2018 Plan

Administration: The 2018 Plan will generally be administered by the Compensation Committee (or its successor), or any other committee of the Board of Directors designated by the Board of Directors to administer the 2018 Plan. References to the “Committee” in this proposal refer to the Compensation Committee or such other committee designated by the Board of Directors, as applicable. The Committee may from time to time delegate all or any part of its authority under the 2018 Plan to a subcommittee. Any interpretation, construction and determination by the Committee of any provision of the 2018 Plan, or of any agreement, notification or document evidencing the grant of awards under the 2018 Plan, will be final and conclusive. To the extent permitted by applicable law, the Committee may delegate to one or more of its members or to one or more officers, or to one or more agents or advisors of the Company, such administrative duties or powers as it deems advisable. In addition, the Committee may by resolution, subject to certain restrictions set forth in the 2018 Plan, authorize one or more officers of the Company to (1) designate employees to be recipients of awards under the 2018 Plan, and (2) determine the size of such awards. However, the Committee may not delegate such responsibilities to officers for awards granted to non-employee directors or certain employees who are subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Committee is authorized to take appropriate action under the 2018 Plan subject to the express limitations contained in the 2018 Plan.

Eligibility: Any person who is selected by the Committee to receive benefits under the 2018 Plan and who is at that time an employee of the Company or any of its subsidiaries (including a person who has agreed to commence serving in such capacity within 90 days of the date of grant) is eligible to participate in the 2018 Plan. In addition, certain consultants (provided that such persons satisfy the Form S-8 definition of “employee”), and non-employee directors of the Company, may also be selected by the Committee to participate in the 2018 Plan. As of March 30, 2018, there were approximately 850 employees, five consultants, and eight non-employee directors of the Company expected to participate in the 2018 Plan. The basis for participation in the 2018 Plan by eligible persons is the selection of such persons by the Committee in its discretion.

Shares Available for Awards under the 2018 Plan: Subject to adjustment as described in the 2018 Plan and the 2018 Plan share counting rules, the number of shares of Common Stock available under the 2018 Plan for awards of:

•	stock options or SARs;

•	restricted stock;

•	RSUs;

•	performance shares or performance units;

•	other stock-based awards under the 2018 Plan; or

•	dividend equivalents paid with respect to awards under the 2018 Plan;

will not exceed, in the aggregate, 10,650,000 shares of Common Stock, plus any shares of Common Stock that become available under the 2018 Plan as a result of forfeiture, cancellation, expiration, cash settlement or less-than-maximum earning of awards.

Share Counting: The aggregate number of shares of Common Stock available under the 2018 Plan will be reduced by (1) one share of Common Stock for every one share of Common Stock subject to an award of stock options or SARs granted under the 2018 Plan, and (2) two shares of Common Stock for every one share of Common Stock subject to an award other than of stock options or SARs granted under the 2018 Plan. Additionally, if, after December 31, 2017, any shares of Common Stock subject to an award granted under the 2007 Plan are forfeited, or an award granted under the 2007 Plan (in whole or in part) is canceled or forfeited, expires, is settled in cash, or is unearned, the shares of Common Stock subject to such award will, to the extent of such cancellation, forfeiture, expiration, cash settlement, or unearned amount, be available for awards under the 2018 Plan at a rate of one share for every one share subject to such award.

Types of Awards Under the 2018 Plan: Pursuant to the 2018 Plan, the Company may grant cash awards and stock options (including stock options intended to be “incentive stock options” as defined in Section 422 of the Code (“Incentive Stock Options”)), SARs, restricted stock, RSUs, performance shares, performance units, cash incentive awards, and certain other awards based on or related to shares of our Common Stock.

Generally, each grant of an award under the 2018 Plan will be evidenced by an award agreement, certificate, resolution or other type or form of writing or other evidence approved by the Committee (an “Evidence of Award”), which will contain such terms and provisions as the Committee may determine, consistent with the 2018 Plan. A brief description of the types of awards which may be granted under the 2018 Plan is set forth below.

Stock Options: A stock option is a right to purchase shares of Common Stock upon exercise of the stock option. Stock options granted to an employee under the 2018 Plan may consist of either an Incentive Stock Option, a non-qualified stock option that is not intended to be an “incentive stock option” under Section 422 of the Code, or a combination of both. Incentive Stock Options may only be granted to employees of the Company or certain of our related corporations. Except with respect to awards issued in substitution for, in conversion of, or in connection with an assumption of stock options held by awardees of an entity engaging in a corporate acquisition or merger with us or any of our subsidiaries, Incentive Stock Options and non-qualified stock options must have an exercise price per share that is not less than the fair market value of a share of Common Stock on the date of grant. The term of a stock option may not extend more than 10 years from the date of grant. The Committee may provide in an Evidence of Award for the automatic exercise of a stock option.

Each grant of a stock option will specify the applicable terms of the stock option, including the number of shares of Common Stock subject to the stock option and the required period or periods of the participant’s continuous service, if any, before any stock option or portion of a stock option will become exercisable. Any grant of stock options may specify management objectives that must be achieved as a condition to the exercise of the stock options. Stock options may provide for continued vesting or the earlier exercise of the stock options, including in the event of retirement, death or disability of the participant or in the event of a change in control.

Each grant will specify whether the consideration to be paid in satisfaction of the exercise price will be payable: (1) in cash, by check acceptable to the Company, or by wire transfer of immediately available funds; (2) by the actual or constructive transfer to the Company of shares of Common Stock owned by the participant with a value at the time of exercise that is equal to the total exercise price; (3) subject to any conditions or limitations established by the Committee, by a net exercise arrangement pursuant to which the Company will withhold shares of Common Stock otherwise issuable upon exercise of a stock option; (4) by a combination of the foregoing methods; or (5) by such other methods as may be approved by the Committee. To the extent permitted by law, any grant may provide for deferred payment of the exercise price from the proceeds of a sale through a bank or broker of some or all of the shares to which the exercise relates. Stock options granted under the 2018 Plan may not provide for dividends or dividend equivalents.

Appreciation Rights: The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting of SARs. A SAR is a right to receive from us an amount equal to 100%, or such lesser percentage as the Committee may determine, of the spread between the base price and the value of shares of our Common Stock on the date of exercise.

Each grant of SARs will specify the period or periods of continuous service, if any, by the participant with the Company or any subsidiary that is necessary before the SARs or installments of such SARs will become exercisable. Any grant of SARs may specify management objectives that must be achieved as a condition of the exercise of such SARs. SARs may provide for continued vesting or earlier exercise, including in the case of retirement, death or disability of the participant or in the event of a change in control. A SAR may be paid in cash, shares of Common Stock or any combination of the two.

Except with respect to awards issued in substitution for, in conversion of, or in connection with an assumption of SARs held by awardees of an entity engaging in a corporate acquisition or merger with us or any of our subsidiaries, the base price of a SAR may not be less than the fair market value of a share of Common Stock on the date of grant. The term of a SAR may not extend more than 10 years from the date of grant. The Committee may provide in an Evidence of Award for the automatic exercise of a SAR. SARs granted under the 2018 Plan may not provide for dividends or dividend equivalents.

Restricted Stock: Restricted stock constitutes an immediate transfer of the ownership of shares of Common Stock to the participant in consideration of the performance of services, entitling such participant to dividend, voting and other ownership rights, subject to the substantial risk of forfeiture and restrictions on transfer determined by the Committee for a period of time determined by the Committee or until certain management objectives specified by the Committee are achieved. Each such grant or sale of restricted stock may be made without additional consideration or in consideration of a payment by the participant that is less than the fair market value per share of Common Stock on the date of grant.

Any grant of restricted stock may specify management objectives that, if achieved, will result in termination or early termination of the restrictions applicable to the restricted stock. Any grant of restricted stock will require that any and all dividends or distributions paid on restricted stock that remains subject to a substantial risk of forfeiture be automatically deferred and/or reinvested in additional restricted stock, which will be subject to the same restrictions as the underlying restricted stock. Any such dividends or other distributions on restricted stock will be deferred until, and paid contingent upon, the vesting of such restricted stock. Restricted stock may provide for continued vesting or the earlier termination of restrictions on such restricted stock, including in the event of retirement, death or disability of the participant or in the event of a change in control.

RSUs: RSUs awarded under the 2018 Plan constitute an agreement by the Company to deliver shares of Common Stock, cash, or a combination of the two, to the participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions (which may include the achievement of management objectives) during the restriction period as the Committee may specify. Each grant or sale of RSUs may be made without additional consideration or in consideration of a payment by the participant that is less than the fair market value of shares of our Common Stock on the date of grant.

RSUs may provide for continued vesting or the earlier lapse or other modification of the restriction period, including in the event of retirement, death or disability of the participant or in the event of a change in control. During the restriction period applicable to RSUs, the participant will have no right to transfer any rights under the award and will have no rights of ownership in the shares of Common Stock underlying the RSUs and no right to vote them. Rights to dividend equivalents may be extended to and made part of any RSU award at the discretion of and on the terms determined by the Committee, on a deferred and contingent basis, either in cash or in additional shares of Common Stock, but dividend equivalents or other distributions on shares of Common Stock under the RSUs will be deferred until and paid contingent upon vesting of such RSUs. Each grant or sale of RSUs will specify the time and manner of payment of the RSUs that have been earned. A RSU may be paid in cash, shares of Common Stock or any combination of the two.

Cash Incentive Awards, Performance Shares, and Performance Units: Performance shares, performance units and cash incentive awards may also be granted to participants under the 2018 Plan. A performance share is a bookkeeping entry that records the equivalent of one share of Common Stock, and a performance unit is a bookkeeping entry that records a unit equivalent to $1.00 or such other value as determined by the Committee. Each grant will specify the number or amount of performance shares or performance units, or the amount payable with respect to a cash incentive award being awarded, which number or amount may be subject to adjustment to reflect changes in compensation or other factors.

These awards, when granted under the 2018 Plan, generally become payable to participants based on the achievement of specified management objectives and upon such terms and conditions as the Committee determines at the time of grant. Each grant may specify with respect to the management objectives a minimum acceptable level or levels of achievement and may set forth a formula for determining the number of performance shares or performance units, or the amount payable with respect to a cash incentive award, that will be earned if performance is at or above the minimum or threshold level or levels, or is at or above the target level or levels but falls short of maximum achievement. Each grant will specify the time and manner of payment of a cash incentive award, performance shares or performance units that have been earned. Any grant may specify that the amount payable with respect to such grant may be paid by the Company in cash, in shares of Common Stock, in restricted stock or RSUs, or in any combination thereof.

Any grant of performance shares or performance units may provide for the payment of dividend equivalents in cash or in additional shares of Common Stock, subject to deferral and payment on a contingent basis based on the participant’s earning and vesting of the performance shares or performance units, as applicable, with respect to which such dividend equivalents are paid.

The performance period with respect to each cash incentive award or grant of performance shares or performance units will be a period of time determined by the Committee and within which the management objectives relating to such award are to be achieved. The performance period may be subject to continued vesting or earlier lapse or modification, including in the event of retirement, death or disability of the participant or in the event of a change in control.

Other Awards: Subject to applicable law and applicable share limits under the 2018 Plan, the Committee may grant to any participant shares of Common Stock or such other awards (“Other Awards”) that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares of Common Stock or factors that may influence the value of such shares of Common Stock, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into shares of Common Stock, purchase rights for shares of Common Stock, awards with value and payment contingent upon performance of the Company or specified subsidiaries, affiliates or other business units or any other factors designated by the Committee, and awards valued by reference to the book value of the shares of Common Stock or the value of securities of, or the performance of the subsidiaries, affiliates or other business units of the Company. The terms and conditions of any such awards will be determined by the Committee. Shares of Common Stock delivered under an award in the nature of a purchase right granted under the 2018 Plan will be purchased for such consideration, paid for at such time, by such methods, and in such forms, including, without limitation, shares of Common Stock, other awards, notes or other property, as the Committee determines.

In addition, the Committee may grant cash awards, as an element of or supplement to any other awards granted under the 2018 Plan. The Committee may also authorize the grant of shares of Common Stock as a bonus, or may authorize the grant of other awards in lieu of obligations of the Company or a subsidiary to pay cash or deliver other property under the 2018 Plan or under other plans or compensatory arrangements, subject to terms determined by the Committee in a manner than complies with Section 409A of the Code.

Other Awards may provide for the earning or vesting of, or earlier elimination of restrictions applicable to, such awards, including in the event of the retirement, death, or disability of the participant or in the event of a change in control. The Committee may provide for the payment of dividends or dividend equivalents on Other Awards in cash or in additional shares of Common Stock, subject to deferral and payment on a contingent basis based on the participant’s earning and vesting of the Other Awards with respect to which such dividends or dividend equivalents are paid.

Change in Control: The 2018 Plan includes a definition of “change in control.” In general, except as may be otherwise prescribed by the Committee with respect to an award under the 2018 Plan, a change in control will be deemed to have occurred if, in general (subject to certain limitations and as further described in the 2018 Plan): (1) a person or group becomes the beneficial owner of 50% or more of either the then-outstanding Common Stock or the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors; (2) individuals who constitute the Board of Directors as of the effective date of the 2018 Plan cease for any reason to constitute at least a majority of the Board of Directors, unless their replacements are approved as described in the 2018 Plan (subject to certain exceptions); (3) the Company closes a reorganization, merger, statutory share exchange or consolidation or similar transaction involving us or any of our subsidiaries, a sale or other disposition of all or substantially all of our assets, or the acquisition of assets or securities of another entity by us or a subsidiary, as further described in the 2018 Plan (subject to certain exceptions); or (4) the Company’s stockholders approve a complete liquidation or dissolution of the Company.

Management Objectives: The 2018 Plan provides that any of the awards set forth above may be granted subject to the achievement of specified management objectives. Management objectives are defined as the measurable performance objective or objectives established pursuant to the 2018 Plan for participants who have received grants of performance shares, performance units or cash incentive awards or, when so determined by the Committee, stock options, SARs, restricted stock, RSUs, dividend equivalents or Other Awards, all as determined by the Committee.

Additionally, if the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the management objectives unsuitable, the Committee may in its discretion modify such management objectives or the acceptable levels of achievement, in whole or in part, as the Committee deems appropriate and equitable.

Transferability of Awards: Except as otherwise provided by the Committee, no stock option, SAR, restricted stock, RSU, performance share, performance unit, cash incentive award, Other Award or dividend equivalents paid with respect to awards made under the 2018 Plan will be transferrable by a participant except by will or the laws of descent and distribution. In no event will any such award granted under the 2018 Plan be transferred for value. Except as otherwise determined by the Committee, stock options and SARs will be exercisable during the participant’s lifetime only by him or her or, in the event of the participant’s legal incapacity to do so, by his or her guardian or legal representative acting on behalf of the participant in a fiduciary capacity under state law or court supervision.

The Committee may specify on the grant date that all or part of the shares of Common Stock that are subject to awards under the 2018 Plan will be subject to further restrictions on transfer, including minimum holding periods.

Adjustments; Corporate Transactions: The Committee will make or provide for such adjustments in: (1) the number of and kind of shares of Common Stock covered by outstanding stock options, SARs, restricted stock, RSUs, performance shares and performance units granted under the 2018 Plan; (2) if applicable, the number of and kind of shares of Common Stock covered by Other Awards granted pursuant to the 2018 Plan; (3) the exercise price or base price provided in outstanding stock options and SARs, respectively; (4) cash incentive awards; and (5) other award terms, as the Committee in its sole discretion, exercised in good faith determines to be equitably required in order to prevent dilution or enlargement of the rights of participants that otherwise would result from (a) any extraordinary cash dividend, stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company; (b) any merger, consolidation, spin-off, spin-out, split-off, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities; or (c) any other corporate transaction or event having an effect similar to any of the foregoing.

In the event of any such transaction or event, or in the event of a change in control of the Company, the Committee may provide in substitution for any or all outstanding awards under the 2018 Plan such alternative consideration (including cash), if any, as it may in good faith determine to be equitable under the circumstances and will require in connection therewith the surrender of all awards so replaced in a manner that complies with Section 409A of the Code. In addition, for each stock option or SAR with an exercise price or base price, respectively, greater than the consideration offered in connection with any such transaction or event or change in control of the Company, the Committee may in its discretion elect to cancel such stock option or SAR without any payment to the person holding such stock option or SAR. The Committee will make or provide for such adjustments to the numbers of shares of Common Stock available under the 2018 Plan and the share limits of the 2018 Plan as the Committee in its sole discretion may in good faith determine to be appropriate in connection with such transaction or event. However, any adjustment to the limit on the number of shares of Common Stock that may be issued upon exercise of Incentive Stock Options will be made only if and to the extent such adjustment would not cause any option intended to qualify as an Incentive Stock Option to fail to so qualify.

Prohibition on Repricing: Except in connection with certain corporate transactions or changes in the capital structure of the Company or in connection with a change in control, the terms of outstanding awards may not be amended to (1) reduce the exercise price or base price of outstanding stock options or SARs, respectively, or (2) cancel outstanding “underwater” stock options or SARs (including following a participant’s voluntary surrender of “underwater” stock options or SARs) in exchange for cash, other awards or stock options or SARs with an exercise price or base price, as applicable, that is less than the exercise price or base price of the original stock options or SARs, as applicable, without stockholder approval. The 2018 Plan specifically provides that this provision is intended to prohibit the repricing of “underwater” stock options and SARs and that it may not be amended without approval by our stockholders.

Detrimental Activity and Recapture: Any Evidence of Award may reference a clawback policy of the Company or provide for the cancellation or forfeiture and repayment to us of any gain related to an award, or other provisions intended to have a similar effect, upon such terms and conditions as may be determined by the Committee from time to time, if any participant, either during employment or other service with us or a subsidiary or within a specified period after such employment or service, engages in any detrimental activity, as described in the applicable Evidence of Award or such clawback policy. In addition, any Evidence of Award or such clawback policy may provide for cancellation or forfeiture of an award or the forfeiture and repayment of any shares of Common Stock issued under and/or any other benefit related to an award, or other provisions intended to have a similar effect, upon such terms and conditions as may be required by the Committee or under Section 10D of the Exchange Act and any applicable rules and regulations promulgated by the Securities and Exchange Commission or any national securities exchange or national securities association on which the shares of Common Stock may be traded.

Grants to Non-U.S. Based Participants: In order to facilitate the making of any grant or combination of grants under the 2018 Plan, the Committee may provide for such special terms for awards to participants who are foreign nationals, who are employed by the Company or any of its subsidiaries outside of the United States of America or who provide services to the Company or any of its subsidiaries under an agreement with a foreign nation or agency, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. The Committee may approve such supplements to, or amendments, restatements or alternative versions of, the 2018 Plan (including sub-plans) as it may consider necessary or appropriate for such purposes, provided that no such special terms, supplements, amendments or restatements will include any provisions that are inconsistent with the terms of the 2018 Plan as then in effect unless the 2018 Plan could have been amended to eliminate such inconsistency without further approval by our stockholders.

Withholding: To the extent the Company is required to withhold federal, state, local or foreign taxes or other amounts in connection with any payment made or benefit realized by a participant or other person under the 2018 Plan, and the amounts available to us for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes or other amounts required to be withheld, which arrangements, in the discretion of the Committee, may include relinquishment of a portion of such benefit. If a participant’s benefit is to be received in the form of shares of Common Stock, and such participant fails to make arrangements for the payment of taxes or other amounts, then, unless otherwise determined by the Committee, we will withhold shares of Common Stock having a value equal to the amount required to be withheld. When a participant is required to pay the Company an amount required to be withheld under applicable income, employment, tax or other laws, the participant may elect, unless otherwise determined by the Committee, to satisfy the obligation, in whole or in part, by having withheld, from the shares required to be delivered to the participant, shares of Common Stock having a value equal to the amount required to be withheld or by delivering to us other shares of Common Stock held by such participant. The shares used for tax or other withholding will be valued at an amount equal to the fair market value of such shares of Common Stock on the date the benefit is to be included in participant’s income. In no event will the fair market value of the shares of Common Stock to be withheld and delivered pursuant to the 2018 Plan exceed the minimum amount required to be withheld, unless (i) an additional amount can be withheld and not result in adverse accounting consequences, (ii) such additional withholding amount is authorized by the Committee, and (iii) the total amount withheld does not exceed the participant’s estimated tax obligations attributable to the applicable transaction. Participants will also make such arrangements as the Company may require for the payment of any withholding tax or other obligation that may arise in connection with the disposition of shares of Common Stock acquired upon the exercise of stock options.

No Right to Continued Employment: The 2018 Plan does not confer upon any participant any right with respect to continuance of employment or service with the Company or any of its subsidiaries.

Effective Date of the 2018 Plan: The 2018 Plan will become effective on the date it is approved by the Company’s stockholders.

Amendment and Termination of the 2018 Plan: The Board of Directors generally may amend the 2018 Plan from time to time in whole or in part. However, if any amendment, for purposes of applicable stock exchange rules (and except as permitted under the adjustment provisions of the 2018 Plan) (1) would materially increase the benefits accruing to participants under the 2018 Plan, (2) would materially increase the number of securities which may be issued under the 2018 Plan, (3) would materially modify the requirements for participation in the 2018 Plan, or (4) must otherwise be approved by our stockholders in order to comply with applicable law or the rules of the Nasdaq Stock Market, or, if the shares of Common Stock are not traded on the Nasdaq Stock Market, the principal national securities exchange upon which the shares of Common Stock are traded or quoted, all as determined by the Board of Directors, then such amendment will be subject to stockholder approval and will not be effective unless and until such approval has been obtained.

Further, subject to the 2018 Plan’s prohibition on repricing, the Committee generally may amend the terms of any award prospectively or retroactively. Except in the case of certain adjustments permitted under the 2018 Plan, no such amendment may be made that would materially impair the rights of any participant without his or her consent. If permitted by Section 409A of the Code and subject to certain other limitations set forth in the 2018 Plan, including in the case of termination of employment or service, or in the case of unforeseeable emergency or other circumstances or in the event of a change in control, the Committee may provide for continued vesting or accelerate the vesting of certain awards granted under the 2018 Plan.

The Board of Directors may, in its discretion, terminate the 2018 Plan at any time. Termination of the 2018 Plan will not affect the rights of participants or their successors under any awards outstanding and not exercised in full on the date of termination. No grant will be made under the 2018 Plan more than 10 years after the effective date of the 2018 Plan, but all grants made on or prior to such date will continue in effect thereafter subject to their terms and the terms of the 2018 Plan.

New Plan Benefits

As discussed above, we anticipate granting equity awards in 2018 under the 2018 Plan to our employees and non-employee directors, which awards were recommended for employees and non-employee directors in 2016, 2017 and 2018, but were not yet granted as of March 30, 2018. Generally, these awards, if granted, are expected to vest at the time that they otherwise would have vested if they were granted when initially recommended; for some awards, this will result in the award being fully vested at the time of grant. These anticipated awards, which will not be made in the event that stockholders do not approve this Proposal No. 4, are summarized in the following table:

New Plan Benefits

2018 Plan

Name and Position	Dollar Value ($)(1)		Number of Units (1)
William Livek President and Executive Vice Chairman	$	—	—
Gian Fulgoni Former Chief Executive Officer		$4,000,000	166,183
Gregory Fink Chief Financial Officer		$800,000	33,237
David Kay Former Interim Chief Financial Officer		—	—
David Chemerow Former Chief Financial Officer		—	—
Carol DiBattiste General Counsel & Chief Compliance, Privacy and People Officer		$1,000,000	41,546
Christiana Lin Former Executive Vice President, General Counsel and Chief Privacy Officer		—	—
Michael Brown Former Chief Technology Officer		—	—
Executive Group (six persons)		$4,362,302	181,234
Non-Executive Director Group (eight persons, including Dr. Fulgoni)		$5,176,422	215,057
Non-Executive Officer Employee Group (825 persons)		$37,532,303	1,559,298

(1)	For those recommended awards that are currently denominated in dollars, the number of units is calculated as the total dollar value divided by the closing bid price of our Common Stock on the OTC Pink Tier on March 29, 2018, which was $24.07 per share. For those recommended awards that are currently denominated in shares, the dollar value is calculated as the number of shares multiplied by $24.07.

The amounts in the “Number of Units” column in the table above represent the number of RSUs or unrestricted shares of Common Stock expected to be granted to each of the indicated individuals and groups in the event that the 2018 Plan is approved by stockholders. This data is as of March 30, 2018 and includes only amounts determinable as of such date.

U.S. Federal Income Tax Consequences

The following is a brief summary of certain of the U.S. federal income tax consequences of certain transactions under the 2018 Plan based on federal income tax laws currently in effect. This summary, which is presented for the information of stockholders considering how to vote on this proposal and not for 2018 Plan participants, is not intended to be complete and does not describe federal taxes other than income taxes (such as Medicare and Social Security taxes), or state, local or foreign tax consequences.

Tax Consequences to Participants

Restricted Stock. The recipient of restricted stock generally will be subject to tax at ordinary income rates on the fair market value of the restricted stock (reduced by any amount paid by the recipient for such restricted stock) at such time as the shares of restricted stock are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Code (“Restrictions”). However, a recipient who so elects under Section 83(b) of the Code within 30 days of the date of transfer of the shares will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of such shares (determined without regard to the Restrictions) over the purchase price, if any, of such restricted stock. If a Section 83(b) election has not been made, any dividends received with respect to restricted stock that are subject to the Restrictions generally will be treated as compensation that is taxable as ordinary income to the recipient.

Performance Shares, Performance Units and Cash Incentive Awards. No income generally will be recognized upon the grant of performance shares, performance units or cash incentive awards. Upon payment in respect of the earn-out of performance shares, performance units or cash incentive awards, the recipient generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any unrestricted shares of Common Stock received.

Nonqualified Stock Options. In general:

•	no income will be recognized by an optionee at the time a non-qualified stock option is granted;

•	at the time of exercise of a non-qualified stock option, ordinary income will be recognized by the optionee in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares, if unrestricted, on the date of exercise; and

•	at the time of sale of shares acquired pursuant to the exercise of a non-qualified stock option, appreciation (or depreciation) in value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

Incentive Stock Options. No income generally will be recognized by an optionee upon the grant or exercise of an Incentive Stock Option. If shares of Common Stock are issued to the optionee pursuant to the exercise of an Incentive Stock Option, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of grant or within one year after the transfer of such shares to the optionee, then upon sale of such shares, any amount realized in excess of the option price will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss.

If shares of Common Stock acquired upon the exercise of an Incentive Stock Option are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at the time of exercise (or, if less, the amount realized on the disposition of such shares if a sale or exchange) over the exercise price paid for such shares. Any further gain (or loss) realized by the participant generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.

SARs. No income will be recognized by a participant in connection with the grant of a SAR. When the SAR is exercised, the participant normally will be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash received and the fair market value of any unrestricted shares of Common Stock received on the exercise.

RSUs. No income generally will be recognized upon the award of RSUs. The recipient of an RSU award generally will be subject to tax at ordinary income rates on the fair market value of unrestricted shares of Common Stock on the date that such shares are transferred to the participant under the award (reduced by any amount paid by the participant for such RSUs), and the capital gains/loss holding period for such shares will also commence on such date.

Tax Consequences to the Company or its Subsidiaries

To the extent that a participant recognizes ordinary income in the circumstances described above, the Company or the subsidiary for which the participant performs services will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code and is not disallowed by the $1 million limitation on certain executive compensation under Section 162(m) of the Code.

Registration with the SEC

We intend to file a Registration Statement on Form S-8 relating to the issuance of shares of Common Stock under the 2018 Plan with the SEC pursuant to the Securities Act of 1933, as amended, as soon as practicable after approval of the 2018 Plan by our stockholders.

Equity Compensation Plan Information

The following table summarizes our equity compensation plans as of December 31, 2017:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders	4,310,414	$30.21	—
Equity compensation plans not approved by security holders	—	—	—
Total	4,310,414	$30.21	—

In March 2017, the 2007 Plan reached the end of its ten-year term and expired. On April [•], 2018, upon recommendation of the Compensation Committee, our Board approved and adopted, subject to the approval of the Company’s stockholders at the 2018 Annual Meeting, the 2018 Plan. As of December 31, 2017, the Company had 5,951,055 shares that would have been available for future issuance under the 2007 Plan had it not expired.

Required Vote

You may vote for or against this Proposal No. 4, or you may abstain. Approval of this proposal requires the affirmative vote (“FOR”) of a majority of the shares present or represented by proxy at the 2018 Annual Meeting and entitled to vote thereon. Abstentions will have the same effect as a vote against this proposal. Broker non-votes will have no effect on the outcome of this proposal.

Recommendation of Our Board of Directors

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL NO. 4.

PROPOSAL NO. 5

APPROVAL OF AN AMENDMENT TO THE COMSCORE, INC. AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE THEREUNDER

The Board of Directors has declared advisable and directed that there be submitted to the stockholders at the 2018 Annual Meeting a proposed amendment (the “Amendment”) to Article IV of the comScore, Inc. Amended and Restated Certificate of Incorporation (the “Charter”) that would increase the number of shares of Common Stock authorized for issuance thereunder from 100,000,000 to 150,000,000. The additional shares of Common Stock, if approved for issuance pursuant to the approval of the Amendment, would be identical in terms to the shares of Common Stock currently authorized under the Charter.

The Form of Certificate of Amendment attached as Annex B hereto and incorporated herein by reference reflects the changes that would be implemented to our Charter if the Amendment is approved.

Purpose of and Effects of the Proposed Amendment

In connection with the Company’s growth in recent periods through both acquisitions and organically, including the January 2016 merger with Rentrak Corporation, as well as the Company’s proposed settlement of certain litigation matters and the Company’s January 2018 financing arrangement involving the issuance of senior secured convertible notes, the Company has issued or reserved for issuance a significant number of shares of Common Stock.

In addition, due to our delay in filing periodic reports with the SEC prior to the filing of our 2017 10-K, we have been unable to use our registration statement on Form S-8 to grant equity awards to our directors and employees since February 2016. Further, in March 2017, our 2007 Equity Incentive Plan reached the end of its ten-year term and expired. As described under Proposal No. 4, we are asking our stockholders to approve the 2018 Equity and Incentive Plan at the 2018 Annual Meeting, and if so approved, we expect to grant additional equity awards. As of March 30, 2018, in accordance with our compensation program for employees and directors, we anticipate making equity awards having an aggregate value of approximately $47.1 million upon approval of the 2018 Equity and Incentive Plan. These awards were recommended for employees and directors in 2016, 2017 and 2018 but were not granted as of March 30, 2018. Based on the closing bid price of our Common Stock on the OTC Pink Tier on March 29, 2018, $24.07 per share, we expect to award approximately 1,956,000 shares of Common Stock in connection with the employee and director equity awards known as of March 30, 2018. The actual number of shares of Common Stock issued will be based upon the prevailing trading price of our Common Stock at the time the grants are actually made.

The Charter currently authorizes the issuance of up to 100,000,000 shares of Common Stock. As of April 13, 2018 and, to the extent applicable, based on the closing bid price of our Common Stock on the OTC Pink Tier on such date, the Company had [●] shares of Common Stock issued and outstanding, [●] shares of Common Stock underlying outstanding equity awards, [●] shares of Common Stock subject to issuance in pending litigation settlements, and [●] shares of Common Stock reserved for issuance upon potential conversion of, and payment of interest on, the Company’s outstanding senior secured convertible notes, in addition to the shares expected to be issued pursuant to awards recommended for employees and directors in 2016, 2017 and 2018 as described above. As of such date, [●] shares of Common Stock were also held as treasury shares. For certain of these items, including pending litigation settlements and recommended awards for employees and directors, the actual number of shares issued will be based upon the prevailing trading price of our Common Stock at the time of issuance – meaning that any decrease in the trading price of our Common Stock will increase the number of shares needed to deliver the prescribed value. Moreover, these estimates do not include any shares for incentive awards to employees and directors for performance in 2018 or future years.

Furthermore, and as previously disclosed, the Company has the right to conduct a rights offering for up to $150.0 million in aggregate principal amount of senior secured convertible notes. If we were to issue $150.0 million in aggregate principal amount of such convertible notes, the terms of which would be substantially similar to the Company’s outstanding senior secured convertible notes, up to 5,357,143 shares of Common Stock would be issuable upon conversion thereof, and interest thereon would also be payable, at our option, through the issuance of additional shares of Common Stock.

As a result of the foregoing, the Company does not believe that the number of currently authorized shares of Common Stock available for future issuance provides comScore with the necessary flexibility to be able to continue to grow the Company and its operations in 2018 and future years. We believe that the Amendment would provide the Company with sufficient shares of Common Stock for future issuance to meet its needs for the foreseeable future, including in connection with the above-mentioned litigation settlements, convertible notes, pending and contemplated employee and director awards, and potential rights offering of senior secured convertible notes.

The principal purpose of the Amendment is to increase the number of shares of Common Stock available for future issuance, including for future financing transactions, director and employee compensation plans, and other general corporate purposes. In addition, from time to time, the Company may engage in discussions concerning possible acquisitions that could involve the issuance of securities by the Company. Market conditions, changes in our financial condition or other circumstances could result in a determination by the Company in the future to issue additional shares of Common Stock or securities convertible into shares of Common Stock.

If approved, the increased number of authorized shares of Common Stock would be available for issuance from time to time for such purposes and consideration as the Board of Directors may determine to be appropriate. No further vote of our stockholders would be required for the issuance of these shares of Common Stock, except as provided under the rules of any national securities exchange or automated quotation system on which the Common Stock may be listed or quoted. The availability of additional shares for issuance, without the delay and expense of obtaining the approval of stockholders at a special meeting, will provide the Company greater flexibility in acting upon proposed transactions or for other appropriate purposes.

Future issuances of Common Stock would increase the number of shares of Common Stock issued and outstanding, thereby decreasing the percentage ownership in comScore (for voting, distributions and all other purposes) represented by existing shares of Common Stock. The availability for issuance of the additional shares of Common Stock and issuance thereof may be viewed as having the effect of discouraging an unsolicited attempt by another person or entity to acquire control of comScore.

If the Amendment is approved by our stockholders at the 2018 Annual Meeting, the Company expects that a Certificate of Amendment, in the form attached hereto as Annex B, would be filed with the Secretary of State of the State of Delaware as soon as practicable after the 2018 Annual Meeting. Without any further action on the part of our stockholders, the Amendment would become effective on the date of any such filing. Prior to any such filing, the Board of Directors reserves the right to delay or abandon the Amendment at its discretion.

Required Vote

You may vote for or against this Proposal No. 5, or you may abstain. Approval of this proposal requires the affirmative vote (“FOR”) of a majority of the outstanding shares of Common Stock. Abstentions and broker non-votes will have the effect of a vote against this proposal.

Recommendation of Our Board of Directors

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL NO. 5.

PROPOSAL NO. 6

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has appointed Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2018. Deloitte & Touche LLP has served as our independent audit firm since 2017 and audited our financial statements for the fiscal year ended December 31, 2017. For more information about services Deloitte & Touche LLP provided to us, as well as our procedures for approving such services, see “Principal Accounting Fees and Services — Pre-Approval Policies and Procedures” on page [•] of this proxy statement. A representative of Deloitte & Touche LLP is expected to be present at our 2018 Annual Meeting and will have an opportunity to make a statement and respond to appropriate questions from stockholders.

Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm is not required by our bylaws or other applicable legal requirements. However, our Board of Directors is submitting the appointment of Deloitte & Touche LLP to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the appointment, the Audit Committee will reconsider whether to retain the firm. Even if the appointment is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

Required Vote

The affirmative vote (“FOR”) of a majority of the shares present or represented by proxy at the 2018 Annual Meeting and entitled to vote is required to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2018. Abstentions will have the same effect as a vote against this proposal. Broker non-votes will have no effect on the outcome of this proposal.

Recommendation of Our Board of Directors

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL NO. 6.

OTHER INFORMATION

Other Matters to be Presented at the Annual Meeting

We do not know of any matters to be presented at our 2018 Annual Meeting other than those described in this proxy statement. If any other matters are properly brought before the annual meeting, proxies will be voted in accordance with the best judgment of the person or persons voting the proxies.

Security Holder Communication with Board Members

Any holder of our common stock may contact the Board of Directors, a committee of the Board of Directors or a specified individual director by writing to the attention of the Board of Directors (or a specified individual director or committee) and sending such communication to the attention of our Corporate Secretary at our executive offices as identified in this proxy statement. Each communication from a stockholder should include the following information in order to permit us to confirm your status as a security holder and enable us to send a response if deemed appropriate:

•	the name, mailing address and telephone number of the security holder sending the communication;

•	the number and type of our securities owned by such security holder; and

•	if the security holder is not a record owner of our securities, the name of the record owner of our securities beneficially owned by the security holder.

Our Corporate Secretary will forward all appropriate communications to the Board of Directors, the applicable Committee of the Board of Directors or individual members of the Board of Directors as specified in the communication. Our Corporate Secretary may, but is not required to, review all correspondence addressed to the Board of Directors, a committee of the Board of Directors or any individual member of the Board of Directors, for any inappropriate correspondence more suitably directed to management.

Annex A

COMSCORE, INC.

2018 EQUITY AND INCENTIVE COMPENSATION PLAN

1. Purpose. The purpose of this Plan is to attract and retain non-employee Directors, Employees and certain consultants to the Company and its Subsidiaries, and to provide to such persons incentives and rewards for service and/or performance.

2. Definitions. As used in this Plan:

(a) “Appreciation Right” means a right granted pursuant to Section 5 of this Plan.

(b) “Base Price” means the price to be used as the basis for determining the Spread upon the exercise of an Appreciation Right.

(c) “Board” means the Board of Directors of the Company.

(d) “Cash Incentive Award” means a cash award granted pursuant to Section 8 of this Plan.

(e) “Change in Control” has the meaning set forth in Section 12 of this Plan.

(f) “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(g) “Committee” means the Compensation Committee of the Board (or its successor(s)), or any other committee of the Board designated by the Board to administer this Plan pursuant to Section 10 of this Plan.

(h) “Common Stock” means the common stock, par value $0.001 per share, of the Company or any security into which such common stock may be changed by reason of any transaction or event of the type referred to in Section 11 of this Plan.

(i) “Company” means comScore, Inc., a Delaware corporation, and its successors.

(j) “Date of Grant” means the date provided for by the Committee on which a grant of Option Rights, Appreciation Rights, Performance Shares, Performance Units, Cash Incentive Awards, or other awards contemplated by Section 9 of this Plan, or a grant or sale of Restricted Stock, Restricted Stock Units, or other awards contemplated by Section 9 of this Plan, will become effective (which date will not be earlier than the date on which the Committee takes action with respect thereto).

(k) “Director” means a member of the Board.

(l) “Effective Date” means the date this Plan is approved by the Stockholders.

(m) “Employee” means any person, including officers and Directors, employed by the Company or any Subsidiary. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company or any Subsidiary.

(n) “Evidence of Award” means an agreement, certificate, resolution or other type or form of writing or other evidence approved by the Committee that sets forth the terms and conditions of the awards granted under this Plan. An Evidence of Award may be in an electronic medium, may be limited to notation on the books and records of the Company and, unless otherwise determined by the Committee, need not be signed by a representative of the Company or a Participant.

(o) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.

(p) “Incentive Stock Option” means an Option Right that is intended to qualify as an “incentive stock option” under Section 422 of the Code or any successor provision.

(q) “Management Objectives” means the measurable performance objective or objectives established pursuant to this Plan for Participants who have received grants of Performance Shares, Performance Units or Cash Incentive Awards or, when so determined by the Committee, Option Rights, Appreciation Rights, Restricted Stock, Restricted Stock Units, dividend equivalents or other awards pursuant to this Plan. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Management Objectives unsuitable, the Committee may in its discretion modify such Management Objectives or the acceptable levels of achievement, in whole or in part, as the Committee deems appropriate and equitable.

(r) “Market Value per Share” means, as of any particular date, if the Common Stock is listed on any established stock exchange or traded on any established market, and unless otherwise determined by the Committee, the closing price of a share of Common Stock as quoted on such exchange or market on the date of determination, as reported in a source the Committee deems reliable. If there is no closing price for the Common Stock on the particular date, then the Market Value per Share will be the closing price on the last preceding date for which such quotation exists. If there is no regular public trading market for the shares of Common Stock, then the Market Value per Share shall be the fair market value as determined in good faith by the Committee. The Committee is authorized to adopt another fair market value pricing method provided such method is stated in the applicable Evidence of Award and is in compliance with the fair market value pricing rules set forth in Section 409A of the Code.

(s) “Optionee” means the optionee named in an Evidence of Award evidencing an outstanding Option Right.

(t) “Option Price” means the purchase price payable on exercise of an Option Right.

(u) “Option Right” means the right to purchase shares of Common Stock upon exercise of an award granted pursuant to Section 4 of this Plan.

(v) “Participant” means a person who is selected by the Committee to receive benefits under this Plan and who is at the time (i) an Employee, including a person who has agreed to commence serving in such capacity within 90 days of the Date of Grant, (ii) a consultant (provided that such person satisfies the Form S-8 definition of “employee”), or (iii) a non-employee Director.

(w) “Performance Period” means, in respect of a Cash Incentive Award, Performance Share or Performance Unit, a period of time established pursuant to Section 8 of this Plan within which the Management Objectives relating to such Cash Incentive Award, Performance Share or Performance Unit are to be achieved.

(x) “Performance Share” means a bookkeeping entry that records the equivalent of one share of Common Stock awarded pursuant to Section 8 of this Plan.

(y) “Performance Unit” means a bookkeeping entry awarded pursuant to Section 8 of this Plan that records a unit equivalent to $1.00 or such other value as is determined by the Committee.

(z) “Person” means any individual, entity, or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act).

(aa) “Plan” means this comScore, Inc. 2018 Equity and Incentive Compensation Plan, as may be amended or amended and restated from time to time.

(bb) “Predecessor Plan” means the comScore, Inc. 2007 Equity Incentive Plan, as amended and restated from time to time.

(cc) “Restricted Stock” means shares of Common Stock granted or sold pursuant to Section 6 of this Plan as to which neither the substantial risk of forfeiture nor the prohibition on transfers has expired.

(dd) “Restricted Stock Units” means an award made pursuant to Section 7 of this Plan of the right to receive shares of Common Stock, cash or a combination thereof at the end of the applicable Restriction Period.

(ee) “Restriction Period” means the period of time during which Restricted Stock Units are subject to restrictions, as provided in Section 7 of this Plan.

(ff) “Spread” means the excess of the Market Value per Share on the date when an Appreciation Right is exercised over the Base Price provided for with respect to the Appreciation Right.

(gg) “Stockholder” means an individual or entity that owns one or more shares of Common Stock.

(hh) “Subsidiary” means a corporation, company or other entity (i) more than 50% of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture, limited liability company, unincorporated association or other similar entity), but more than 50% of whose ownership interest representing the right generally to make decisions for such other entity is, now or hereafter, owned or controlled, directly or indirectly, by the Company; provided, however, that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, “Subsidiary” means any corporation in which the Company at the time owns or controls, directly or indirectly, more than 50% of the total combined Voting Power represented by all classes of stock issued by such corporation.

(ii) “Voting Power” means, at any time, the combined voting power of the then-outstanding securities entitled to vote generally in the election of Directors in the case of the Company or members of the board of directors or similar body in the case of another entity.

3. Shares Available Under this Plan.

(a) Maximum Shares Available Under this Plan.

(i)	Subject to adjustment as provided in Section 11 of this Plan and the share counting rules set forth in Section 3(b) of this Plan, the number of shares of Common Stock available under this Plan for awards of (A) Option Rights or Appreciation Rights, (B) Restricted Stock, (C) Restricted Stock Units, (D) Performance Shares or Performance Units, (E) awards contemplated by Section 9 of this Plan, or (F) dividend equivalents paid with respect to awards made under this Plan will not exceed in the aggregate 10,650,000 shares of Common Stock. Such shares may be shares of original issuance or treasury shares or a combination of the foregoing.

(ii)	The aggregate number of shares of Common Stock available under Section 3(a)(i) of this Plan will be reduced by (A) one share of Common Stock for every one share of Common Stock subject to an award of Option Rights or Appreciation Rights granted under this Plan, and (B) two shares of Common Stock for every one share of Common Stock subject to an award other than of Option Rights or Appreciation Rights granted under this Plan.

(b)	Share Counting Rules.

(i)	Except as provided in Section 22 of this Plan, if any award granted under this Plan (in whole or in part) is cancelled or forfeited, expires, is settled for cash, or is unearned, the shares of Common Stock subject to such award will, to the extent of such cancellation, forfeiture, expiration, cash settlement, or unearned amount, again be available under Section 3(a)(i) above (at a rate of one share of Common Stock for every one share of Common Stock subject to awards of Option Rights or Appreciation Rights and two shares of Common Stock for every one share of Common Stock subject to awards other than of Option Rights or Appreciation Rights).

(ii)	If, after December 31, 2017, any shares of Common Stock subject to an award granted under the Predecessor Plan are forfeited, or an award granted under the Predecessor Plan (in whole or in part) is cancelled or forfeited, expires, is settled for cash, or is unearned, the shares of Common Stock subject to such award will, to the extent of such cancellation, forfeiture, expiration, cash settlement, or unearned amount, be available for awards under this Plan (at a rate of one share of Common Stock for every one share of Common Stock subject to such award).

(iii)	Notwithstanding anything to the contrary contained in this Plan: (A) shares of Common Stock withheld by the Company, tendered or otherwise used in payment of the Option Price of an Option Right will not be added (or added back, as applicable) to the aggregate number of shares of Common Stock available under Section 3(a)(i) of this Plan; (B) shares of Common Stock withheld by the Company, tendered or otherwise used to satisfy tax withholding with respect to awards other than as described in clause (C) will not be added (or added back, as applicable) to the aggregate number of shares of Common Stock available under Section 3(a)(i) of this Plan; (C) shares of Common Stock withheld by the Company, tendered or otherwise used prior to the tenth anniversary of the Effective Date to satisfy tax withholding with respect to awards other than Option Rights or Appreciation Rights shall be added back (but only to the extent such withholding did not exceed the minimum amounts of tax required to be withheld) to the aggregate number of shares of Common Stock available under Section 3(a)(i) of this Plan; (D) shares of Common Stock subject to an Appreciation Right that are not actually issued in connection with the settlement of such Appreciation Right on the exercise thereof, will not be added back to the aggregate number of shares of Common Stock available under Section 3(a)(i) of this Plan; and (E) shares of Common Stock reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Option Rights will not be added (or added back, as applicable) to the aggregate number of shares of Common Stock available under Section 3(a)(i) of this Plan.

(iv)	If, under this Plan, a Participant has elected to give up the right to receive compensation in exchange for shares of Common Stock based on fair market value, such shares of Common Stock will not count against the aggregate limit under Section 3(a)(i) of this Plan.

(c) Limit on Incentive Stock Options. Notwithstanding anything to the contrary contained in this Plan, and subject to adjustment as provided in Section 11 of this Plan, the aggregate number of shares of Common Stock actually issued or transferred by the Company upon the exercise of Incentive Stock Options will not exceed 10,650,000 shares of Common Stock.

(d) Individual Director Limit. Notwithstanding anything to the contrary contained in this Plan, and subject to adjustment as provided in Section 11 of this Plan, in no event will any non-employee Director in any one calendar year be granted compensation for such service having an aggregate maximum value (measured at the Date of Grant as applicable, and calculating the value of any awards under this Plan based on the grant date fair value for financial reporting purposes) in excess of $900,000.

4. Option Rights. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting to Participants of Option Rights. Each such grant may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a) Each grant will specify the number of shares of Common Stock to which it pertains subject to the limitations set forth in Section 3 of this Plan.

(b) Each grant will specify an Option Price per share of Common Stock, which (except with respect to awards under Section 22 of this Plan) may not be less than the Market Value per Share on the Date of Grant.

(c) Each grant will specify whether the Option Price will be payable (i) in cash, by check acceptable to the Company or by wire transfer of immediately available funds, (ii) by the actual or constructive transfer to the Company of shares of Common Stock owned by the Optionee having a value at the time of exercise equal to the total Option Price, (iii) subject to any conditions or limitations established by the Committee, by the withholding of shares of Common Stock otherwise issuable upon exercise of an Option Right pursuant to a “net exercise” arrangement (it being understood that, solely for purposes of determining the number of treasury shares held by the Company, the shares of Common Stock so withheld will not be treated as issued and acquired by the Company upon such exercise), (iv) by a combination of such methods of payment, or (v) by such other methods as may be approved by the Committee.

(d) To the extent permitted by law, any grant may provide for deferred payment of the Option Price from the proceeds of sale through a bank or broker on a date satisfactory to the Company of some or all of the shares of Common Stock to which such exercise relates.

(e) Successive grants may be made to the same Participant whether or not any Option Rights previously granted to such Participant remain unexercised.

(f) Each grant will specify the period or periods of continuous service by the Optionee with the Company or any Subsidiary, if any, that is necessary before any Option Rights or installments thereof will become exercisable. Option Rights may provide for continued vesting or the earlier exercise of such Option Rights, including in the event of the retirement, death or disability of a Participant or in the event of a Change in Control.

(g) Any grant of Option Rights may specify Management Objectives that must be achieved as a condition to the exercise of such rights.

(h) Option Rights granted under this Plan may be (i) options, including Incentive Stock Options, that are intended to qualify under particular provisions of the Code, (ii) options that are not intended to so qualify, or (iii) combinations of the foregoing. Incentive Stock Options may only be granted to Participants who meet the definition of “employees” under Section 3401(c) of the Code.

(i) No Option Right will be exercisable more than 10 years from the Date of Grant. The Committee may provide in any Evidence of Award for the automatic exercise of an Option Right upon such terms and conditions as established by the Committee.

(j) Option Rights granted under this Plan may not provide for any dividends or dividend equivalents thereon.

(k) Each grant of Option Rights will be evidenced by an Evidence of Award. Each Evidence of Award will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve.

5. Appreciation Rights.

(a) The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting to any Participant of Appreciation Rights. An Appreciation Right will be the right of the Participant to receive from the Company an amount determined by the Committee, which will be expressed as a percentage of the Spread (not exceeding 100%) at the time of exercise.

(b) Each grant of Appreciation Rights may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(i)	Each grant may specify that the amount payable on exercise of an Appreciation Right will be paid by the Company in cash, shares of Common Stock or any combination thereof.

(ii)	Any grant may specify that the amount payable on exercise of an Appreciation Right may not exceed a maximum specified by the Committee on the Date of Grant.

(iii)	Any grant may specify waiting periods before exercise and permissible exercise dates or periods.

(iv)	Each grant will specify the period or periods of continuous service by the Participant with the Company or any Subsidiary, if any, that is necessary before the Appreciation Rights or installments thereof will become exercisable. Appreciation Rights may provide for continued vesting or the earlier exercise of such Appreciation Rights, including in the event of the retirement, death or disability of a Participant or in the event of a Change in Control.

(v)	Any grant of Appreciation Rights may specify Management Objectives that must be achieved as a condition of the exercise of such Appreciation Rights.

(vi)	Appreciation Rights granted under this Plan may not provide for any dividends or dividend equivalents thereon.

(vii)	Successive grants of Appreciation Rights may be made to the same Participant regardless of whether any Appreciation Rights previously granted to the Participant remain unexercised.

(viii)	Each grant of Appreciation Rights will be evidenced by an Evidence of Award. Each Evidence of Award will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve.

(c)	Also, regarding Appreciation Rights:

(i)	Each grant will specify in respect of each Appreciation Right a Base Price, which (except with respect to awards under Section 22 of this Plan) may not be less than the Market Value per Share on the Date of Grant; and

(ii)	No Appreciation Right granted under this Plan may be exercised more than 10 years from the Date of Grant. The Committee may provide in any Evidence of Award for the automatic exercise of an Appreciation Right upon such terms and conditions as established by the Committee.

6. Restricted Stock. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the grant or sale of Restricted Stock to Participants. Each such grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a) Each such grant or sale will constitute an immediate transfer of the ownership of shares of Common Stock to the Participant in consideration of the performance of services, entitling such Participant to voting, dividend and other ownership rights, but subject to the substantial risk of forfeiture and restrictions on transfer hereinafter described.

(b) Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share on the Date of Grant.

(c) Each such grant or sale will provide that the Restricted Stock covered by such grant or sale will be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code for a period to be determined by the Committee on the Date of Grant or until achievement of Management Objectives referred to in Section 6(e) of this Plan.

(d) Each such grant or sale will provide that during or after the period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Stock will be prohibited or restricted in the manner and to the extent prescribed by the Committee on the Date of Grant (which restrictions may include rights of repurchase or first refusal of the Company or provisions subjecting the Restricted Stock to a continuing substantial risk of forfeiture while held by any transferee).

(e) Any grant of Restricted Stock may specify Management Objectives that, if achieved, will result in termination or early termination of the restrictions applicable to such Restricted Stock.

(f) Notwithstanding anything to the contrary contained in this Plan, Restricted Stock may provide for continued vesting or the earlier termination of restrictions on such Restricted Stock, including in the event of the retirement, death or disability of a Participant or in the event of a Change in Control.

(g) Any such grant or sale of Restricted Stock will require that any and all dividends or other distributions paid thereon during the period of such restrictions be automatically deferred and/or reinvested in additional Restricted Stock, which will be subject to the same restrictions as the underlying award. For the avoidance of doubt, any such dividends or other distributions on Restricted Stock will be deferred until, and paid contingent upon, the vesting of such Restricted Stock.

(h) Each grant or sale of Restricted Stock will be evidenced by an Evidence of Award. Each Evidence of Award will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve. Unless otherwise directed by the Committee, (i) all certificates representing Restricted Stock will be held in custody by the Company until all restrictions thereon will have lapsed, together with a stock power or powers executed by the Participant in whose name such certificates are registered, endorsed in blank and covering such shares or (ii) all Restricted Stock will be held at the Company’s transfer agent in book entry form with appropriate restrictions relating to the transfer of such Restricted Stock.

7. Restricted Stock Units. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting or sale of Restricted Stock Units to Participants. Each such grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a) Each such grant or sale will constitute the agreement by the Company to deliver shares of Common Stock or cash, or a combination thereof, to the Participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions (which may include the achievement of Management Objectives) during the Restriction Period as the Committee may specify.

(b) Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share on the Date of Grant.

(c) Notwithstanding anything to the contrary contained in this Plan, Restricted Stock Units may provide for continued vesting or the earlier lapse or other modification of the Restriction Period, including in the event of the retirement, death or disability of a Participant or in the event of a Change in Control.

(d) During the Restriction Period, the Participant will have no right to transfer any rights under his or her award and will have no rights of ownership in the shares of Common Stock deliverable upon payment of the Restricted Stock Units and will have no right to vote them, but the Committee may, at or after the Date of Grant, authorize the payment of dividend equivalents on such Restricted Stock Units on a deferred and contingent basis, either in cash or in additional shares of Common Stock; provided, however, that dividend equivalents or other distributions on shares of Common Stock underlying Restricted Stock Units will be deferred until and paid contingent upon the vesting of such Restricted Stock Units.

(e) Each grant or sale of Restricted Stock Units will specify the time and manner of payment of the Restricted Stock Units that have been earned. Each grant or sale will specify that the amount payable with respect thereto will be paid by the Company in shares of Common Stock or cash, or a combination thereof.

(f) Each grant or sale of Restricted Stock Units will be evidenced by an Evidence of Award. Each Evidence of Award will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve.

8. Cash Incentive Awards, Performance Shares and Performance Units. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting of Cash Incentive Awards, Performance Shares and Performance Units. Each such grant may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a) Each grant will specify the number or amount of Performance Shares or Performance Units, or amount payable with respect to a Cash Incentive Award, to which it pertains, which number or amount may be subject to adjustment to reflect changes in compensation or other factors.

(b) The Performance Period with respect to each Cash Incentive Award or grant of Performance Shares or Performance Units will be such period of time as will be determined by the Committee, which may be subject to continued vesting or earlier lapse or other modification, including in the event of the retirement, death or disability of a Participant or in the event of a Change in Control.

(c) Each grant of a Cash Incentive Award, Performance Shares or Performance Units will specify Management Objectives which, if achieved, will result in payment or early payment of the award, and each grant may specify in respect of such specified Management Objectives a minimum acceptable level or levels of achievement and may set forth a formula for determining the number of Performance Shares or Performance Units, or amount payable with respect to a Cash Incentive Award, that will be earned if performance is at or above the minimum or threshold level or levels, or is at or above the target level or levels, but falls short of maximum achievement of the specified Management Objectives.

(d) Each grant will specify the time and manner of payment of a Cash Incentive Award, Performance Shares or Performance Units that have been earned. Any grant may specify that the amount payable with respect thereto may be paid by the Company in cash, in shares of Common Stock, in Restricted Stock or Restricted Stock Units or in any combination thereof.

(e) Any grant of a Cash Incentive Award, Performance Shares or Performance Units may specify that the amount payable or the number of shares of Common Stock, Restricted Stock or Restricted Stock Units payable with respect thereto may not exceed a maximum specified by the Committee on the Date of Grant.

(f) The Committee may, on the Date of Grant of Performance Shares or Performance Units, provide for the payment of dividend equivalents to the holder thereof either in cash or in additional shares of Common Stock, subject in all cases to deferral and payment on a contingent basis based on the Participant’s earning and vesting of the Performance Shares or Performance Units, as applicable, with respect to which such dividend equivalents are paid.

(g) Each grant of a Cash Incentive Award, Performance Shares or Performance Units will be evidenced by an Evidence of Award. Each Evidence of Award will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve.

9. Other Awards.

(a) Subject to applicable law and the applicable limits set forth in Section 3 of this Plan, the Committee may authorize the grant to any Participant of shares of Common Stock or such other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or relating to, shares of Common Stock or factors that may influence the value of such shares, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into shares of Common Stock, purchase rights for shares of Common Stock, awards with value and payment contingent upon performance of the Company or specified Subsidiaries, affiliates or other business units thereof or any other factors designated by the Committee, and awards valued by reference to the book value of the shares of Common Stock or the value of securities of, or the performance of specified Subsidiaries or affiliates or other business units of the Company. The Committee will determine the terms and conditions of such awards. Shares of Common Stock delivered pursuant to an award in the nature of a purchase right granted under this Section 9 will be purchased for such consideration, paid for at such time, by such methods, and in such forms, including, without limitation, shares of Common Stock, other awards, notes or other property, as the Committee determines.

(b) Cash awards, as an element of or supplement to any other award granted under this Plan, may also be granted pursuant to this Section 9.

(c) The Committee may authorize the grant of shares of Common Stock as a bonus, or may authorize the grant of other awards in lieu of obligations of the Company or a Subsidiary to pay cash or deliver other property under this Plan or under other plans or compensatory arrangements, subject to such terms as will be determined by the Committee in a manner that complies with Section 409A of the Code.

(d) The Committee may, at or after the Date of Grant, authorize the payment of dividends or dividend equivalents on awards granted under this Section 9 on a deferred and contingent basis, either in cash or in additional shares of Common Stock; provided, however, that dividend equivalents or other distributions on shares of Common Stock underlying awards granted under this Section 9 will be deferred until and paid contingent upon the earning and vesting of such awards.

(e) The Evidence of Award will specify the time and terms of delivery of an award granted under this Section 9.

(f) Notwithstanding anything to the contrary contained in this Plan, awards under this Section 9 may provide for the earning or vesting of, or earlier elimination of restrictions applicable to, such award, including in the event of the retirement, death or disability of a Participant or in the event of a Change in Control.

10. Administration of this Plan.

(a) This Plan will be administered by the Committee. The Committee may from time to time delegate all or any part of its authority under this Plan to a subcommittee thereof. To the extent of any such delegation, references in this Plan to the Committee will be deemed to be references to such subcommittee.

(b) The interpretation and construction by the Committee of any provision of this Plan or of any Evidence of Award (or related documents) and any determination by the Committee pursuant to any provision of this Plan or of any such agreement, notification or document will be final and conclusive. No member of the Committee shall be liable for any such action or determination made in good faith. In addition, the Committee is authorized to take any action it determines in its sole discretion to be appropriate subject only to the express limitations contained in this Plan, and no authorization in any Plan section or other provision of this Plan is intended or may be deemed to constitute a limitation on the authority of the Committee.

(c) To the extent permitted by law, the Committee may delegate to one or more of its members, to one or more officers of the Company, or to one or more agents or advisors, such administrative duties or powers as it may deem advisable, and the Committee, the subcommittee, or any person to whom duties or powers have been delegated as aforesaid, may employ one or more persons to render advice with respect to any responsibility the Committee, the subcommittee or such person may have under this Plan. The Committee may, by resolution, authorize one or more officers of the Company to do one or both of the following on the same basis as the Committee: (i) designate employees to be recipients of awards under this Plan; and

(ii) determine the size of any such awards; provided, however, that (A) the Committee will not delegate such responsibilities to any such officer for awards granted to an employee who is an officer, Director, or more than 10% “beneficial owner” (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Committee in accordance with Section 16 of the Exchange Act; (B) the resolution providing for such authorization shall set forth the total number of shares of Common Stock such officer(s) may grant; and (C) the officer(s) will report periodically to the Committee regarding the nature and scope of the awards granted pursuant to the authority delegated.

11. Adjustments. The Committee shall make or provide for such adjustments in the number of and kind of shares of Common Stock covered by outstanding Option Rights, Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units granted hereunder and, if applicable, in the number of and kind of shares of Common Stock covered by other awards granted pursuant to Section 9 of this Plan, in the Option Price and Base Price provided in outstanding Option Rights and Appreciation Rights, respectively, in Cash Incentive Awards, and in other award terms, as the Committee, in its sole discretion, exercised in good faith, determines is equitably required to prevent dilution or enlargement of the rights of Participants that otherwise would result from (a) any extraordinary cash dividend, stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event or in the event of a Change in Control, the Committee may provide in substitution for any or all outstanding awards under this Plan such alternative consideration (including cash), if any, as it, in good faith, may determine to be equitable in the circumstances and shall require in connection therewith the surrender of all awards so replaced in a manner that complies with Section 409A of the Code. In addition, for each Option Right or Appreciation Right with an Option Price or Base Price, respectively, greater than the consideration offered in connection with any such transaction or event or Change in Control, the Committee may in its discretion elect to cancel such Option Right or Appreciation Right without any payment to the Person holding such Option Right or Appreciation Right. The Committee shall also make or provide for such adjustments in the number of shares of Common Stock specified in Section 3 of this Plan as the Committee in its sole discretion, exercised in good faith, determines is appropriate to reflect any transaction or event described in this Section 11; provided, however, that any such adjustment to the number specified in Section 3(c) of this Plan will be made only if and to the extent that such adjustment would not cause any Option Right intended to qualify as an Incentive Stock Option to fail to so qualify.

12. Change in Control. For purposes of this Plan, except as may be otherwise prescribed by the Committee with respect to an award made under this Plan, a “Change in Control” will be deemed to have occurred upon the occurrence (after the Effective Date) of any of the following events:

(a) any Person becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either (i) the then-outstanding Common Stock (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of Directors (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this definition, the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (D) any acquisition pursuant to a transaction that complies with Sections 12(c)(i), (c)(ii) and (c)(iii) below;

(b) individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a Director subsequent to the Effective Date whose election, or nomination for election by the Stockholders, was approved by a vote of a majority of the Directors then comprising the Incumbent Board (either by specific vote or by approval of the proxy statement of the Company in which such individual is named as a nominee for Director, without objection to such nomination) shall be considered as though such individual was a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(c) consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving the Company or any of its Subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or securities of another entity by the Company or any of its Subsidiaries (each, a “Business Combination”), in each case unless, following such Business Combination, (i) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors (or, for a non-corporate entity, equivalent governing body), as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 50% or more of, respectively, the then-outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) of the entity resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such entity, except to the extent that such ownership existed prior to the Business Combination, and (iii) at least a majority of the members of the board of directors (or, for a non-corporate entity, equivalent governing body) of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

(d) approval by the Stockholders of a complete liquidation or dissolution of the Company.

13. Detrimental Activity and Recapture Provisions. Any Evidence of Award may reference a clawback policy of the Company or provide for the cancellation or forfeiture of an award or the forfeiture and repayment to the Company of any gain related to an award, or other provisions intended to have a similar effect, upon such terms and conditions as may be determined by the Committee from time to time, if a Participant, either (a) during employment or other service with the Company or a Subsidiary, or (b) within a specified period after termination of such employment or service, engages in any detrimental activity, as described in the applicable Evidence of Award or such clawback policy. In addition, notwithstanding anything in this Plan to the contrary, any Evidence of Award or such clawback policy may also provide for the cancellation or forfeiture of an award or the forfeiture and repayment to the Company of any shares of Common Stock issued under and/or any other benefit related to an award, or other provisions intended to have a similar effect, upon such terms and conditions as may be required by the Committee or under Section 10D of the Exchange Act and any applicable rules or regulations promulgated by the Securities and Exchange Commission or any national securities exchange or national securities association on which the shares of Common Stock may be traded.

14. Non-U.S. Participants. In order to facilitate the making of any grant or combination of grants under this Plan, the Committee may provide for such special terms for awards to Participants who are foreign nationals or who are employed by the Company or any Subsidiary outside of the United States of America or who provide services to the Company or any Subsidiary under an agreement with a foreign nation or agency, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to or amendments, restatements or alternative versions of this Plan (including sub-plans) as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements, amendments or restatements, however, will include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the Stockholders.

15. Transferability.

(a) Except as otherwise determined by the Committee, no Option Right, Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Share, Performance Unit, Cash Incentive Award, award contemplated by Section 9 of this Plan or dividend equivalents paid with respect to awards made under this Plan will be transferable by the Participant except by will or the laws of descent and distribution. In no event will any such award granted under this Plan be transferred for value. Except as otherwise determined by the Committee, Option Rights and Appreciation Rights will be exercisable during the Participant’s lifetime only by him or her or, in the event of the Participant’s legal incapacity to do so, by his or her guardian or legal representative acting on behalf of the Participant in a fiduciary capacity under state law or court supervision.

(b) The Committee may specify on the Date of Grant that part or all of the shares of Common Stock that are (i) to be issued or transferred by the Company upon the exercise of Option Rights or Appreciation Rights, upon the termination of the Restriction Period applicable to Restricted Stock Units or upon payment under any grant of Performance Shares or Performance Units or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 6 of this Plan, will be subject to further restrictions on transfer, including minimum holding periods.

16. Withholding Taxes. To the extent that the Company is required to withhold federal, state, local or foreign taxes or other amounts in connection with any payment made or benefit realized by a Participant or other Person under this Plan, and the amounts available to the Company for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other Person make arrangements satisfactory to the Company for payment of the balance of such taxes or other amounts required to be withheld, which arrangements (in the discretion of the Committee) may include relinquishment of a portion of such benefit. If a Participant’s benefit is to be received in the form of shares of Common Stock, and such Participant fails to make arrangements for the payment of taxes or other amounts, then, unless otherwise determined by the Committee, the Company will withhold shares of Common Stock having a value equal to the amount required to be withheld. Notwithstanding the foregoing, when a Participant is required to pay the Company an amount required to be withheld under applicable income, employment, tax or other laws, the Participant may elect, unless otherwise determined by the Committee, to satisfy the obligation, in whole or in part, by having withheld, from the shares of Common Stock required to be delivered to the Participant, shares of Common Stock having a value equal to the amount required to be withheld or by delivering to the Company other shares of Common Stock held by such Participant. The shares of Common Stock used for tax or other withholding will be valued at an amount equal to the fair market value of such shares of Common Stock on the date the benefit is to be included in Participant’s income. In no event will the fair market value of the shares of Common Stock to be withheld and delivered pursuant to this Section 16 exceed the minimum amount required to be withheld, unless (i) an additional amount can be withheld and not result in adverse accounting consequences, (ii) such additional withholding amount is authorized by the Committee, and (iii) the total amount withheld does not exceed the Participant’s estimated tax obligations attributable to the applicable transaction. Participants will also make such arrangements as the Company may require for the payment of any withholding tax or other obligation that may arise in connection with the disposition of shares of Common Stock acquired upon the exercise of Option Rights.

17. Compliance with Section 409A of the Code.

(a) To the extent applicable, it is intended that this Plan and any grants made hereunder comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the Participants. This Plan and any grants made hereunder will be administered in a manner consistent with this intent. Any reference in this Plan to Section 409A of the Code will also include any regulations or any other formal guidance promulgated with respect to such section by the U.S. Department of the Treasury or the Internal Revenue Service.

(b) Neither a Participant nor any of a Participant’s creditors or beneficiaries will have the right to subject any deferred compensation (within the meaning of Section 409A of the Code) payable under this Plan and grants hereunder to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to a Participant or for a Participant’s benefit under this Plan and grants hereunder may not be reduced by, or offset against, any amount owed by a Participant to the Company or any of its Subsidiaries.

(c) If, at the time of a Participant’s separation from service (within the meaning of Section 409A of the Code), (i) the Participant will be a specified employee (within the meaning of Section 409A of the Code and using the identification methodology selected by the Company from time to time) and (ii) the Company makes a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Company will not pay such amount on the otherwise scheduled payment date but will instead pay it, without interest, on the first business day of the seventh month after such separation from service.

(d) Solely with respect to any award that constitutes nonqualified deferred compensation subject to Section 409A of the Code and that is payable on account of a Change in Control (including any installments or stream of payments that are accelerated on account of a Change in Control), a Change in Control shall occur only if such event also constitutes a “change in the ownership,” “change in effective control,” and/or a “change in the ownership of a substantial portion of assets” of the Company as those terms are defined under Treasury Regulation §1.409A-3(i)(5), but only to the extent necessary to establish a time and form of payment that complies with Section 409A of the Code, without altering the definition of Change in Control for any purpose in respect of such award.

(e) Notwithstanding any provision of this Plan and grants hereunder to the contrary, in light of the uncertainty with respect to the proper application of Section 409A of the Code, the Company reserves the right to make amendments to this Plan and grants hereunder as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code. In any case, a Participant will be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on a Participant or for a Participant’s account in connection with this Plan and grants hereunder (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its affiliates will have any obligation to indemnify or otherwise hold a Participant harmless from any or all of such taxes or penalties.

18. Amendments.

(a) The Board may at any time and from time to time amend this Plan in whole or in part; provided, however, that if an amendment to this Plan, for purposes of applicable stock exchange rules and except as permitted under Section 11 of this Plan, (i) would materially increase the benefits accruing to Participants under this Plan, (ii) would materially increase the number of securities which may be issued under this Plan, (iii) would materially modify the requirements for participation in this Plan, or (iv) must otherwise be approved by the Stockholders in order to comply with applicable law or the rules of the NASDAQ Stock Market or, if the shares of Common Stock are not traded on the NASDAQ Stock Market, the principal national securities exchange upon which the shares of Common Stock are traded or quoted, all as determined by the Board, then, such amendment will be subject to Stockholder approval and will not be effective unless and until such approval has been obtained.

(b) Except in connection with a corporate transaction or event described in Section 11 of this Plan or in connection with a Change in Control, the terms of outstanding awards may not be amended to reduce the Option Price of outstanding Option Rights or the Base Price of outstanding Appreciation Rights, or cancel outstanding “underwater” Option Rights or Appreciation Rights (including following a Participant’s voluntary surrender of “underwater” Option Rights or Appreciation Rights) in exchange for cash, other awards or Option Rights or Appreciation Rights with an Option Price or Base Price, as applicable, that is less than the Option Price of the original Option Rights or Base Price of the original Appreciation Rights, as applicable, without Stockholder approval. This Section 18(b) is intended to prohibit the repricing of “underwater” Option Rights and Appreciation Rights and will not be construed to prohibit the adjustments provided for in Section 11 of this Plan. Notwithstanding any provision of this Plan to the contrary, this Section 18(b) may not be amended without approval by the Stockholders.

(c) If permitted by Section 409A of the Code, but subject to the paragraph that follows, including in the case of termination of employment or service, or in the case of unforeseeable emergency or other circumstances or in the event of a Change in Control, to the extent a Participant holds an Option Right or Appreciation Right not immediately exercisable in full, or any Restricted Stock as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, or any Restricted Stock Units as to which the Restriction Period has not been completed, or any Cash Incentive Awards, Performance Shares or Performance Units which have not been fully earned, or any dividend equivalents or other awards made pursuant to Section 9 of this Plan subject to any vesting schedule or transfer restriction, or who holds shares of Common Stock subject to any transfer restriction imposed pursuant to Section 15(b) of this Plan, the Committee may, in its sole discretion, provide for continued vesting or accelerate the time at which such Option Right, Appreciation Right or other award may be exercised or the time at which such substantial risk of forfeiture or prohibition or restriction on transfer will lapse or the time when such Restriction Period will end or the time at which such Cash Incentive Awards, Performance Shares or Performance Units will be deemed to have been fully earned or the time when such transfer restriction will terminate or may waive any other limitation or requirement under any such award.

(d) Subject to Section 18(b) of this Plan, the Committee may amend the terms of any award theretofore granted under this Plan prospectively or retroactively. Except for adjustments made pursuant to Section 11 of this Plan, no such amendment will materially impair the rights of any Participant without his or her consent. The Board may, in its discretion, terminate this Plan at any time. Termination of this Plan will not affect the rights of Participants or their successors under any awards outstanding hereunder and not exercised in full on the date of termination.

19. Governing Law. This Plan and all grants and awards and actions taken hereunder will be governed by and construed in accordance with the internal substantive laws of the State of Delaware.

20. Effective Date/Termination. This Plan will be effective as of the Effective Date. No grants will be made on or after the Effective Date under the Predecessor Plan, provided that outstanding awards granted under the Predecessor Plan will continue unaffected following the Effective Date. No grant will be made under this Plan on or after the tenth anniversary of the Effective Date, but all grants made prior to such date will continue in effect thereafter subject to the terms thereof and of this Plan. For clarification purposes, the terms and conditions of this Plan shall not apply to or otherwise impact previously granted and outstanding awards under the Predecessor Plan.

21. Miscellaneous Provisions.

(a) The Company will not be required to issue any fractional shares of Common Stock pursuant to this Plan. The Committee may provide for the elimination of fractions or for the settlement of fractions in cash.

(b) This Plan will not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor will it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate such Participant’s employment or other service at any time.

(c) Except with respect to Section 21(e) of this Plan, to the extent that any provision of this Plan would prevent any Option Right that was intended to qualify as an Incentive Stock Option from qualifying as such, that provision will be null and void with respect to such Option Right. Such provision, however, will remain in effect for other Option Rights and there will be no further effect on any provision of this Plan.

(d) No award under this Plan may be exercised by the holder thereof if such exercise, and the receipt of cash or stock thereunder, would be, in the opinion of counsel selected by the Company, contrary to law or the regulations of any duly constituted authority having jurisdiction over this Plan.

(e) Absence on leave approved by a duly constituted officer of the Company or any of its Subsidiaries will not be considered interruption or termination of service of any employee for any purposes of this Plan or awards granted hereunder.

(f) No Participant will have any rights as a Stockholder with respect to any shares of Common Stock subject to awards granted to him or her under this Plan prior to the date as of which he or she is actually recorded as the holder of such shares of Common Stock upon the stock records of the Company.

(g) The Committee may condition the grant of any award or combination of awards authorized under this Plan on the surrender or deferral by the Participant of his or her right to receive a cash bonus or other compensation otherwise payable by the Company or a Subsidiary to the Participant.

(h) Except with respect to Option Rights and Appreciation Rights, the Committee may permit Participants to elect to defer the issuance of shares of Common Stock under this Plan pursuant to such rules, procedures or programs as it may establish for purposes of this Plan and which are intended to comply with the requirements of Section 409A of the Code. The Committee also may provide that deferred issuances and settlements include the crediting of dividend equivalents or interest on the deferral amounts.

(i) If any provision of this Plan is or becomes invalid or unenforceable in any jurisdiction, or would disqualify this Plan or any award under any law deemed applicable by the Committee, such provision will be construed or deemed amended or limited in scope to conform to applicable laws or, in the discretion of the Committee, it will be stricken and the remainder of this Plan will remain in full force and effect. Notwithstanding anything in this Plan or an Evidence of Award to the contrary, nothing in this Plan or in an Evidence of Award prevents a Participant from providing, without prior notice to the Company, information to governmental authorities regarding possible legal violations or otherwise testifying or participating in any investigation or proceeding by any governmental authorities regarding possible legal violations, and for purpose of clarity a Participant is not prohibited from providing information voluntarily to the Securities and Exchange Commission pursuant to Section 21F of the Exchange Act.

22. Stock-Based Awards in Substitution for Awards Granted by Another Company. Notwithstanding anything in this Plan to the contrary:

(a) Awards may be granted under this Plan in substitution for or in conversion of, or in connection with an assumption of, stock options, stock appreciation rights, restricted stock, restricted stock units or other stock or stock-based awards held by awardees of an entity engaging in a corporate acquisition or merger transaction with the Company or any Subsidiary. Any conversion, substitution or assumption will be effective as of the close of the merger or acquisition, and, to the extent applicable, will be conducted in a manner that complies with Section 409A of the Code. The awards so granted may reflect the original terms of the awards being assumed or substituted or converted for and need not comply with other specific terms of this Plan, and may account for shares of Common Stock substituted for the securities covered by the original awards and the number of shares subject to the original awards, as well as any exercise or purchase prices applicable to the original awards, adjusted to account for differences in stock prices in connection with the transaction.

(b) In the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary merges has shares available under a pre-existing plan previously approved by stockholders and not adopted in contemplation of such acquisition or merger, the shares available for grant pursuant to the terms of such plan (as adjusted, to the extent appropriate, to reflect such acquisition or merger) may be used for awards made after such acquisition or merger under this Plan; provided, however, that awards using such available shares may not be made after the date awards or grants could have been made under the terms of the pre-existing plan absent the acquisition or merger, and may only be made to individuals who were not employees or directors of the Company or any Subsidiary prior to such acquisition or merger.

(c) Any shares of Common Stock that are issued or transferred by, or that are subject to any awards that are granted by, or become obligations of, the Company under Sections 22(a) or 22(b) of this Plan will not reduce the shares of Common Stock available for issuance or transfer under this Plan or otherwise count against the limits contained in Section 3 of this Plan. In addition, no shares of Common Stock subject to an award that is granted by, or becomes an obligation of, the Company under Sections 22(a) or 22(b) of this Plan, will be added to the aggregate limit contained in Section 3(a)(i) of this Plan.

Annex B

CERTIFICATE OF AMENDMENT OF

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF COMSCORE, INC.

comScore, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

FIRST: That at a meeting of the Board of Directors (the “Board”) of the Corporation, resolutions were duly adopted setting forth a proposed amendment (the “Amendment”) of the Amended and Restated Certificate of Incorporation of the Corporation, declaring the Amendment to be advisable and submitting the Amendment at a meeting of the stockholders of the Corporation for consideration thereof.

SECOND: That thereafter, pursuant to resolutions of the Board, an annual meeting of stockholders of the Corporation was duly called and held on May 30, 2018, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware and at which meeting the necessary number of shares as required by statute and the Amended and Restated Certificate of Incorporation of the Corporation were voted in favor of approval of the Amendment.

THIRD: That Section A.1 of Article IV of the Amended and Restated Certificate of Incorporation of the Corporation is hereby amended and restated in full as follows:

A. Capital Stock.

1. This Corporation is authorized to issue two classes of stock, to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the Corporation is authorized to issue is One Hundred and Fifty-Five Million (155,000,000) shares. One Hundred and Fifty Million (150,000,000) shares shall be Common Stock, par value $0.001 per share, and Five Million (5,000,000) shares shall be Preferred Stock, par value $0.001 per share.

FOURTH: That the Amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by an authorized officer of the Corporation this ___ day of _______, 2018.

By:
Name:	Carol A. DiBattiste
Title:	General Counsel & Chief Compliance, Privacy and People Officer

B-1

annual meeting of stockholders of comscore, inc. May 30, 2018 PROXY VOTING INSTRUCTIONS INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page. TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call. Vote online/phone until 11:59 PM EST the day before the meeting. MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON - You may vote your shares in person by attending the Special Meeting. GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access. Company Number Account Number Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL OF THE NOMINEES FOR PROPOSAL 1, “FOR” PROPOSAL 2, FOR A FREQUENCY OF “EVERY YEAR” FOR PROPOSAL 3, “FOR” PROPOSAL 4, “FOR” PROPOSAL 5 AND “FOR” PROPOSAL 6. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE. 1. Election of Directors: FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instruction below) NOMINEES: Class III O Dale Fuller O Jacques Kerrest O Michelle McKenna-Doyle Class I O Wesley Nichols O Paul Reilly Class II O William Livek O Brent Rosenthal O Bryan Wiener 2. To approve, on a non-binding advisory basis, the compensation paid to our named executive officers. FOR AGAINST ABSTAIN 3. To recommend, on a non-binding advisory basis, whether the advisory vote on executive compensation should occur every year, every two years or every three years. EVERY YEAR EVERY TWO YEARS EVERY THREE YEARS ABSTAIN INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: 4. To approve the comScore, Inc. 2018 Equity and Incentive Compensation Plan. FOR AGAINST ABSTAIN

5. TO APPROVE AN AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF THE COMPANY’S COMMON STOCK, PAR VALUE $0.001 PER SHARE, FROM 100,000,000 SHARES TO 150,000,000 SHARES. FOR AGAINST ABSTAIN 6. TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2018. FOR AGAINST ABSTAIN TO CHANGE THE ADDRESS ON YOUR ACCOUNT, PLEASE CHECK THE BOX AT RIGHT AND INDICATE YOUR NEW ADDRESS IN THE ADDRESS SPACE ABOVE. PLEASE NOTE THAT CHANGES TO THE REGISTERED NAME(S) ON THE ACCOUNT MAY NOT BE SUBMITTED VIA THIS METHOD. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN, IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE PROPOSALS HEREIN AND AS SAID PROXIES DEEM ADVISABLE IN THEIR DISCRETION ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR MAY OTHERWISE BE ALLOWED TO BE CONSIDERED AT THE MEETING. IN ORDER TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING OF STOCKHOLDERS, PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE. SIGNATURE OF STOCKHOLDER DATE: SIGNATURE OF STOCKHOLDER DATE: NOTE: PLEASE SIGN EXACTLY AS YOUR NAME OR NAMES APPEAR ON THIS PROXY. WHEN SHARES ARE HELD JOINTLY, EACH HOLDER SHOULD SIGN. WHEN SIGNING AS EXECUTOR, ADMINISTRATOR, ATTORNEY, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF THE SIGNER IS A CORPORATION, PLEASE SIGN FULL CORPORATE NAME BY DULY AUTHORIZED OFFICER, GIVING FULL TITLE AS SUCH. IF SIGNER IS A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.

annual meeting of stockholders of comscore, inc. MAY 30, 2018 GO GREEN E-CONSENT MAKES IT EASY TO GO PAPERLESS. WITH E-CONSENT, YOU CAN QUICKLY ACCESS YOUR PROXY MATERIAL, STATEMENTS AND OTHER ELIGIBLE DOCUMENTS ONLINE, WHILE REDUCING COSTS, CLUTTER AND PAPER WASTE. ENROLL TODAY VIA WWW.ASTFINANCIAL.COM TO ENJOY ONLINE ACCESS. NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS: THE NOTICE OF MEETING, PROXY STATEMENT AND PROXY CARD ARE AVAILABLE AT HTTP://WWW.ASTPROXYPORTAL.COM/25890 PLEASE SIGN, DATE AND MAIL YOUR PROXY CARD IN THE ENVELOPE PROVIDED AS SOON AS POSSIBLE. Â†“ PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. Â†“ THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL OF THE NOMINEES FOR PROPOSAL 1, “FOR” PROPOSAL 2, FOR A FREQUENCY OF “EVERY YEAR” FOR PROPOSAL 3, “FOR” PROPOSAL 4, “FOR” PROPOSAL 5 AND “FOR” PROPOSAL 6. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE. ☒ 1. Election of Directors: FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instruction below) NOMINEES: Class III O Dale Fuller O Jacques Kerrest O Michelle McKenna-Doyle Class I O Wesley Nichols O Paul Reilly Class II O William Livek O Brent Rosenthal O Bryan Wiener 2. To approve, on a non-binding advisory basis, the compensation paid to our named executive officers. FOR AGAINST ABSTAIN 3. To recommend, on a non-binding advisory basis, whether the advisory vote on executive compensation should occur every year, every two years or every three years. EVERY YEAR EVERY TWO YEARS EVERY THREE YEARS ABSTAIN INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: • 4. To approve the comScore, Inc. 2018 Equity and Incentive Compensation Plan. FOR AGAINST ABSTAIN 5. To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of the Company’s common stock, par value $0.001 per share, from 100,000,000 shares to 150,000,000 shares. FOR AGAINST ABSTAIN 6. To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018. FOR AGAINST ABSTAIN

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN, IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE PROPOSALS HEREIN AND AS SAID PROXIES DEEM ADVISABLE IN THEIR DISCRETION ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR MAY OTHERWISE BE ALLOWED TO BE CONSIDERED AT THE MEETING. IN ORDER TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING OF STOCKHOLDERS, PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF COMSCORE, INC. FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 30, 2018 The undersigned hereby appoints Gregory Fink and Carol DiBattiste, or either of them, proxies and attorneys-in-fact, each with full power of substitution and revocation to each, for and in the name of the undersigned with all the powers the undersigned would possess if personally present, to vote the shares of Common Stock of the Company of the undersigned as indicated on the proposals referred to on the reverse side hereof at the 2018 Annual Meeting of Stockholders to be held on May 30, 2018 at [•] ET at the Hyatt Regency Reston, located at 1800 Presidents Street, Reston, Virginia 20190, and at any adjournments or postponements thereof, and in their or his or her discretion upon any other matter which may properly come before said meeting. (Continued and to be signed on the reverse side.)